                          LOAN AND SECURITY AGREEMENT

                          Dated as of December 6, 1994

                              AMENDED AND RESTATED

                            as of September 29, 1995

                                     among

                            ROADMASTER CORPORATION,

                            ROADMASTER LEISURE INC.,

                         WILLOW HOSIERY COMPANY, INC.,

                             HUTCH SPORTS USA INC.,

                           NELSON/WEATHER-RITE, INC.

                                      and

                       ROADMASTER RECEIVABLES CORPORATION

                                as the Borrowers

                                      and

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 as the Lenders

                                      and

                       BANKAMERICA BUSINESS CREDIT, INC.

                                  as the Agent

                               TABLE OF CONTENTS

       Section                                                                                                       Page
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
                                                        ARTICLE 1
                                             INTERPRETATION OF THIS AGREEMENT

         1.1   Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2   Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         1.3   Other Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         1.4   Computation of Time Periods  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

                                                        ARTICLE 2
                                         LOANS, LETTERS OF CREDIT AND ACCEPTANCES

         2.1   Facility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         2.2   Revolving Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         2.3   Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         2.4   Disbursements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

                                                        ARTICLE 3
                                                    INTEREST AND FEES

         3.1   Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         3.2   Conversion or Continuation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         3.3   Special Provisions Governing LIBOR Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         3.4   Maximum Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         3.5   Closing Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         3.6   Letter of Credit Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         3.7   Unused Line Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         3.8   Audit Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         3.9   Collateral Management Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         3.10  Early Termination Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         3.11  Currency Conversion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

                                                        ARTICLE 4
                                                 PAYMENTS AND PREPAYMENTS

         4.1   Revolving Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         4.2   Termination of the Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         4.3   Place and Form of Payments; Extension of Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         4.4   Payments as Revolving Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         4.5   Apportionment, Application and Reversal of Payments  . . . . . . . . . . . . . . . . . . . . . . . . .  59
         4.6   Indemnity for Returned Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         4.7   Increased Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         4.8   Register; Agent's and Lenders' Books and Records; Monthly Statements . . . . . . . . . . . . . . . . .  61
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       Section                                                                                                       Page
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
                                                        ARTICLE 5
                                                        COLLATERAL

         5.1   Grant of Security Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         5.2   Perfection and Protection of Security Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         5.3   Location of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         5.4   Title to, Liens on, and Sale and Use of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         5.5   Appraisals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         5.6   Access and Examination; Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         5.7   Collateral Reporting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         5.8   Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         5.9   Collection of Accounts; Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         5.10  Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         5.11  Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         5.12  Assigned Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         5.13  Documents, Instruments, and Chattel Paper  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         5.14  Right to Cure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         5.15  Power of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         5.16  The Agent's and Lenders' Rights, Duties and Liabilities  . . . . . . . . . . . . . . . . . . . . . . .  75

                                                        ARTICLE 6
                                    BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

         6.1   Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         6.2   Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         6.3   Notices to the Agent and the Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79

                                                        ARTICLE 7
                                          GENERAL WARRANTIES AND REPRESENTATIONS

         7.1   Authorization, Validity, and Enforceability of this Agreement and the Loan Documents  . . . . . . . .   82
         7.2   Validity and Priority of Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
         7.3   Organization and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
         7.4   Corporate Name; Prior Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
         7.5   Subsidiaries and Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
         7.6   Financial Statements and Projections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
         7.7   Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
         7.8   Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
         7.9   Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
         7.10  Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
         7.11  Title to Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
         7.12  Real Estate; Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
         7.13  Proprietary Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
         7.14  Trade Names . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
         7.15  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
         7.16  Restrictive Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
         7.17  Labor Disputes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
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
       Section                                                                                                       Page
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
         7.18  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
         7.19  No Violation of Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
         7.20  No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
         7.21  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   88
         7.22  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
         7.23  Investment Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
         7.24  Margin Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
         7.25  Consummation of Exchanges and DP Asset Transfer . . . . . . . . . . . . . . . . . . . . . . . . . . .   91
         7.26  Broker's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
         7.27  No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
         7.28  Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
         7.29  Bank Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
         7.30  Eligibility of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92
         7.31  Public Utility Holding Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92

                                                        ARTICLE 8
                                            AFFIRMATIVE AND NEGATIVE COVENANTS

         8.1   Taxes and Other Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
         8.2   Corporate Existence and Good Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
         8.3   Compliance with Law and Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
         8.4   Maintenance of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
         8.5   Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
         8.6   Condemnation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   95
         8.7   Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   96
         8.8   ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   96
         8.9   Mergers, Consolidations or Sales  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
         8.10  Distributions; Capital Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
         8.11  Transactions Affecting Collateral or Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . .   97
         8.12  Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
         8.13  Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
         8.14  Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
         8.15  Payment of Debt to Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
         8.16  Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100
         8.17  Investment Banking and Finder's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100
         8.18  Business Conducted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100
         8.19  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100
         8.20  Sale and Leaseback Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  100
         8.21  New Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  101
         8.22  Restricted Investments; Permitted Acquisitions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  101
         8.23  Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  102
         8.24  Operating Lease Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  103
         8.25  Fixed Maturity Coverage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104
         8.26  RMC Debt Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106
         8.27  Adjusted Tangible Net Worth . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  106
         8.28  Current Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  107
         8.29  Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  108
         8.30  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  108
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
                                                        ARTICLE 9
                                                  CONDITIONS OF LENDING

         9.1  Conditions Precedent to Making of Loans on the Closing Date . . . . . . . . . . . . . . . . . . . . . . 108
         9.2  Conditions Precedent to Each Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109

                                                        ARTICLE 10
                                                    DEFAULT; REMEDIES

         10.1  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111
         10.2  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114

                                                        ARTICLE 11
                                                   TERM AND TERMINATION

         11.1  Term and Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116

                                                        ARTICLE 12
                               AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

         12.1  No Implied Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117
         12.2  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117
         12.3  Assignments; Participations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 118
         12.4  Binding Effect; Assignment; Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121

                                                        ARTICLE 13
                                                        THE AGENT

         13.1  Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 121
         13.2  Nature of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 122
         13.3  Rights, Exculpation, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 123
         13.4  Reliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124
         13.5  Indemnification of the Agent by the Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124
         13.6  Agent in Individual Capacity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 124
         13.7  Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 125
         13.8  Collateral Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 125
         13.9  Restrictions on Actions by Lenders; Sharing of Payments  . . . . . . . . . . . . . . . . . . . . . . . 126
         13.10 Agency for Perfection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
         13.11 Payments by Agent to Lenders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 127
         13.12 Concerning the Collateral and the Related Loan Documents . . . . . . . . . . . . . . . . . . . . . . . 128
         13.13 Field Audit Reports; Disclaimers by Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 128
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
       Section                                                                                                       Page
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
                                                        ARTICLE 14
                                                      MISCELLANEOUS

         14.1  Cumulative Remedies; No Prior Recourse to Collateral . . . . . . . . . . . . . . . . . . . . . . . . . 129
         14.2  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 129
         14.3  Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver  . . . . . . . . . . . . . . . . 129
         14.4  Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 131
         14.5  Other Security and Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 131
         14.6  Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 131
         14.7  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 132
         14.8  Indemnity of the Agent and the Lenders by the Borrowers  . . . . . . . . . . . . . . . . . . . . . . . 134
         14.9  Waiver of Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 135
         14.10 Final Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 135
         14.11 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 135
         14.12 Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 135
         14.13 Right of Set-Off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 135
         14.14 Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 136
         14.15 Joint and Several Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 137

                             EXHIBITS AND SCHEDULES


EXHIBIT A        -        Borrowing Base Certificate
EXHIBIT B-1      -        Financial Statements
EXHIBIT B-2      -        Latest Projections
EXHIBIT B-3      -        Form of Management Analysis
EXHIBIT C        -        Form of Free Quota Letter of Credit
EXHIBIT D-1      -        Revolving Loan Notice of Borrowing
EXHIBIT D-2      -        Capital Expenditure Loan Notice of Borrowing
EXHIBIT E        -        Notice of Conversion/Continuation
EXHIBIT F        -        Form of Capital Expenditure Loan Note
EXHIBIT G        -        List of Closing Documents
EXHIBIT H        -        Form of Assignment and Acceptance

SCHEDULE 2.3     -        Projected Cash Flow
SCHEDULE 2.5     -        Outstanding Letters of Credit
SCHEDULE 5.3     -        Locations of Collateral
SCHEDULE 5.12    -        Assigned Contracts
SCHEDULE 7.2     -        Permitted Liens
SCHEDULE 7.3     -        Good Standing Jurisdictions
SCHEDULE 7.4     -        Corporate Names; Trade Names
SCHEDULE 7.5     -        Affiliates
SCHEDULE 7.9     -        Indebtedness
SCHEDULE 7.12    -        Real Property and Leases; Permitted Sales
SCHEDULE 7.13    -        Proprietary Rights
SCHEDULE 7.15    -        Litigation
SCHEDULE 7.17    -        Labor Contracts and Disputes
SCHEDULE 7.18    -        Environmental Matters
SCHEDULE 7.21    -        Employee Benefit Plans
SCHEDULE 7.26    -        Investment Banking and Broker's Fees
SCHEDULE 7.29    -        Bank Accounts
SCHEDULE 8.12    -        Guaranty Obligations
SCHEDULE 12.3    -        Eligible Assignees

                 This LOAN AND SECURITY AGREEMENT is dated as of December 6, 1994 and amended and restated as of September 29, 1995 (this "Agreement"), among ROADMASTER CORPORATION, a Delaware corporation ("RMC"), with an office at Radio Tower Road and East Street, Olney, Illinois 62450, ROADMASTER LEISURE INC., a corporation incorporated under the laws of the province of Ontario, Canada ("RML"), with an office at 6040 Progress Street, Niagara Falls, Ontario, WILLOW HOSIERY COMPANY, INC., a New York corporation ("Willow"), with an office at 1835 Airport Exchange Boulevard, Erlanger, Kentucky 41018, HUTCH SPORTS USA INC., a Delaware corporation ("Hutch"), with an office at 1835 Airport Exchange Boulevard, Erlanger, Kentucky 41018, NELSON/WEATHER-RITE, INC., a Delaware corporation ("NWR"), with an office at 14760 Santa Fe Trail Drive, Lenexa, Kansas 66215-0488, and ROADMASTER RECEIVABLES CORPORATION, an Illinois corporation ("RRC"), with an office at Radio Tower Road and East Street, Olney, Illinois 62450 (RMC, RML, Willow, Hutch, NWR and RRC being sometimes hereinafter referred to collectively as the "Borrowers" and individually as a "Borrower"), the financial institutions named on the signature pages of this Agreement as "Lenders" (such financial institutions and their respective successors and assigns being sometimes hereinafter referred to collectively as the "Lenders" and each of such financial institutions and its successors and assigns being sometimes hereinafter referred to individually as a "Lender"), and BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation, as agent for the Lenders (in such capacity as agent, the "Agent"). In consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers, the Lenders and the Agent hereby agree as follows:

                                    RECITALS

                 A. The Borrowers, the Lenders and the Agent are parties to a certain Loan and Security Agreement dated as of December 6, 1994, as amended pursuant to a certain Amendment No. 1 dated as of February 3, 1995, Amendment No. 2 dated as of April 28, 1995, Amendment No. 3 dated as of May 31, 1995, Amendment No. 4 dated as of June 23, 1995, Amendment No. 5 dated as of July 14, 1995, and Amendment No. 6 dated as of August 2, 1995 (such Loan and Security Agreement, as so amended, being hereinafter referred to as the "Original Agreement"), providing for certain loans and other financial accommodations by the Lenders and the Agent to the Borrowers.

                 B. The Borrowers, the Lenders and the Agent have agreed to amend the Original Agreement in certain respects, and have agreed to execute and deliver this Agreement as a restatement of the Original Agreement, in order to incorporate the new amendments and all prior amendments into a single document.

                 C. It is the intent of the parties hereto that the execution and delivery of this Agreement, made for the purpose described in the immediately preceding Recital, not effectuate a novation of the indebtedness outstanding under the Original Agreement, but rather a substitution of certain of the terms governing the payment and performance of such indebtedness.

                                   ARTICLE 1

                        INTERPRETATION OF THIS AGREEMENT

                 1.1 Restatement and Amendment. The Borrowers, the Lenders and the Agent hereby agree that, effective upon the execution and delivery of this Agreement by each such party: (a) the terms and provisions of the Original Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement, and (b) the indebtedness evidenced by the Original Agreement shall be payable solely in accordance with the terms of this Agreement and any Loan Documents delivered pursuant hereto. The Borrowers agree that the Lenders and the Agent shall have no obligations under the Original Agreement, except to the extent that any obligations thereunder may be restated in this Agreement or the other Loan Documents. The Borrowers, the Lenders and the Agent agree that the execution and delivery of this Agreement shall not effectuate a novation of the indebtedness outstanding under the Original Agreement, but rather a substitution of certain of the terms governing the payment and performance of such indebtedness.

                 1.2  Definitions.  As used herein:

                 "Acceptance" has the meaning specified in Section 2.5.

                 "Acceptance Fee" has the meaning specified in Section 3.6.

                 "Accounts" means all of each Borrower's now owned or hereafter acquired or arising accounts, contract rights, and any other rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

                 "Account Debtor" means each Person obligated in any way on or in connection with an Account.

                 "Actava" means The Actava Group Inc., a Delaware corporation.

                 "Actava World Trade" means Actava World Trade Corporation, a Delaware corporation.

                 "Actava World Trade Guaranty" means that certain Guaranty dated as of December 6, 1994 executed by Actava World Trade in favor of the Agent guarantying the payment and performance of the Obligations, other than the Obligations owing by RRC.

                 "Adjusted Net Earnings from Operations" means, with respect to any fiscal period of a Borrower, such Borrower's combined net income after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, less any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital asset; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any corporation, substantially all the assets of which have been acquired by such Borrower in any manner, to the extent realized by such other corporation prior to the date of acquisition; (d) earnings of any business entity in which such Borrower has an ownership interest unless (and only to the extent) such earnings shall actually have been received by such Borrower in the form of cash distributions; (e) earnings of any Person to which assets of such Borrower shall have been sold, transferred or disposed of, or into which such Borrower shall have been merged, or which has been a party with such Borrower to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of any debt or equity securities of such Borrower or from cancellation or forgiveness of any Debt; and (g) gain arising from any extraordinary items, other than net operating loss offsets, as determined in accordance with GAAP, or from any other non-recurring transaction.

                 "Adjusted Tangible Assets" means all of a Borrower's assets, including all purchase accounting entries (provided, that noncash purchase accounting entries shall be excluded from the calculation of assets to the extent that such entries do not exceed (a) $5,000,000 in the case of RMC, $2,000,000 in the case of NWR, $1,000,000 in the case of Willow, or $1,000,000 in the case of Hutch, or (b) $6,000,000 in the aggregate for all of the Borrowers) but excluding (1) Intercompany Accounts, (2) investments in the Parent, (3) Restricted Investments, (4) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after the Restatement Closing Date, and (5) general intangibles, advances and receivables due from officers, directors, employees and stockholders, licenses, goodwill, prepaid expenses, covenants not to compete, franchise fees, organizational costs, research and development costs, financing and acquisition costs, deferred income tax receivables, long term trade receivables (whether or not converted to notes), and such similar items as may from time to time be determined in the reasonable discretion of the Lenders (including leasehold improvements net of depreciation and deposits to the extent such items are material and separately identified in the Financial Statements).

                 "Adjusted Tangible Net Worth" means, with respect to a Borrower, at any date: (a) the book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves as determined in accordance with GAAP) at which the Adjusted Tangible Assets of such Borrower would be shown on a balance sheet of such Borrower at such date prepared in accordance with GAAP less (b) the amount of Debt of such Borrower (excluding (1) in the case of RMC, the then outstanding principal amounts of the Subordinated Debt and the outstanding principal amount of Debt incurred under the Subordinated Revolver, and (2) Debt incurred and subordinated to the Obligations on a basis satisfactory in form and substance to the Agent and the Lenders); provided that Adjusted Tangible Net Worth shall be calculated, (A) with respect to RMC and Hutch, without giving effect to the Distributions, if any, by Hutch, and simultaneous capital contributions by the Parent to RMC, permitted pursuant to clause (2)(B) of the second sentence of Section 8.10, and
(B) with respect to each Borrower, without giving effect to the payment of closing fees, legal expenses and associated costs incurred by such Borrower in connection with the initial closing of the transactions described in this Agreement or payments made to employees pursuant to severance packages in effect on the date of this Agreement.

                 "Affiliate" means: (a) any Person which, directly or indirectly, controls, is controlled by or is under common control with, any Borrower; (b) any Person which beneficially owns or holds, directly or indirectly, five percent (5.0%) or more of any class of Voting Stock of any Borrower; or (c) any Person, five percent (5.0%) or more of any class of the Voting Stock (or if such Person is not a corporation, five percent (5.0%) or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by any Borrower. Control (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used herein, means the possession, directly or indirectly, of the power in any form to direct or cause the direction of the management and policies of the Person in question.

                 "Agent" means BankAmerica Business Credit, Inc., in its capacity as agent for the Lenders, and shall include any successor Agent appointed pursuant to Section 13.7.

                 "Agent Advances" has the meaning specified in Section 2.4(h).

                 "Agent's Liens" means the Liens granted to the Agent, for the ratable benefit of the Secured Creditors, pursuant to this Agreement and the other Loan Documents.

                 "Aggregate Revolver Outstandings" means, at any time: (a) with respect to any Borrower other than NWR, the sum of

(1) the unpaid balance of Revolving Loans to such Borrower, (2) the aggregate amount of Pending Revolving Loans to such Borrower, (3) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit issued for the account of such Borrower, (4) the aggregate amount of any unpaid reimbursement obligations in respect of the Letters of Credit issued for the account of such Borrower, and (5) the aggregate face amount of all outstanding Acceptances created for the account of such Borrower; (b) with respect to NWR, the sum of (1) the unpaid balance of Revolving Loans to NWR,
(2) the aggregate amount of Pending Revolving Loans to NWR, (3) one hundred percent (100%) of the aggregate undrawn face amount of (A) all outstanding Letters of Credit (other than Free Quota Letters of Credit) issued for the account of NWR, and (B) all then outstanding Free Quota Letters of Credit that have been outstanding for a period greater than ninety (90) days, (4) the aggregate amount of any unpaid reimbursement obligations in respect of the Letters of Credit issued for the account of NWR, and (5) the aggregate face amount of all outstanding Acceptances created for the account of NWR; and (c) with respect to all of the Borrowers, the sum of Aggregate Revolver Outstandings to or for the account of each Borrower at such time.

                 "Agreement and Plan of Reorganization" means that certain Agreement and Plan of Reorganization dated as of July 20, 1994 among Actava, DP, Hutch, NWR, Willow and the Parent, as amended, modified or supplemented from time to time.

                 "American Playworld Purchase Agreement" means that certain Asset Purchase Agreement dated February 28, 1994 between the Parent and American Playworld, Inc., as amended, modified or supplemented from time to time.

                 "Anniversary Date" means each anniversary of the Restatement Closing Date.

                 "Assigned Contracts" means, collectively, all of each Borrower's rights and remedies under, and all moneys and claims for money due or to become due to such Borrower under, the Flexible Flyer Purchase Agreement, the American Playworld Purchase Agreement, the Agreement and Plan of Reorganization, the MZH Purchase Agreement, the Receivables Purchase Agreement and the other agreements listed on Schedule 5.12, and any and all amendments, supplements, extensions, and renewals thereof including, without limitation, all rights and claims of such Borrower now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with the foregoing agreements; (b) for any damages arising out of or for breach or default under or in connection with the foregoing agreements; (c) to all other amounts from time to time paid or payable under or in connection with the foregoing agreements; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

                 "Assignment Agreements" means, collectively, those certain three (3) Assignments of Representations, Warranties and Covenants dated as of December 6, 1994 executed by the Parent or RMC, as the case may be, in favor of the Agent, in connection with the Agreement and Plan of Reorganization, Flexible Flyer Purchase Agreement and MZH Purchase Agreement, respectively.

                 "Assignment and Acceptance" has the meaning specified in
Section 12.3(a).

                 "Availability" means, at any time, (a) the Maximum Revolver Amount at such time minus (b) the Aggregate Revolver Outstandings to or for the accounts of all of the Borrowers at such time. In determining pursuant to Sections 2.2, 2.4(g) or 2.4(h) whether Revolving Loans to be made on any date would exceed Availability on such date, such proposed Revolving Loans shall be counted as either Revolving Loans or Pending Revolving Loans for purposes of calculating Availability on such date, but shall not be counted as both Revolving Loans and Pending Revolving Loans.

                 "BABC" means BankAmerica Business Credit, Inc., a Delaware corporation.

  "BABC Loan" and "BABC Loans" have the meanings specified in Section 2.4(g).

                 "Bank of America" means Bank of America National Trust and Savings Association, a national banking association, or any successor entity thereto.

                 "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.).

                 "Base LIBO Rate" means, for any Interest Period, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of one-sixteenth of one percent (0.0625%) per annum, if such average is not such a multiple) of the rate per annum at which deposits in Dollars are offered by the principal office of Bank of America in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period in an amount substantially equal to the LIBOR Loans requested for such Interest Period and for a period equal to such Interest Period.

                 "Benefit Plan" means a defined benefit plan as defined in
Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which any Borrower or an ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA.

                 "Borrowing" means a borrowing consisting of either Revolving Loans or Capital Expenditure Loans made on the same day by the Lenders (or by BABC in the case of a Borrowing funded by BABC Loans) or by the Agent in the case of a Borrowing consisting of an Agent Advance.

                 "Borrowing Base" means, at any time, the sum of (a) eighty-five percent (85%) of the Net Amount of Eligible Accounts at such time plus (b) an amount equal to the least of (1) $150,000,000, (2) (A) sixty percent (60%) of the value of Eligible Inventory at such time plus (B) the sum of each Seasonal Inventory Advance Amount in effect at such time, and (3) fifty-five percent (55%) of the amount of the Revolver Facility at such time.

                 "Borrowing Base Certificate" means a certificate of the chief financial officers or treasurers of the Borrowers substantially in the form of Exhibit A (or another form mutually acceptable to the Agent and the Borrowers) setting forth calculations of the Borrowing Base and the Individual Borrowing Bases, including a calculation of each component thereof, all in such detail as shall be satisfactory to the Agent.

                 "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in the State of Illinois are required or permitted to close, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBO Rate or LIBOR Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading is carried on by and between banks in the London interbank market.

                 "Canadian Taxes" has the meaning specified in Section
3.1(c)(1).

                 "Capital Expenditure Availability" means, at any time, $15,000,000 minus the sum of the aggregate original principal amounts of all Capital Expenditure Loans made on or after the Restatement Closing Date.

                 "Capital Expenditure Facility" means the Lender's agreement to provide Capital Expenditure Loans in an aggregate amount up to $15,000,000, as set forth in Section 2.3.

                 "Capital Expenditure Loan Equipment" means any Equipment which shall serve as the basis on which any Capital Expenditure Loans shall be made.

                 "Capital Expenditure Loan Note" has the meaning specified in
Section 4.2.

                 "Capital Expenditure Loans" has the meaning specified in
Section 2.3.

                 "Capital Expenditure Loan Notice of Borrowing" has the meaning specified in Section 2.4(a)(2).

                 "Capital Expenditure Subline" means (a) with respect to RMC, the lesser of (1) $12,500,000 and (2) seventy five percent (75%) of the Eligible Capital Expenditures made by RMC; (b) with respect to NWR, the lesser of (1) $1,500,000 and (2) seventy five percent of the Eligible Capital Expenditures made by NWR; (c) with respect to each of Willow and Hutch, the lesser of (1) $1,000,000 and (2) seventy five percent (75%) of the Eligible Capital Expenditures made by such Borrower; and (d) with respect to RML, the lesser of (1) $500,000 and (2) seventy five percent (75%) of the Eligible Capital Expenditures made by RML.

                 "Capital Expenditures" means all payments due (whether or not paid) during a fiscal period in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which have a useful life of more than one year, including, without limitation, those arising in connection with the direct or indirect acquisition of such assets by way of increased product or service charges or offset items or in connection with Capital Leases.

                 "Capital Lease" means any lease of property by any Borrower that, in accordance with GAAP, should be reflected as a liability on the balance sheet of such Borrower.

                 "Closing Fee" has the meaning specified in Section 3.7.

                 "Code" means the Internal Revenue Code of 1986, as amended from time to time, any successor statute, and the rules and regulations promulgated thereunder.

                 "Collateral" has the meaning specified in Section 5.1.

                 "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on the signature pages of this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 12.3, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 12.3, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

                 "Contaminant" means any pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any hazardous or toxic constituent of any such substance or waste.

                 "Currency Hedging Contracts" means currency hedging agreements, currency hedging swap agreements, currency hedging collar agreements, options on any of the foregoing, or any other agreements or arrangements designed to provide protection against fluctuations in exchange rates with respect to currency, entered into between RMC or RML and Bank of America.

                 "Currency Hedging Contract Exposure" means, with respect to each Currency Hedging Contract, an amount equal to the product of the maximum obligation of RMC or RML under such Currency Hedging Contract multiplied by a percentage determined by Bank of America which percentage shall be comparable to the percentages determined by Bank of America to apply to contracts of like kind and term entered into by Bank of America.

                 "Currency Hedging Contract Reserve" has the meaning specified in Section 2.6(b).

                 "Debt" means all liabilities, obligations and indebtedness of each Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise. Without in any way limiting the generality of the foregoing, Debt shall specifically include the following: (a) each Borrower's liabilities and obligations to trade creditors; (b) all Obligations; (c) the Subordinated Debt, indebtedness incurred under the Subordinated Revolver, and indebtedness in the principal amount of $6,000,000 evidenced by a certain Fourth Subordinated Term Note dated November 30, 1993 executed by RMC in favor of the Parent; (d) indebtedness evidenced by the DP Note; (e) the UDAG Debt, the Wisconsin Department of Development Debt, the Opelika Debt and the Olney Trust Bank Debt;
(f) all of each Borrower's obligations for borrowed money; (g) all obligations and liabilities of any Person secured by any Lien on any Borrower's property, even though such Borrower shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the value of such property as would be shown on a balance sheet of such Borrower prepared in accordance with GAAP; (h) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement other than a true lease, with respect to property used or acquired by any Borrower, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the value of such property as shown on a balance sheet of such Borrower prepared in accordance with GAAP; (i) all accrued pension fund and other employee benefit plan obligations and liabilities of such Borrower; (j) all obligations and liabilities of such Borrower under Guaranties; and (k) deferred taxes of such Borrower.

                 "Default" means any event or condition which would constitute an Event of Default if any requirement in connection therewith for the giving of notice or the lapse of time, or both, had been satisfied.

                 "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus
(b) two percent (2.00%). Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate.

                 "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; (b) the redemption or other acquisition of any capital stock (or any options or warrants for such stock) of such corporation; or (c) the payment of any amount or other distribution of property to or for the benefit of any of its shareholders.

                 "Diversified Trucking" means Diversified Trucking Corp., an Alabama corporation.

                 "Diversified Trucking Guaranty" means that certain Guaranty and Security Agreement dated as of December 6, 1994 executed by Diversified Trucking in favor of the Agent guarantying the payment and performance of the Obligations, other than the Obligations owing by RRC, and granting to the Agent a security interest in certain of its personal property as security therefor.

                 "DOL" means the United States Department of Labor or any successor department or agency.

                 "Dollar" and "$" means dollars in the lawful currency of the United States.

                 "DP" means Diversified Products Corporation, an Alabama corporation.

                 "DP Asset Transfer" means the transfer by DP to RMC on December 6, 1994 of substantially all of DP's personal property, other than certain general intangibles, in exchange for the DP Note.

                 "DP Guaranty" means that certain Guaranty and Security Agreement dated as of December 6, 1994 executed by DP in favor of the Agent guarantying the payment and performance of the Obligations, other than the Obligations owing by RRC, and granting to the Agent a security interest in certain of its personal property as security therefor.

                 "DP Note" means that certain non-interest bearing promissory note dated as of December 6, 1994 in the principal amount of $58,100,000 executed by RMC and payable to DP.

                 "DP Pledge" means that certain Pledge Agreement dated as of December 6, 1994 executed by DP in favor of the Agent pledging the DP Note as security for DP's obligations under the DP Guaranty and the payment and performance of the Obligations, other than the Obligations owing by RRC.

                 "DP Subordination Agreement" means that certain Subordination Agreement dated as of December 6, 1994 between DP and the Agent with respect to that certain Debt evidenced by the DP Note, as amended from time to time.

                 "Eligible Accounts" means those Accounts which are not ineligible as the basis for Revolving Loans, based on the following criteria (such criteria not to be amended or waived without the consent of the Majority Lenders) and on such other criteria as the Agent may from time to time establish in its sole credit judgment. Without intending to limit the Agent's discretion (which discretion shall be exercised following the Agent's reasonable attempts to consult with the Lenders thereon) to establish other criteria of eligibility, Eligible Accounts shall not include any Account:

                 (a) which has a due date sixty (60) days or less from the date of the original invoice therefor and which is outstanding more than ninety (90) days after the original invoice date;

                 (b) which has a due date more than sixty (60) days from the date of the original invoice therefor (a "Dated Account") and which is
         (1) outstanding more than one hundred fifty (150) days after the original invoice date or (2) more than thirty (30) days past due;

                 (c) owing by any Account Debtor, if fifty percent (50%) or more of all Accounts owing by such Account

         Debtor are ineligible by reason of any of the criteria set forth in clauses (a) or (b) above;

                 (d) with respect to which any of the representations, warranties, covenants, and agreements contained in this Agreement are not or have ceased to be complete and correct or have been breached;

                 (e) with respect to which, in whole or in part, a check or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

                 (f) which represents a progress billing or as to which the applicable Borrower has extended the time for payment without the consent of the Agent; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the applicable Borrower's completion of any further performance under the contract or agreement;

                 (g) as to which any one or more of the following events has occurred with respect to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States, any foreign jurisdiction or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or substantially all of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

                 (h) if the aggregate Dollar amount of all Accounts owed by the Account Debtor thereon exceeds a credit limit determined by the Agent in its sole reasonable credit judgment, but only to the extent such Account exceeds such limit;

                 (i) owed by an Account Debtor which: (1) does not maintain its chief executive office in the United States or Canada; or (2) is the government of any foreign country or sovereign state, province, or of any state, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by letter of credit or acceptance terms acceptable to the Agent, any such instrument having been assigned, upon the Agent's request, to the Agent pursuant to documentation satisfactory to the Agent;

                 (j) owed by an Account Debtor which is an Affiliate or employee of the applicable Borrower;

                 (k) except as provided in (n) below, as to which the perfection of the Lien in such Account is governed by any federal, state, local or foreign statutory requirements other than those of the UCC or the PPSA;

                 (l) as to which the Lien in such Account is not valid or enforceable or as to which the Agent does not have the right or ability to obtain direct payment to the Agent of the proceeds of such Account;

                 (m) which is owed by an Account Debtor to which the applicable Borrower is indebted in any way, or which is subject to any right of setoff by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, dispute, or claim;

                 (n) which are owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the applicable Borrower has assigned its right to payment of such Account to the Agent in accordance with the Federal Assignment of Claims Act of 1940, as amended, and any other steps necessary to perfect the Lien of the Agent have been taken to the Agent's satisfaction with respect to such Account;

                 (o) which is owed by any state, municipality or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Agent determines that its Lien therein is not or cannot be perfected or the applicable Borrower's right to payment thereunder has not been assigned to the Agent in compliance with any applicable law or regulation of such state, municipality or other political subdivision;

                 (p) which arises out of a sale to an Account Debtor on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

                 (q) which is evidenced by a promissory note or other instrument or by chattel paper or which has been reduced to judgment;

                 (r) the goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Accounts have not been performed by the applicable Borrower and accepted by the Account Debtor;

                 (s) the goods giving rise to such Account have been returned by the Account Debtor, to the extent of such returned goods;

                 (t) if the Agent believes in its reasonable credit judgment that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

                 (u) which is owed by an Account Debtor which the Agent, in its reasonable credit judgment, otherwise deems to be uncreditworthy;

                 (v) which is evidenced by a debit memo, to the extent of such debit memo; provided, that prior to the Triggering Date, only debit memos equal to or exceeding $5000.00 shall be covered by this clause
         (v); or

                 (w) with respect to which the Account Debtor is located in any State requiring filing of a Notice of Business Activities Report or similar report in order to permit the applicable Borrower to seek judicial enforcement in such State of payment of such Account, unless the applicable Borrower has qualified to do business in such State or has filed a Notice of

         Business Activities Report or similar report with the appropriate State agency for the then current year.

Whenever in this definition of "Eligible Accounts" a reference is made to "the applicable Borrower", such reference, in the case of Accounts of RRC, shall be a reference to RMC, Hutch, NWR, Willow, as applicable, and/or RRC.

                 "Eligible Capital Expenditures" means, with respect to RMC, NWR, Hutch, Willow and RML, the actual, out-of-pocket invoice cost (not to include installation charges or other charges not comprising the pre-installation purchase price of such Equipment) of Equipment (other than tools, dies, furniture, furnishings, Equipment leased by such Borrower, data processing software and Equipment to be attached to existing Equipment) purchased by such Borrower on or after the Restatement Closing Date which the Agent shall determine, in its reasonable discretion, to be eligible as the basis on which Capital Expenditure Loans may be made hereunder; provided, that any such purchase shall be permitted by the terms of Section 8.23.

                 "Eligible Inventory" means Inventory that constitutes raw materials or first quality finished goods, and: (a) that is not, in the Agent's reasonable judgment, obsolete, slow-moving or unmerchantable; (b) upon which the Agent has a first priority perfected security interest; and (c) that the Agent otherwise deems eligible as the basis for Revolving Loans based on such other credit and collateral considerations as the Agent may from time to time establish in its sole credit judgment. Without intending to limit the Agent's discretion to establish other criteria of eligibility (the following criteria not to be amended or waived without the consent of the Majority Lenders), no work-in-process, spare parts, packaging and shipping material, supplies, bill and hold inventory, returned Inventory (unless and until the related Account shall have been reduced with respect to such returned Inventory), defective Inventory, Inventory used for display or located in a showroom, Inventory located outside of the United States or Canada, or on premises at locations not permitted pursuant to this Agreement, or Inventory delivered to a Borrower on consignment shall constitute Eligible Inventory; provided, that Inventory which is in-transit (1) to a Borrower, the purchase of which Inventory was financed by a Letter of Credit, or (2) shipped to RMC from Asia on an "open account" basis, shall constitute Eligible Inventory so long as
(A) all of the other above-stated criteria with respect to eligibility are satisfied, (B) at the Agent's election prior to the occurrence of an Event of Default, and at all times upon and after the occurrence of an Event of Default, all documents of title with respect to such Inventory (other than such documents of title with respect to Shimano, prior to the Triggering Date, for Inventory that has been paid for in full in advance) shall have been delivered to the custody of the Agent or its designee and shall have been duly negotiated to the Agent in a manner satisfactory to the Agent, or the Agent shall have been named as consignee with respect thereto, and (C) such Inventory is insured in a manner satisfactory to the Agent and naming the Agent as loss payee.

             "Environmental Compliance Reserve" means any reserves which the Agent from time to time establishes for amounts that are required to be expended in order for the Borrowers and their respective operations and property to comply with Environmental Laws or in order to correct any violation by any Borrower or its operations or property of Environmental Laws.

             "Environmental Laws" means all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidance, orders and consent decrees or other binding determination of any Public Authority relating to health, safety, hazardous substances, and environmental matters applicable to any Borrower's business and facilities (whether or not owned by such Borrower). Such laws and regulations include, but are not limited to, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section  9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq., as amended; the Clean Water Act, 42 U.S.C. Section 466 et seq., as amended; the Clean Air Act, 46 U.S.C. Section
 7401 et seq., as amended; state and federal lien and environmental cleanup programs; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; and U.S. Department of Transportation regulations, each as from time to time hereafter in effect.

                 "Environmental Lien" means a Lien in favor of any Public Authority for (a) any liability under any Environmental Laws, or (b) damages arising from, or costs incurred by such Public Authority in response to, a Release or threatened Release of a Contaminant into the environment.

                 "Environmental Property Transfer Act" means any applicable requirement of law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any property or the transfer, sale or lease of any property or deed or title for any property for environmental reasons, including, but not limited to, any so-called "Environmental Cleanup Responsibility Acts" or "Responsible Property Transfer Acts."

                 "Equipment" means all of each Borrower's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including, without limitation, data processing hardware and software, motor vehicles, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by such Borrower and all of such Borrower's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                 "ERISA Affiliate" means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Borrower; (b) a partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with any Borrower; or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as any Borrower, any corporation described in clause (a) above or any partnership, trade or business described in clause (b) above.

                 "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

                 "Event of Default" has the meaning specified in Section 10.1.

                 "Exchanges" means the transfer by Actava of one hundred percent (100.0%) of the capital stock of each of DP, Hutch, NWR and Willow to the Parent, in exchange for 19,169,000 shares of the common stock of the Parent, effectuated by and between Actava and the Parent as of December 6, 1994 pursuant to the Agreement and Plan of Reorganization.

                 "FDIC" means the Federal Deposit Insurance Corporation.

                 "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected in good faith by the Agent.

                 "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

                 "Financial Statements" means, according to the context in which it is used, the financial statements attached hereto as Exhibit B-1 or any financial statements required to be given to the Lenders pursuant to Sections 6.2(a) and (b), or any combination thereof.

                 "Fiscal Year" means the Borrowers' fiscal years for financial accounting purposes, each of which is a year of twelve (12) fiscal months commencing on January 1 and ending on December 31 of each year. Each week commencing with January 1 will be a partial week unless January 1 occurs on a Sunday, and each week ending on December 31 will be a partial week unless December 31 occurs on a Saturday. A fiscal quarter consists of two fiscal months of four weeks each and one fiscal month of five weeks.

                 "Flexible Flyer" means Flexible Flyer Industries, Inc., a Delaware corporation, formerly known as Flexible Flyer Acquisition Corp., which merged with and into RMC pursuant to the Flexible Flyer Merger.

                 "Flexible Flyer Merger" means the merger of Flexible Flyer with and into RMC on January 31, 1994, with RMC being the surviving corporation of such merger.

                 "Flexible Flyer Purchase Agreement" means that certain Asset Purchase Agreement dated June 25, 1993 between the Parent and Par, as amended, modified or supplemented from time to time.

                 "Free Quota Letter of Credit" means a Letter of Credit substantially in the form of Exhibit C, issued for the account of NWR, and providing as a condition to any drawing thereon, among other such conditions, that a Senior Vice President of BABC approve in writing the underlying purchase order, such approval not to be unreasonably withheld if (a) the amount of such drawing would not exceed Availability, or Individual Availability with respect to NWR, at the time of such drawing, and (b) such Availability or Individual Availability shall be sufficient to enable NWR to maintain its business going forward; provided, however, that in the event that any such approval shall be granted, such Letter of Credit shall cease to be a Free Quota Letter of Credit.

                 "Funding Date" means the date any Loans (including BABC Loans and Agent Advances) are to be made hereunder.

                 "GAAP" means at any particular time generally accepted accounting principles as in effect at such time, consistently applied; provided, that with respect to the computation of the financial covenants set forth in Sections 8.23 through 8.27, "GAAP" means at any particular time generally accepted accounting principles as in effect on the Restatement Closing Date, consistently applied.

                 "General Intangibles" means all of each Borrower's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of such Borrower of every kind and nature (other than Accounts), including, without limitation, all Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to such Borrower in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to such Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which such Borrower is beneficiary, and any letter of credit, guarantee, claim, security interest or other security held by or granted to such Borrower to secure payment by an account debtor of any of the Accounts.

                 "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other similar obligation of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity Securities or other property or services.

                 "Hamilton Lamp" means Hamilton Lamp Corporation, a Delaware corporation which merged with and into RMC pursuant to the Hamilton Lamp Merger.

                 "Hamilton Lamp Merger" means the merger of Hamilton Lamp with and into RMC on February 28, 1994, with RMC being the surviving corporation of such merger.

                 "Hutch" means Hutch Sports USA Inc., a Delaware corporation, and one of the Borrowers hereunder.

                 "Hutch Pledge" means that certain Pledge Agreement dated as of December 6, 1994 executed by Hutch in favor of the Agent pledging all of its capital stock of T.Q., Inc., a Kentucky corporation, now owned or hereafter acquired by Hutch as security for the payment and performance of the Obligations, other than the Obligations owing by RRC.

                 "Individual Availability" means, at any time with respect to any Borrower, (a) the Individual Maximum Revolver Amount with respect to such Borrower at such time minus (b) the Aggregate Revolver Outstandings to or for the account of such Borrower at such time.

                 "Individual Borrowing Base" means

                 (a) at any time with respect to RMC, the sum of (1) eighty-five percent (85%) of the Net Amount of Eligible Accounts of RMC at such time plus (2) an amount equal to the lesser of (A) $100,000,000, and (B) (i) sixty percent (60%) of the value of Eligible Inventory of RMC at such time plus (ii) for two (2) two-consecutive-month periods during each twelve-month period (including, in any twelve-month period that includes August 1995 and September 1995, such two-consecutive-month period selected by RMC pursuant to the Original Agreement), each selected by RMC by giving twenty (20) days' prior written notice of such selection to the Agent, the Seasonal Inventory Advance Amount for RMC at such time;

                 (b) at any time with respect to RML, the sum of (1) eighty-five percent (85%) of the Net Amount of Eligible Accounts of RML at such time plus (2) an amount equal to the lesser of (A) $7,500,000, and (B) (i) sixty percent (60%) of the value of Eligible Inventory of RML at such time plus (ii) for two (2) two-consecutive-month periods during each twelve-month period (including, in any twelve-month period that includes August 1995 and September 1995, such two-consecutive-month period selected by RML pursuant to the Original Agreement), each selected by RML by giving twenty (20) days' prior written notice of such selection to the Agent, the Seasonal Inventory Advance Amount for RML at such time;

                 (c) at any time with respect to Willow, the sum of (1) eighty-five percent (85%) of the Net Amount of Eligible Accounts of Willow at such time plus (2) an amount equal to the lesser of (A) $10,000,000, and (B) (i) sixty percent (60%) of the value of Eligible Inventory of Willow at such time plus (ii) for two (2) two-consecutive-month periods during each twelve-month period (including, in any twelve-month period that includes August 1995 and September 1995, such two-consecutive-month period selected by Willow pursuant to the Original Agreement), each selected by Willow by giving twenty (20) days' prior written notice of such selection to the Agent, the Seasonal Inventory Advance Amount for Willow at such time;

                 (d) at any time with respect to Hutch, the sum of (1) eighty-five percent (85%) of the Net Amount of Eligible Accounts of Hutch at such time, and (2) an amount equal to the lesser of (A) $10,000,000, and (B) (i) sixty percent (60%) of the value of Eligible Inventory of Hutch at such time plus (ii) for two (2) two-consecutive-month periods during each twelve-month period (including, in any twelve-month period that includes August 1995 and September 1995, such two-consecutive-month period selected by Hutch pursuant to the Original Agreement), each selected by Hutch by giving twenty (20) days' prior written notice of such selection to the Agent, the Seasonal Inventory Advance Amount for Hutch at such time;

                 (e) at any time with respect to NWR, the sum of (1) eighty-five percent (85%) of the Net Amount of Eligible Accounts of NWR at such time, and (2) an amount equal to the lesser of (A) $30,000,000, and (B) (i) sixty percent (60%) of the value of Eligible Inventory of NWR at such time plus (ii) for two (2) two-consecutive-month periods during each twelve-month period (including, in any twelve-month period that includes August 1995 and September 1995, such two-consecutive-month period selected by NWR pursuant to the Original Agreement), each selected by NWR by giving twenty (20) days' prior written notice of such selection to the Agent, the Seasonal Inventory Advance Amount for NWR at such time; and

                 (f) with respect to RRC, eighty-five percent (85%) of the Net Amount of Eligible Accounts of RRC.

                 "Individual Capital Expenditure Availability" means, at any time, with respect to any Borrower, the Capital Expenditure Subline for such Borrower minus the sum of the aggregate original principal amounts of all Capital Expenditure Loans made to such Borrower on or after the Restatement Closing Date.

                 "Individual Maximum Revolver Amount" means

                 (a) at any time with respect to RMC (1) the lesser of (A) $150,000,000; or (B) the Individual Borrowing Base at such time with respect to RMC; minus (2) the sum of (i) the Seasonal Reserve then in effect; (ii) the Interest Rate Contract Reserve then in effect; (iii) the Currency Hedging

         Contract Reserve then in effect with respect to RMC; (iv) reserves for accrued interest on the Obligations owing by RMC; and (v) all other reserves which the Agent deems necessary or desirable to maintain with respect to RMC's account, including, without limitation, any Environmental Compliance Reserve with respect to RMC and reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of RMC;

                 (b) at any time with respect to RML (1) the lesser of (A) $15,000,000; or (B) the Individual Borrowing Base at such time with respect to RML; minus (2) the sum of (i) the Currency Hedging Contract Reserve then in effect with respect to RML; (ii) reserves for accrued interest on the Obligations owing by RML; and (iii) all other reserves which the Agent deems necessary or desirable to maintain with respect to RML's account, including, without limitation, any Environmental Compliance Reserve with respect to RML and reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of RML;

                 (c) at any time with respect to Willow (1) the lesser of (A) $15,000,000; or (B) the Individual Borrowing Base at such time with respect to Willow; minus (2) the sum of (i) reserves for accrued interest on the Obligations owing by Willow; and (ii) all other reserves which the Agent deems necessary or desirable to maintain with respect to Willow's account, including, without limitation, any Environmental Compliance Reserve with respect to Willow and reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of Willow;

                 (d) at any time with respect to Hutch (1) the lesser of (A) $20,000,000; or (B) the Individual Borrowing Base at such time with respect to Hutch; minus (2) the sum of (i) reserves for accrued interest on the Obligations owing by Hutch; and (ii) all other reserves which the Agent deems necessary or desirable to maintain with respect to Hutch's account, including, without limitation, any Environmental Compliance Reserve with respect to Hutch and reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of Hutch;

                 (e) at any time with respect to NWR (1) the lesser of (A) $50,000,000; or (B) the Individual Borrowing Base at such time with respect to NWR; minus (2) the sum of (i) reserves for accrued interest on the Obligations owing by NWR; and (ii) all other reserves which the Agent deems necessary or desirable to maintain with respect to NWR's account, including, without limitation, any Environmental Compliance Reserve with respect to NWR and reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of NWR; and

                 (f) at any time with respect to RRC (1) the lesser of (A) $85,000,000; or (B) the Individual Borrowing Base at such time with respect to RRC; minus (2) the sum of (i) reserves for accrued interest on the Obligations owing by RRC; and (ii) all other reserves which the Agent deems necessary or desirable to maintain with respect to RRC's account, including, without limitation, any Environmental Compliance Reserve with respect to RRC and reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of RRC.

                 "Intercompany Accounts" means, as the context indicates, all assets, however arising, consisting of amounts which are due to any Borrower from any Affiliate, or liabilities, however arising, which are due from any Borrower to any Affiliate.

                 "Interest Period" means, with respect to each LIBOR Loan, the interest period applicable to such LIBOR Loan as determined pursuant to Section 3.3(b).

                 "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 3.1.

                 "Interest Rate Contracts" means interest rate cap agreements, interest rate swap agreements, interest rate collar agreements, options on any of the foregoing, or any other agreements or arrangements designed to provide protection against fluctuations in interest rates, entered into between RMC and Bank of America.

                 "Interest Rate Contract Exposure" means, with respect to each Interest Rate Contract, an amount equal to the product of the maximum obligation of RMC under such Interest Rate Contract multiplied by a percentage determined by Bank of America which percentage shall be comparable to the percentages determined by Bank of America to apply to contracts of like kind and term entered into by Bank of America.

   "Interest Rate Contract Reserve" has the meaning specified in Section 2.6.

                 "International" means International Sports and Fitness, Inc., a Delaware corporation, and owner of one hundred percent (100.0%) of the issued and outstanding capital stock of RML.

                 "International Guaranty" means that certain Guaranty dated as of December 6, 1994 executed by International in favor of the Agent guarantying the payment and performance of the Obligations, other than the Obligations owing by RRC.

                 "International Pledge" means that certain Pledge Agreement dated as of December 6, 1994 executed by International in favor of the Agent pledging one hundred percent (100.0%) of the issued and outstanding capital stock of RML now owned or hereafter acquired by International as security for International's obligations under the International Guaranty and the payment and performance of the Obligations, other than the Obligations owing by RRC.

                 "Inventory" means all of each Borrower's now owned and hereafter acquired inventory, goods, merchandise, and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, including, without limitation, all returned goods, raw materials, work-in-process inventory, finished goods and other materials and supplies of any kind, nature or description which are or might be consumed in such Borrower's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

                 "IRS" means the Internal Revenue Service or any successor agency.

                 "ITA" means the Income Tax Act (Canada) and Regulations, as amended, and any successor statute.

                 "Latest Projections" means: (a) on the Restatement Closing Date and thereafter until the Lenders receive new projections pursuant to
Section 6.2(e), the projections of the Borrowers' individual and combined monthly balance sheets, income statements and cash flows through December 31, 1997, and Availability and Individual Availability for each Borrower through December 31, 1997, attached hereto as Exhibit B-2; and (b) thereafter, the projections most recently received by the Lenders pursuant to Section 6.2(e).

                 "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof.

                 "Letter of Credit" has the meaning specified in Section 2.5, and shall include any Free Quota Letter of Credit.

                 "Letter of Credit Fee" has the meaning specified in Section
3.5.

                 "LIBO Rate" means, for any Interest Period, a per annum interest rate equal to the sum of (a) the Base LIBO Rate for such Interest Period, plus (b) the remainder obtained by subtracting

(i) the Base LIBO Rate for such Interest Period from (ii) the rate obtained by dividing such Base LIBO Rate by the percentage equal to one hundred percent (100%) minus the LIBOR Reserve Percentage for such Interest Period.

                 "LIBOR Interest Payment Date" means, with respect to a LIBOR Loan, the last day of each Interest Period applicable to such Loan, and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period.

                 "LIBOR Interest Rate Determination Date" means each date of calculating the LIBO Rate for purposes of determining the interest rate with respect to an Interest Period. The LIBOR Interest Rate Determination Date for any LIBOR Loan shall be the second Business Day prior to the first day of the related Interest Period for such LIBOR Loan.

                 "LIBOR Loan" means a Loan during any period in which it bears interest at a rate based upon the LIBO Rate.

                 "LIBOR Reserve Percentage" means, for any Interest Period, the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for Bank of America with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                 "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property.

                 "Loan Documents" means this Agreement, the Capital Expenditure Loan Notes, the Patent Agreements, the Trademark Agreements, the RMC Pledge, the NWR Pledge, the Hutch Pledge, the Assignment Agreements, the Mortgages, the Parent Subordination

Agreement, the Parent Guaranty, the Parent Pledge, the DP Subordination Agreement, the DP Guaranty, the DP Pledge, the International Guaranty, the International Pledge, the Actava World Trade Guaranty, the Diversified Trucking Guaranty and all other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement, together with all amendments, restatements, supplements, replacements, or other modifications thereof; provided, that the Mortgages, other than those Mortgages delivered in connection with the making of a Capital Expenditure Loan, shall not constitute Loan Documents until such time as the Triggering Date shall have occurred.

                 "Loans" means, collectively, all loans and advances provided for in Article 2.

                 "Majority Lenders" means, at any time, either (a) "A Lenders" (as defined in the next succeeding sentence) whose Commitments aggregate at least fifty percent (50.0%) of the sum of the Commitments of all A Lenders plus "B Lenders" (as so defined) whose Commitments aggregate at least fifty percent (50.0%) of the sum of the Commitments of all B Lenders plus Lenders whose Pro Rata Shares aggregate greater than fifty-one percent (51.0%) as such percentage is determined under the definition of Pro Rata Share set forth herein; or (b) Lenders whose Pro Rata Shares aggregate at least eighty percent (80.0%) as such percentage is determined under the definition of Pro Rata Share set forth herein. "A Lender" means any Lender having a Commitment equal to or greater than $50,000,000, and "B Lender" means any Lender whose Commitment is less than $50,000,000.

                 "Maximum Rate" has the meaning specified in Section 3.4.

                 "Maximum Revolver Amount" means, at any time, (a) the lesser of (1) the Revolver Facility; or (2) the Borrowing Base at such time; minus (b) the sum of (A) the Seasonal Reserve then in effect; (B) the Interest Rate Contract Reserve then in effect; (C) the aggregate Currency Hedging Contract Reserve then in effect; (D) reserves for accrued interest on the Obligations; and (E) all other reserves which the Agent deems necessary or desirable to maintain with respect to any Borrower's account, including, without limitation, any Environmental Compliance Reserve, and reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of such Borrower.

                 "Mergers" means, collectively, the Flexible Flyer Merger and the Hamilton Lamp Merger.

                 "Mortgages" means all real property mortgages, leasehold mortgages, assignments of leases, mortgage deeds, deeds of trust, deeds to secure debt, security agreements, and other similar instruments, which provide the Agent a Lien, for the benefit of the Secured Creditors, on, or other interest in any portion of the Premises or the Real Estate or which relate to any such Lien or interest.

                 "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by any Borrower or any ERISA Affiliate.

                 "MZH" means, collectively, MZH, Inc., a New Jersey corporation, and MZH Contracting Corp., a Utah corporation.

                 "MZH Purchase Agreement" means, collectively, that certain Option Agreement dated as of March 1, 1995, and that certain Asset Purchase Agreement dated as of March 1, 1995, in each case among the Parent and MZH.

                 "Net Amount of Eligible Accounts" means, at any time, the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature (other than sales allowances maintained by the Borrowers and reflected on the Borrowers' Financial Statements) at any time issued, owing, granted, outstanding, available or claimed, and less fifty percent (50%) of the reserve for sales allowances maintained by the Borrowers and reflected on the Borrowers' Financial Statements or general ledgers, as the case may be.

                 "Notice of Borrowing" means, as the context may require, a Revolving Loan Notice of Borrowing or Capital Expenditure Loan Notice of Borrowing.

                 "Notice of Conversion/Continuation" has the meaning specified in Section 3.2(b).

                 "NWR" means Nelson/Weather-Rite, Inc., a Delaware corporation, one of the Borrowers hereunder and owner of one hundred percent of the issued and outstanding capital stock of Actava World Trade.

                 "NWR Pledge" means that certain Pledge Agreement dated as of December 6, 1994 executed by NWR in favor of the Agent pledging one hundred percent (100.0%) of the issued and outstanding capital stock of Actava World Trade now owned or hereafter acquired by NWR as security for the payment and performance of the Obligations, other than the Obligations owing by RRC.

                 "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by each Borrower to the Agent and/or any Lender, arising under or pursuant to this Agreement or any other Loan Document, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, currency hedging contract, interest rate contract, acceptance, loan, guaranty, indemnification (including any indemnity made by the Agent or the Lenders to Bank of America in connection with Currency Hedging Contracts and Interest Rate Contracts) or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Agent and/or any Lender in such Borrower's debts owing to others), absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to such Borrower hereunder or under any other Loan Document. "Obligations" includes, without limitation, all debts, liabilities, and obligations now or hereafter owing from each Borrower to the Agent and/or any Lender under or in connection with the Letters of Credit, Currency Hedging Contracts and Interest Rate Contracts, and all of RMC's obligations to RRC arising under the Receivables Purchase Agreement, including certain representations, warranties, covenants and indemnities by RMC, Hutch, NWR and Willow in favor of RRC, all of which have been assigned to the Agent pursuant to a certain Assignment of Representations, Warranties and Covenants dated as of the Restatement Closing Date executed by RRC in favor of the Agent and consented to by RMC, Hutch, NWR and Willow.

                 "OCC" means the Office of the Comptroller of the Currency.

                 "Olney Trust Bank Debt" means Debt that may be incurred by RMC in a principal amount not to exceed $500,000, in connection with a term loan made by Olney Trust Bank and secured solely by Real Estate constituting RMC's Big Yank warehouse located in West Point, Mississippi pursuant to documentation in form and substance satisfactory to the Lenders.

                 "Opelika Debt" means Debt that may be incurred by RMC in a principal amount not to exceed $150,000, in connection with industrial revenue development bonds issued by the City of Opelika, Alabama or a related authority, pursuant to documentation in form and substance satisfactory to the Lenders.

                 "Original Agreement" has the meaning specified in the Recitals hereof.

                 "Par" means Par Industries, Inc., a Delaware corporation.

                 "Parent" means Roadmaster Industries, Inc., a Delaware corporation, and owner of one hundred percent of the issued and outstanding capital stock of RMC, DP, International, RLTD, Willow, Hutch and NWR.

                 "Parent Guaranty" means that certain Guaranty dated as of December 6, 1994 executed by the Parent in favor of the Agent guarantying the payment and performance of the Obligations, other than the Obligations owing by RRC.

                 "Parent Pledge" means that certain Pledge Agreement dated as of December 6, 1994 executed by the Parent in favor of the Agent pledging one hundred percent (100.0%) of the issued and outstanding capital stock of RMC, DP, International, Willow, Hutch and NWR now owned or hereafter acquired by the Parent as security for the Parent's obligations under the Parent Guaranty and the payment and performance of the Obligations, other than the Obligations owing by RRC.

                 "Parent Subordination Agreement" means that certain Subordination Agreement dated as of December 6, 1994 between the Parent and the Agent with respect to (a) the Subordinated Debt, (b) Debt incurred under the Subordinated Revolver, and (c) that certain Debt in the principal amount of $6,000,000 evidenced by a certain Fourth Subordinated Term Note dated November 30, 1993 executed by RMC in favor of the Parent, as amended from time to time.

                 "Participating Lender" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement pursuant to Section 12.3(e), and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

                 "Patent Agreements" means the Patent Security Agreements dated as of December 6, 1994, executed and delivered by (a) each Borrower to the Agent pursuant to Section 5.2 and (b) by DP to the Agent, to evidence and perfect the Agent's security interest in such Borrower's or DP's present and future patents and related licenses and rights, for the benefit of the Secured Creditors.

                 "Payment Account" means each blocked bank account established pursuant to Section 5.9, to which the funds of any Borrower (including, without limitation, proceeds of Accounts and other Collateral) are deposited or credited, and which is maintained in the name of the Agent or such Borrower, as the Agent may determine, on terms acceptable to the Agent.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

                 "Pending Revolving Loans" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice(s) of Borrowing received by the Agent but which Revolving Loans have not yet been advanced at such time.

                 "Permitted Liens" means:

                 (a) Liens for taxes not yet payable or statutory Liens for taxes in an amount not to exceed $100,000 provided that the payment of such taxes which are due and payable is being contested in good faith and by proper proceedings diligently pursued, and that reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and that a stay of enforcement of any such Lien is in effect;

                 (b)  the Agent's Liens;

                 (c) Liens upon Equipment granted in connection with the acquisition of such Equipment by the applicable Borrower after the date hereof (including, without limitation, pursuant to Capital Leases), provided that (1) the cost of each such acquisition constitutes a Capital Expenditure permitted by Section 8.23, (2) the Debt incurred to finance each such acquisition is permitted by Section 8.13, (3) each such Lien attaches only to the Equipment acquired with the Debt secured thereby (including insurance and other proceeds from the disposition of such Equipment), and (4) the principal amount of the indebtedness secured by any item of Equipment shall not exceed 100% of the actual cost thereof (excluding transportation, installation or other incidental costs);

                 (d) deposits under workmen's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business;

                 (e) Liens which arise by operation of law under Article 2 of the Uniform Commercial Code in favor of unpaid sellers of goods or prepaying buyers of goods, or liens in items of any accompanying documents or proceeds of either arising by operation of law under Article 4 of the Uniform Commercial Code in favor of a collecting bank, and in respect of RML, Liens which arise under Canadian provincial laws of similar application;

                 (f) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like

Persons, provided that the payment thereof is not at the time required by
Section 8.1;

                 (g) reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of business of the applicable Borrower; and

                 (h) Liens in existence on the Restatement Closing Date and reflected on Schedule 7.2.

                 "Permitted Rentals" means the Rentals permitted to be paid by any Borrower pursuant to Section 8.24.

                 "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, Public Authority, or any other entity.

                 "Plan" means any employee benefit plan as defined in Section 3(3) of ERISA in respect of which any Borrower or any of its ERISA Affiliates is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

                 "PPSA" means the Personal Property Security Act (Ontario), as amended from time to time, and any other Canadian provincial legislation of similar application, or legislation in the Northwest Territories and Northern Territories of Canada of similar application.

                 "Premises" means the land identified by addresses on Schedule 7.12, together with all buildings, improvements, and fixtures thereon and all tenements, hereditaments, and appurtenances belonging or in any way appertaining thereto, and which constitutes all of the real property in which any Borrower has any interests on the Restatement Closing Date.

                 "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments.

                 "Proprietary Rights" means all of each Borrower's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including, without limitation, those patents, trademarks, service marks and copyrights set forth on Schedule 7.13 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

                 "Public Authority" means the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or any department, agency, public corporation or other instrumentality of any of the foregoing.

                 "Real Estate" means all of the present and future interests of any Borrower, as owner, lessee, or otherwise, in the Premises, including, without limitation, any interest arising from an option to purchase or lease the Premises or any portion thereof.

                 "Receivables Purchase Agreement" means that certain Receivables Purchase Agreement dated as of the Restatement Closing Date among RMC, Hutch, NWR, Willow and RRC.

                 "Reference Rate" means the rate announced from time to time by Bank of America at its principal office in San Francisco, California as its reference rate. The "Reference Rate" is one of several base rates that serve as a basis upon which effective rates of interest are calculated for loans making reference thereto and may not be the lowest of the rates charged by Bank of America. Each Interest Rate based on the Reference Rate shall be adjusted simultaneously with any change in the Reference Rate.

                 "Reference Rate Loan" means a Loan during any period in which it bears interest at a rate based upon the Reference Rate.

                 "Register" has the meaning specified in Section 12.3(c).

                 "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

                 "Rentals" means all payments due from the lessee or sublessee under a lease, including, without limitation, basic rent, percentage rent, property taxes, utility or maintenance costs, and insurance premiums.

                 "Reportable Event" means any of the events described in
Section 4043 of ERISA.

                 "Restatement Closing Date" means September 29, 1995.

                 "Restricted Investment" means any acquisition of property by any Borrower in exchange for cash or other property, whether in the form of an acquisition of stock, debt Security, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except acquisitions of the following: (a) fixed assets to be used in the business of such Borrower, so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder, and other property purchased by such Borrower in the ordinary course of business to be used in the business of such Borrower; (b) goods held for sale or lease or to be used in the provision of services by such Borrower in the ordinary course of business; (c) current assets arising from the sale or lease of goods or the rendition of services in the ordinary course of business of such Borrower; (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (e) certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, eurodollar bank deposits, overnight bank deposits, or demand or time deposits maturing within one (1) year, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States or any state thereof (or, in the case of RML, Canada or the Province of Ontario) having capital and surplus aggregating at least $100,000,000; (f) commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof; and (g) Accounts transferred to RRC pursuant to the Receivables Purchase Agreement.

                 "Revolver Facility" means, as the context may require, either
(a) $275,000,000, or (b) the Lenders' agreement to provide Revolving Loans, Letters of Credit and Acceptances up to such amount subject to the terms of this Agreement.

                 "Revolving Loans" has the meaning specified in Section 2.2.

                 "Revolving Loan Notice of Borrowing" has the meaning specified in Section 2.4(a)(1).

                 "RLTD" means Roadmaster, Ltd., an English company.

                 "RMC" means Roadmaster Corporation, a Delaware corporation, one of the Borrowers hereunder and owner of one hundred percent of the issued and outstanding capital stock of RRC and Diversified Trucking.

                 "RMC Pledge" means that certain Pledge Agreement dated as of December 6, 1994 executed by RMC in favor of the Agent pledging (a) one hundred percent (100.0%) of the issued and outstanding capital stock of Diversified Trucking and RRC, (b) all of its capital stock of MacGregor Sports and Fitness, Inc., a Minnesota corporation, and (c) certain promissory notes referred to in such Pledge Agreement, now owned or hereafter acquired by RMC as security for the payment and performance of the Obligations, other than the Obligations owing by RRC.

                 "RML" means Roadmaster Leisure Inc., a corporation incorporated under the laws of the province of Ontario, Canada, and one of the Borrowers hereunder.

                 "RRC" means Roadmaster Receivables Corporation, an Illinois corporation, and one of the Borrowers hereunder.

                 "Seasonal Inventory Advance Amount" means, with respect to any Borrower at any time applicable, five percent (5%) of the value of Eligible Inventory of such Borrower at such time.

                 "Seasonal Reserve" means (a) $1,000,000 during each October and March, commencing with October 1996, (b) $2,000,000 during each November and February, commencing with November 1996, (c) $3,000,000 during each December and January, commencing with December 1996, and (d) zero during each other calendar month; provided, that the Seasonal Reserve shall be zero from and after the date on which the rate of returns, discounts, claims, credits and allowances of any nature with respect to Inventory manufactured by RMC at its Opelika, Alabama location shall have averaged no more than four percent (4.0%) for the six (6) months preceding such date, such calculation to be delivered to the Agent in writing and performed using a method satisfactory to the Agent.

                 "Seasonal Revolving Loans" means, with respect to any Borrower at any time, a portion of the Revolving Loans to such Borrower equal to the excess, if any, of (a) the Aggregate Outstandings to or for the account of such Borrower at such time over (b) the Individual Borrowing Base of such Borrower at such time, computed without giving effect to any Seasonal Inventory Advance Amount.

                 "Secured Creditors" means the Agent and the Lenders.

                 "Security" has the meaning specified in Section 2(1) of the Securities Act of 1933, as amended.

                 "Senior Subordinated Notes" means the 11-3/4% Senior Subordinated Notes Due 2002 issued pursuant to that certain Indenture dated as of December 15, 1993 between the Parent and LaSalle National Bank, as Trustee (the "Senior Subordinated Note

Indenture"), as amended, modified or supplemented from time to time.

                 "Solvent" means, when used with respect to any Person, that
(a) the fair value of all its assets is in excess of the total amount of its debts (including contingent liabilities); (b) it is able to pay its debts as they mature; (c) it does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage; and (d) it is not "insolvent" as such term is defined in Section 101(32) of the Bankruptcy Code.

                 "Stated Termination Date" means September 29, 1998.

                 "Subordinated Debentures" means the 8% Convertible Subordinated Debentures Due 2003 issued pursuant to that certain Indenture dated as of July 15, 1993 between the Parent and LaSalle National Bank, as Trustee, as amended, modified or supplemented from time to time.

                 "Subordinated Debt" means that certain Debt of RMC to the Parent in the original principal amount of (a) $1,000,000 evidenced by that certain promissory note dated August 31, 1988 executed by RMC in favor of the Parent, (b) $1,150,000 evidenced by that certain promissory note dated August 10, 1987 executed by RMC in favor of the Parent, and (c) $33,000,000 evidenced by that certain Third Subordinated Term Note dated September 30, 1993 executed by RMC in favor of the Parent.

                 "Subordinated Revolver" means that certain Debt of RMC to the Parent in a principal amount of up to $94,000,000 incurred pursuant to that certain Subordinated Revolving Credit Note dated as of December 29, 1993 between RMC and the Parent.

                 "Subsidiary" means, with respect to any Person, any corporation of which more than fifty percent (50.0%) of the outstanding Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions), is at the time, directly or indirectly through one or more intermediaries, owned by such Person and/or one or more of its Subsidiaries.

                 "Supporting Letter of Credit" has the meaning specified in
Section 2.5.

                 "Telemarketing Sales" has the meaning specified in Section 5.9.

                 "Termination Date" means the earliest to occur of (a) the Stated Termination Date, (b) the date the Revolver Facility is terminated either by the Borrowers pursuant to Section 4.3 or by the Majority Lenders pursuant to Section 10.2, and (c) the date this Agreement is otherwise terminated for any reason whatsoever.

                 "Termination Event" means: (a) a Reportable Event with respect to any Benefit Plan; (b) the withdrawal of any Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which such Borrower or ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (c) the imposition of an obligation on any Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (d) the institution by the PBGC of proceedings to terminate a Benefit Plan; (e) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (f) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan; or (g) the cessation of operations which results in the termination of employment of twenty percent (20.0%) of Benefit Plan participants who are employees of the applicable Borrower and its ERISA Affiliates.

                 "Trademark Agreements" means the Trademark Security Agreements dated as of December 6, 1994, executed and delivered by (a) each Borrower to the Agent pursuant to Section 5.2 and (b) by DP to the Agent, to evidence and perfect the Agent's security interest in such Borrower's or DP's present and future trademarks and related licenses and rights, for the benefit of the Secured Creditors.

                 "Triggering Date" means a date designated by the Agent following the occurrence of either (a) Availability being less than $5,000,000, or (b) any Default or Event of Default, and in either such case the Agent's election in its discretion to designate a Triggering Date; provided, that the Triggering Date may not occur prior to two (2) Business Days following the Agent's notice thereof to RMC.

                 "UCC" means the Uniform Commercial Code (or any successor statute) of the State of Illinois or of any other state the laws of which are required by Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

                 "UDAG Debt" means Debt pursuant to that certain Urban Development Action Grant Agreement dated August 30, 1983 in a principal amount not to exceed $1,200,000, accruing interest at a rate of 6% for the first ten years and 4.5% less than the prime rate, with a maximum rate of 8%, for the second 10 years, maturing 1987 to 2003.

                 "Unused Acceptance Subfacility" means, with respect to

                 (a) RMC, an amount equal to the lesser of (1) $10,000,000 minus the aggregate face amount of all outstanding Acceptances, or (2) $5,000,000 minus the aggregate face amount of all outstanding Acceptances created for the account of RMC;

                 (b) RML, an amount equal to the lesser of (1) $10,000,000 minus the aggregate face amount of all outstanding Acceptances, or (2) $1,000,000 minus the aggregate face amount of all outstanding Acceptances created for the account of RML;

                 (c) Willow, an amount equal to the lesser of (1) $10,000,000 minus the aggregate face amount of all outstanding Acceptances, or (2) $1,000,000 minus the aggregate face amount of all outstanding Acceptances created for the account of Willow;

                 (d) Hutch, an amount equal to the lesser of (1) $10,000,000 minus the aggregate face amount of all outstanding Acceptances, or (2) $1,000,000 minus the aggregate face amount of all outstanding Acceptances created for the account of Hutch; and

                 (e) NWR, an amount equal to the lesser of (1) $10,000,000 minus the aggregate face amount of all outstanding Acceptances, or (2) $3,000,000 minus the aggregate face amount of all outstanding Acceptances created for the account of NWR.

                 "Unused Letter of Credit Subfacility" means, with respect to

                 (a) RMC, an amount equal to the lesser of (1) $50,000,000 minus the aggregate maximum undrawn face amount of all outstanding Letters of Credit and unpaid reimbursement obligations with respect to all Letters of Credit, or (2) $40,000,000 minus the aggregate maximum undrawn face amount of all outstanding Letters of Credit issued for the account of RMC and unpaid reimbursement obligations with respect to all Letters of Credit issued for the account of RMC;

                 (b) RML, an amount equal to the lesser of (1) $50,000,000 minus the aggregate maximum undrawn face amount of all outstanding Letters of Credit and unpaid reimbursement obligations with respect to all Letters of Credit, or (2) $3,000,000 minus the aggregate maximum undrawn face amount of all outstanding Letters of Credit issued for the account of RML and unpaid reimbursement obligations with respect to all Letters of Credit issued for the account of RML;

                 (c) Willow, an amount equal to the lesser of (1) $50,000,000 minus the aggregate maximum undrawn face amount of all outstanding Letters of Credit and unpaid reimbursement obligations with respect to all Letters of Credit, or (2) $3,000,000 minus the aggregate maximum undrawn face amount of all outstanding Letters of Credit issued for the account of Willow and unpaid reimbursement obligations with respect to all Letters of Credit issued for the account of Willow;

                 (d) Hutch, an amount equal to the lesser of (1) $50,000,000 minus the aggregate maximum undrawn face amount of all outstanding Letters of Credit and unpaid reimbursement obligations with respect to all Letters of Credit, or (2) $3,000,000 minus the aggregate maximum undrawn face amount of all outstanding Letters of Credit issued for the account of Hutch and unpaid reimbursement obligations with respect to all Letters of Credit issued for the account of Hutch; and

                 (e) NWR, an amount equal to the lesser of (1) $50,000,000 minus the aggregate maximum undrawn face amount of all outstanding Letters of Credit and unpaid reimbursement obligations with respect to all Letters of Credit, or (2) the sum of (A) $20,000,000 minus the aggregate maximum undrawn face amount of all outstanding Letters of Credit (other than Free Quota Letters of Credit) issued for the account of NWR and unpaid reimbursement obligations with respect to all Letters of Credit (other than Free Quota Letters of Credit) issued for the account of NWR, and (B) $8,000,000 minus the aggregate maximum undrawn face amount of all outstanding Free Quota Letters of Credit and unpaid reimbursement obligations with respect to all Free Quota Letters of Credit.

                 "Voting Stock" means Securities of any class or classes of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

                 "Willow" means Willow Hosiery Co., Inc., a New York corporation, and one of the Borrowers hereunder.

                 "Wisconsin Department of Development Debt" means Debt pursuant to the Major Economic Development and Fund Agreement between the Wisconsin Department of Development and RMC and Promissory Note issued in connection with such agreement in the original principal amount of $200,000.

                 1.3 Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied.

                 1.4 Other Terms. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.
Any references herein to exhibits, schedules, sections or articles are references to exhibits, schedules, sections or articles of this Agreement, unless otherwise specified. Wherever appropriate in the context, terms used herein in the singular also include the plural, and vice versa, and each masculine, feminine, or neuter pronoun shall also include the other genders.

                 1.5 Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" shall each mean "to but excluding." Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed and references in this Agreement to months and years shall be to calendar months and calendar years unless otherwise specified.


                                   ARTICLE 2

                    LOANS, LETTERS OF CREDIT AND ACCEPTANCES

                 2.1 Total Credit Facility. Subject to all of the terms and conditions of this Agreement, the Lenders severally agree to make available a total credit facility of up to $290,000,000 for the Borrowers' use from time to time during the term of this Agreement. Such credit facility shall be comprised of the Revolver Facility consisting of revolving loans, letters of credit and bankers' acceptances up to the Maximum Revolver Amount, as described in Sections 2.2 and 2.5, and the Capital Expenditure Facility described in
Section 2.3.

                 2.2 Revolving Loans. Subject to the satisfaction of the applicable conditions precedent set forth in Article 9, each Lender severally agrees, upon the Borrowers' request from time to time, to make revolving loans (together with the Revolving Loans outstanding under the Original Agreement, the "Revolving Loans") to the Borrowers, in an amount not to exceed (except for BABC with respect to BABC Loans) either such Lender's Pro Rata Share of Individual Availability for each Borrower or Availability in the aggregate at such time. The Lenders, in their discretion, may unanimously elect to make Revolving Loans or participate (as provided for in Section 2.5(f)) in the credit support or enhancement provided through the Agent to the issuers of Letters of Credit or accepting banks with respect to Acceptances, in excess of Availability or Individual Availability on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Maximum Revolver Amount or of the Individual Maximum Revolver Amounts, or to be obligated to exceed such limits on any other occasion. If at any time (a) the Aggregate Revolver Outstandings to or for the accounts of all Borrowers exceed the Maximum Revolver Amount, the Lenders may refuse to make or otherwise restrict the making of Revolving Loans, or (b) the Aggregate Revolver Outstandings to or for the account of a Borrower exceed the Individual Maximum Revolver Amount with respect to such Borrower, the Lenders may refuse to make or otherwise restrict the making of Revolving Loans to such Borrower, in either case on such terms as the Lenders determine until any such excess has been eliminated; provided, that the remedies by the Lenders described in the foregoing sentence in such event shall not be deemed to limit any other remedies available to the Agent and the Lenders under Section 10.2 of this Agreement or otherwise.

                 2.3 Capital Expenditure Loans. Subject to the satisfaction of the applicable conditions precedent set forth in Article 9, each Lender severally agrees, upon the request of RMC, NWR, Hutch, Willow or RML from time to time, to make loans (the "Capital Expenditure Loans") to each such Borrower, in an amount not to exceed (except with respect to BABC Loans) either such Lender's Pro Rata Share of Individual Capital Expenditure Availability for such Borrower or Capital Expenditure Availability in the aggregate at such time. Each Capital Expenditure Loan must be in an amount not less (a) $250,000 in the case of RMC, and (b) $100,000 in the case of Hutch, NWR, Willow and RML. The aggregate amount of Capital Expenditure Loans made during (1) October 1995 shall not exceed $1,000,000, (2) November 1995 shall not exceed $1,000,000, (3) December 1995 shall not exceed $1,000,000, and (4) each calendar month thereafter shall not exceed $2,000,000; provided, that until such time as the audited Financial Statements delivered to the Lenders pursuant to Section 6.2(a) shall demonstrate each Borrower's compliance with the financial covenants contained in Sections 8.23 through 8.27 of this Agreement, and the Parent's compliance with the financial covenants contained in Section 16 of the Parent Guaranty, in each case for the period covered by such Financial Statements, no Capital Expenditure Loans shall be made to any Borrower at any time that current "Cash Flow" (as defined in the next succeeding sentence) for all of the Borrowers as reflected in any of the Financial Statements delivered to the Lenders pursuant to Sections 6.2(a) and
(b) shall be less than the applicable amount set forth on Schedule 2.3 (with the Borrowers being required to demonstrate that such test shall have been met for September 1995 prior to any borrowing of Capital Expenditure Loans); provided, that in any event, no Capital Expenditure Loans shall be made to any Borrower at any time that any of such Financial Statements shall have been required to be delivered pursuant to Sections 6.2(a) or (b), as applicable, but shall not have been so delivered. "Cash Flow" shall mean net income plus, to the extent deducted in computing such net income, depreciation and amortization, minus capital expenditures not financed by Capital Expenditure Loans or other Debt for borrowed money, principal payments paid and Distributions made, plus decreases in working capital and minus increases in working capital (working capital being calculated in each such case exclusive of the effect thereon of the Revolving Loans).

                 2.4 Borrowing Provisions for Loans. (a) Notice of Borrowing. (1) Whenever RMC, Hutch, NWR, Willow or RML desires to borrow Revolving Loans under Section 2.2 such Borrower shall deliver to the Agent a written request substantially in the form of Exhibit D-1 hereto (a "Revolving Loan Notice of Borrowing") signed by an authorized officer or employee of such Borrower, no later than (A) 10:00 a.m. (Chicago, Illinois time) on the requested Funding Date, in the case of requests for Reference Rate Loans, or
(B) 10:00 a.m. (Chicago, Illinois time) three (3) Business Days in advance of the requested Funding Date, in the case of requests for LIBOR Loans. The Revolving Loan Notice of Borrowing shall contain a certification by an authorized officer or employee that the requested Revolving Loans would be permitted to be made pursuant to Section 4.11 of the Senior Subordinated Note Indenture, and shall specify (i) the requested Funding Date (which shall be a Business Day), (ii) the aggregate amount of the requested Revolving Loans,
(iii) whether the Revolving Loans requested are to be Reference Rate Loans or LIBOR Loans, (iv) if the requested Revolving Loans are to be LIBOR Loans, the requested Interest Period, and (v) the account to which the proceeds of such Revolving Loans are to be transferred, which account shall be one of the accounts specified by the Borrowers pursuant to the first sentence of Section 2.4(b). With respect to any request for Revolving Loans which shall be Reference Rate Loans, in lieu of delivering the above-described Revolving Loan Notice of Borrowing the applicable Borrower may give the Agent telephonic notice of such request by the required time; provided, however, that such telephonic notice shall be confirmed in writing by delivery to the Agent (a) immediately of a telecopy of a Revolving Loan Notice of Borrowing which has been signed by an authorized officer or employee of the applicable Borrower, and (b) promptly of a Revolving Loan Notice of Borrowing containing the original signature of an authorized officer or employee of the applicable Borrower mailed by such Borrower to the Agent via United States mail on the date such notice is given.

                 (2) Whenever RMC, NWR, Hutch, Willow or RML desires to borrow Capital Expenditure Loans under Section 2.3 such Borrower shall deliver to the Agent a written request substantially in the form of Exhibit D-2 hereto (a "Capital Expenditure Loan Notice of Borrowing") signed by an authorized officer or employee of such Borrower, no later than 10:00 a.m. (Chicago, Illinois time), five (5) Business Days in advance of the requested Funding Date. The Capital Expenditure Loan Notice of Borrowing shall contain a certification by an authorized officer or employee that the requested Capital Expenditure Loans would be permitted to be made pursuant to Section 4.11 of the Senior Subordinated Note Indenture, and shall specify (A) the requested Funding Date (which shall be a Business Day), (B) the aggregate amount of the requested Capital Expenditure Loans, (C) the account to which the proceeds of such Capital Expenditure Loans are to be transferred, which account shall be one of the accounts specified by the Borrowers pursuant to the first sentence of
Section 2.4(b), (D) a detailed description of the proposed Capital Expenditure Loan Equipment, including the serial number(s) thereof, and (E) a detailed calculation demonstrating that the requested Capital Expenditure Loans would not exceed Capital Expenditure Availability in the aggregate or Individual Capital Expenditure Availability for the applicable Borrower. In addition, the applicable Borrower shall deliver with the Capital Expenditure Loan Notice of Borrowing such invoices and other materials as the Agent may request to support such Borrower's statements described in clauses (D) and (E) of the immediately preceding sentence.

                 (b) Reliance upon Authority. On or prior to the Restatement Closing Date and thereafter prior to any change with respect to any of the information contained in the following clauses (1) and (2), each Borrower shall deliver to the Agent a writing setting forth (1) the accounts to which the Agent is authorized to transfer the proceeds of the Loans requested by such Borrower pursuant to this Section 2.4, and (2) the names of the officers and employees authorized to request Loans on behalf of such Borrower, and shall provide the Agent with a specimen signature of each such officer and employee. The Agent shall be entitled to rely conclusively on such officer's or employee's authority to request Loans on behalf of the applicable Borrower, the proceeds of which are to be transferred to any of the accounts specified by such Borrower pursuant to the immediately preceding sentence, until the Agent receives written notice to the contrary. With respect to any oral request for a Loan, the Agent shall have no duty to verify the identity of any individual representing himself as one of the officers or employees authorized by the applicable Borrower to make such requests on its behalf.

                 (c) No Liability. The Agent shall not incur any liability to any Borrower as a result of acting upon any notice referred to in Sections 2.4(a) and (b), which notice the Agent believes to have been given by an officer or employee duly authorized by the applicable Borrower to request Loans on its behalf or for otherwise acting under this Section 2.4, and the crediting of Loans to any of the accounts specified by the applicable Borrower pursuant to the first sentence of Section 2.4(b) shall conclusively establish the obligation of such Borrower to repay such Loans as provided herein.

                 (d) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 2.4(a) shall be irrevocable and the applicable Borrower shall be bound to borrow the funds requested therein in accordance therewith; provided, that any Notice of Borrowing (or telephonic notice in lieu thereof) in respect of Reference Rate Loans shall be revocable at any time up to one (1) Business Day prior to the requested Funding Date specified therein.

                 (e) Agent's Election. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.4(a), the Agent shall elect, in its discretion,
(1) to have the terms of Section 2.4(f) apply to such requested Borrowing, or
(2) to request BABC to make a BABC Loan pursuant to the terms of Section 2.4(g) in the amount of the requested Borrowing; provided, however, that if BABC declines in its sole discretion to make a BABC Loan pursuant to Section 2.4(g), the Agent shall elect to have the terms of Section 2.4(f) apply to such requested Borrowing.

                 (f) Making of Loans. (1) In the event that the Agent shall elect to have the terms of this Section 2.4(f) apply to a requested Borrowing as described in Section 2.4(e), the Agent shall notify the Lenders by telecopy, telephone or other similar form of transmission, of the requested Borrowing, no later than 10:30 a.m. (Chicago, Illinois time) on the date of the Agent's receipt of the applicable Notice of Borrowing pursuant to Section 2.4(a). Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in same day funds, to such account of the Agent as the Agent may designate, on the Funding Date applicable thereto.
After the Agent's receipt of the proceeds of such Loans, upon satisfaction of the applicable conditions precedent set forth in Article 9, the Agent shall make the proceeds of such Loans available to the applicable Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Loans received by the Agent to the account of such Borrower, designated in writing by such Borrower.

                 (2) On any Funding Date in respect of a Borrowing, the Agent shall be entitled to assume that each Lender has made the amount of such Lender's Loan available to the Agent on such Funding Date, unless such Lender shall have notified the Agent to the contrary. The Agent, in its sole discretion, based upon such assumption, may make available to the applicable Borrower a corresponding amount on such Funding Date. If such corresponding amount had not in fact been made available to the Agent by any

Lender, such Lender and the Borrowers severally agree to repay to the Agent forthwith, on demand, such corresponding amount, together with interest thereon for each day during the period commencing on the date such amount is made available to the applicable Borrower and ending on the date such amount is repaid to the Agent, at (A) in the case of a Borrower, the interest rate applicable from time to time to such Borrowing, and (B) in the case of a Lender, the Federal Funds Rate. If such Lender repays to the Agent such corresponding amount, such amount so repaid shall constitute a Loan to the applicable Borrower, and if both such Lender and the applicable Borrower shall have repaid such corresponding amount, the Agent shall promptly return to such Borrower such corresponding amount in same day funds. Nothing in this Section 2.4(f)(2) shall be deemed to relieve any Lender of its obligation, if any, hereunder to make a Loan on any Funding Date.

                 (g) Making of BABC Loans. In the event the Agent shall elect, with the consent of BABC, to have the terms of this Section 2.4(g) apply to a requested Borrowing as described in Section 2.4(e), BABC shall make a Loan in the amount of such Borrowing (any such Loan made solely by BABC pursuant to this Section 2.4(g) being referred to as a "BABC Loan" and such Loans being referred to collectively as "BABC Loans") available to the applicable Borrower on the Funding Date applicable thereto by transferring same day funds to an account of such Borrower, designated in writing by such Borrower. Each BABC Loan is a Loan hereunder (and shall be a Revolving Loan if used to fund a Borrowing which is to consist of Revolving Loans or a Capital Expenditure Loan if used to fund a Borrowing which is to consist of Capital Expenditure Loans) and shall be subject to all the terms and conditions applicable to other Loans except that all payments thereon shall be payable to BABC solely for its own account (and for the account of the holder of any participation interest with respect to such Loan created pursuant to Section 2.4(i)(2)). The Agent shall not request BABC to make any BABC Loan if the Agent shall have received written notice from any Lender or shall otherwise have actual knowledge that one or more of the applicable conditions precedent set forth in Article 9 will not be satisfied on the requested Funding Date for the applicable Borrowing, or if the requested Borrowing would exceed either (a) in the case of a Borrowing to consist of Revolving Loans, the amount of Availability or Individual Availability with respect to the applicable Borrower on the Funding Date, or
(b) in the case of a Borrowing to consist of Capital Expenditure Loans, the amount of Capital Expenditure Availability or Individual

Capital Expenditure Availability with respect to the applicable Borrower on the Funding Date. BABC shall not otherwise be required to determine whether the applicable conditions precedent set forth in Article 9 have been satisfied or the requested Borrowing would exceed the amount of Availability, Individual Availability, Capital Expenditure Availability or Individual Capital Expenditure Availability, as applicable, on the Funding Date applicable thereto prior to making, in its sole discretion, any BABC Loan.

                 (h) Agent Advances. (1) Subject to the limitations set forth in the provisos contained in this Section 2.4(h)(1), the Agent is hereby authorized by the Borrowers and the Lenders, from time to time in the Agent's discretion (which discretion shall be exercised following the Agent's reasonable attempts to consult with the Lenders thereon), (A) after the occurrence of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Article 9 have not been satisfied, to make Revolving Loans to any Borrower on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof,
(ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to any Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 14.6 (any of the advances described in this Section 2.4(h)(1) being hereinafter referred to as "Agent Advances"); provided, that the Agent shall not make any Agent Advance to a Borrower if (x) the amount of such Agent Advance would exceed the amount of Availability or Individual Availability with respect to such Borrower on the Funding Date applicable thereto, or (y) the making of such Agent Advance would cause the aggregate amount of all Agent Advances outstanding on the Funding Date applicable thereto to exceed $5,000,000; and provided, further, that the Majority Lenders may at any time revoke the Agent's authorization contained in this Section 2.4(h)(1) to make Agent Advances, any such revocation to be in writing and to become effective upon the Agent's receipt thereof.

                 (2) The Agent Advances shall be repayable on demand and secured by the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to the Revolving Loans from time to time. The Agent shall notify each Lender and the applicable Borrower in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance.

                 (i) Settlement. The Agent and the Lenders hereby agree that, except in the case of Loans consisting of BABC Loans or Agent Advances, each Lender's funded portion of the Loans is intended to be equal at all times to such Lender's Pro Rata Share of the outstanding Loans. The Agent and the Lenders agree (which agreement shall not be for the benefit of or enforceable by any Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the BABC Loans, Agent Advances and other Loans shall take place on a periodic basis in accordance with the following provisions:

                 (1) The Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by the Agent, with respect to (A) each outstanding BABC Loan, (B) each outstanding Agent Advance, and (C) payments received, by notifying the other Lenders by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 10:30 a.m. (Chicago, Illinois time) on the date of such requested Settlement (the "Settlement Date"). In the event that the Agent shall have elected to have the terms of Section 2.4(f) apply to requested Borrowings, Settlement Dates shall occur on a corresponding daily basis. Each Lender (other than BABC, in the case of BABC Loans) shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of the BABC Loans and Agent Advances with respect to which Settlement is requested available to the Agent, for itself or for the account of BABC, in same day funds, to such account of the Agent as the Agent may designate, on the Settlement Date applicable thereto, regardless of whether the applicable conditions precedent set forth in Article 9 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable BABC Loan or Agent Advance and, together with the portion of such BABC Loan or Agent Advance representing BABC's Pro Rata Share thereof, shall constitute Loans of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Loans with respect to which Settlement is to be made.

                 (2) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a BABC Loan or Agent Advance), each other Lender shall irrevocably and unconditionally purchase and receive from BABC or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such BABC Loan or Agent Advance to the extent of such Lender's Pro Rata Share thereof by paying to the Agent, in same day funds, an amount equal to such Lender's Pro Rata Share of such BABC Loan or Agent Advance. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to the Loans in which the participation is to be purchased.

                 (3) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any BABC Loan or Agent Advance pursuant to subsection (2) above, the Agent shall promptly distribute to such Lender at such address as such Lender may request in writing, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such BABC Loan or Agent Advance.

                 (4) If any payments are received by the Agent which, in accordance with the terms of this Agreement would be applied to the reduction of (A) the Revolving Loans, and no BABC Loans or Agent Advances consisting of Revolving Loans are then outstanding, or (B) the Capital Expenditure Loans, and no BABC Loans consisting of Capital Expenditure Loans are then outstanding, the Agent may pay over such amounts to BABC for application to BABC's Pro Rata Share of such Revolving Loans or Capital Expenditure Loans, as applicable. If, as of any Settlement Date, payments received since the then immediately preceding Settlement Date have been applied to BABC's Pro Rata Share of the Loans other than BABC Loans and Agent Advances, as provided for in the immediately preceding sentence, then BABC shall pay to the Agent, for the accounts of the Lenders, to be applied to the outstanding Revolving Loans or Capital Expenditure Loans, as applicable, of such Lenders, an amount such that each Lender shall have outstanding, as of such Settlement Date, after giving effect to such payments, its Pro Rata Share of such Revolving Loans or Capital Expenditure Loans; provided, that the Agent may net payments due from BABC pursuant to this sentence against payments due to BABC pursuant to Section 2.4(i)(1) on the applicable Settlement Date, and require either BABC or the other Lenders, as applicable, to make only the amount of the payment due after such netting. As of each Settlement Date, each of (x) BABC with respect to BABC Loans, (y) the Agent with respect to Agent Advances, and (z) each Lender with respect to the Loans other than BABC Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by BABC, the Agent or such Lender since the immediately preceding Settlement Date.

                 (j) Notation. The Agent shall record in the Register the principal amount of the Revolving Loans and Capital Expenditure Loans owing to each Lender, including the BABC Loans owing to BABC, and the Agent Advances owing to the Agent, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans and Capital Expenditure Loans in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

                 (k) Lenders' Failure to Perform. All Loans (other than BABC Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (1) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Loans hereunder, and (2) no failure by any Lender to perform its obligation to make any Loans hereunder shall excuse any other Lender from its obligation to make any Loans hereunder.

                 2.5  Letters of Credit and Acceptances.

                 (a) Agreement to Cause Issuance or Acceptance. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrowers herein set forth, the Agent agrees to use its best efforts to (1) cause to be issued for the respective accounts of the Borrowers other than RRC, and to provide credit support or other enhancement in connection with, one or more documentary letters of credit (each such letter of credit, together with the letters of credit outstanding on the Restatement Closing Date and described on Schedule 2.5, a "Letter of Credit" and such letters of credit, collectively, the "Letters of Credit") in accordance with this Section 2.5 from time to time during the term of this Agreement and (2) cause drafts to be accepted and banker's acceptances created for the respective accounts of the Borrowers, and to provide credit support or other enhancement in connection with such banker's acceptances (each such banker's acceptance, an "Acceptance," and such banker's acceptances, collectively, the "Acceptances") in accordance with this Section 2.5 from time to time during the term of this Agreement.

                 (b) Amounts; Outside Expiration Date. The Agent shall not have any obligation to use its best efforts to cause to be issued any Letter of Credit at any time: (1) if the maximum undrawn face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility for the applicable Borrower at such time; (2) in the case of a Letter of Credit other than a Free Quota Letter of Credit, if the maximum undrawn face amount of the requested Letter of Credit and all commissions, fees and charges due from the applicable Borrower in connection with the opening thereof, are greater than Availability or Individual Availability applicable to such Borrower at such time; (3) in the case of a Free Quota Letter of Credit, if all commissions, fees, and charges due from NWR in connection with the opening thereof, are greater than

Availability, or Individual Availability applicable to NWR at such time; (4) which Letter of Credit has an expiration date later than thirty (30) days prior to the Stated Termination Date, or more than one (1) year from the date of issuance; (5) which Letter of Credit would provide security with respect to the obligations of any Borrower in connection with workers compensation laws and regulations, to the extent that the sum of the undrawn face amounts of all such Letters of Credit issued for the account of any Borrower would exceed $8,000,000; (6) in the case of a Free Quota Letter of Credit, if the issuance thereof would cause the sum of the undrawn face amounts of all then outstanding Free Quota Letters of Credit to exceed $8,000,000; or (7) in the case of a Letter of Credit (other than a Free Quota Letter of Credit) issued for the account of NWR, if the issuance thereof would cause the sum of the undrawn face amounts of all then outstanding Letters of Credit (other than Free Quota Letters of Credit) issued for the account of NWR to exceed $20,000,000. The Agent shall not have any obligation to use its best efforts to cause to be created or to provide credit support in connection with any Acceptance at any time: (1) if the face amount of the requested Acceptance and all commissions, fees and charges due from the applicable Borrower in connection with the creation thereof, are greater than Availability or Individual Availability applicable to such Borrower at such time; or (2) which Acceptance has a maturity date more than 180 days after the date of the draft to be accepted or later than thirty (30) days prior to the Stated Termination Date.

                 (c) Other Conditions. In addition to being subject to the satisfaction of the applicable conditions precedent contained in Article 9, the obligation of the Agent to use its best efforts to cause any Letter of Credit to be issued or any Acceptance to be created is subject to the following conditions precedent having been satisfied in a manner satisfactory to the
Agent:

                 (1) in the case of a Letter of Credit, the applicable Borrower shall have delivered to the proposed issuer of such Letter of Credit, at such times and in such manner as such proposed issuer may prescribe, an application in form and substance satisfactory to such proposed issuer for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be satisfactory to the Agent and such proposed issuer;

                 (2) in the case of an Acceptance, the applicable Borrower shall have entered into an acceptance agreement with the bank creating such Acceptance and such other documents as may be required pursuant to the terms thereof, and the terms of such acceptance agreement and proposed Acceptance shall be satisfactory to the Agent and such bank; and

                 (3) as of the date of issuance or creation, no order of any court, arbitrator or Public Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit or creating banker's acceptances of the type and in the amount of the proposed Letter of Credit or Acceptance, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Public Authority with jurisdiction over money center banks generally shall prohibit, or request that the bank proposed to issue such Letter of Credit or create such Acceptance refrain from, the issuance of letters of credit or creation of banker's acceptances generally or the issuance of such Letter of Credit or creation of such Acceptance.

                 (d)  Issuance of Letters of Credit and Creation of Acceptances.

                 (1) Request for Issuance. The applicable Borrower shall give the Agent three (3) Business Days' prior written notice, containing the original signature of an authorized officer of such Borrower, of such Borrower's request for the issuance of a Letter of Credit or creation of an Acceptance. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit or Acceptance requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit or creation of such requested Acceptance, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire or such Acceptance is to mature (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued or such Acceptance is to be created, and the beneficiary of the requested Letter of Credit. In the case of a Letter of Credit, the applicable Borrower shall attach to such notice the form of the Letter of Credit that it requests that the Agent cause to be issued.

                 (2) Responsibilities of the Agent; Issuance. The Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit or creation of the Acceptance set forth in the notice from the applicable Borrower pursuant to Section 2.5(d)(1), (A) the amount of the applicable Unused Letter of Credit Subfacility or Unused Acceptance Subfacility and (B) the amount of Availability and Individual Availability as of such date (for purposes of computing Availability and Individual Availability at such time, giving effect to the issuance of such requested Letter of Credit or creation of such requested Acceptance). If (i) (x) the undrawn face amount of the requested Letter of Credit is not greater than the applicable Unused Letter of Credit Subfacility or the face amount of the requested Acceptance is not greater than the applicable Unused Acceptance Subfacility, and (y) the issuance of such requested Letter of Credit or creation of such requested Acceptance, and all commissions, fees, and charges due from the applicable Borrower in connection with the opening or creation thereof, would not cause Availability or Individual Availability to be exceeded and (ii) the Agent has received a certificate from the applicable Borrower stating that the applicable conditions set forth in Article 9 have been satisfied, the Agent shall use its best efforts to cause such issuer to issue the requested Letter of Credit or the accepting bank to create such Acceptance on such requested effective date of issuance or acceptance.

                 (3) Notice of Issuance or Acceptance. Within seven (7) days following the issuance of any Letter of Credit or creation of any Acceptance, the Agent shall give each Lender written notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of such Letter of Credit or creation of such Acceptance.

                 (4) No Extensions or Amendment. The Agent shall not cause any Letter of Credit to be extended or amended unless the requirements of this Section 2.5(d) are met as though a new Letter of Credit were being requested and issued.

                 (e)  Payments Pursuant to Letters of Credit or Acceptances.

                 (1) Payment of Letter of Credit and Acceptance Obligations. The Borrowers agree (A) to reimburse the issuer for any draw under any Letter of Credit immediately upon demand, and to pay to such issuer the amount of all other obligations and other amounts payable to such issuer under or in connection with any Letter of Credit and (B) to pay the accepting bank on the maturity date of each Acceptance the face amount of such Acceptance, and to pay to such accepting bank the amount of all other obligations and other amounts payable to such accepting bank in connection with any Acceptance, in each case immediately when due, irrespective of any claim, set-off, defense or other right which any Borrower may have at any time against such issuer, accepting bank or any other Person.

                 (2) Revolving Loans to Satisfy Reimbursement Obligations and Acceptance Obligations. In the event that the issuer of any Letter of Credit honors a draw under such Letter of Credit or an accepting bank makes payment under any Acceptance, and the Borrowers shall not have repaid such amount to such issuer or accepting bank pursuant to Section

         2.5(e)(1), the Agent shall, upon receiving notice of such failure, notify each Lender of such failure, and each Lender unconditionally agrees to pay to the Agent, for the account of such issuer or accepting bank, as and when provided hereinbelow, an amount equal to such Lender's Pro Rata Share of the amount of such payment in Dollars and in same day funds. If the Agent so notifies the Lenders prior to 10:00 a.m. (Chicago, Illinois time) on any Business Day, each Lender shall make available to the Agent the amount of such payment, as provided in the immediately preceding sentence, on such Business Day. Such amounts paid by the Lenders to the Agent shall constitute Revolving Loans which shall be deemed to have been requested by the applicable Borrower pursuant to Section 2.4 as set forth in Section 4.5.

                 (f)  Participations.

                 (1) Purchase of Participations. Immediately upon issuance of any Letter of Credit or creation of any Acceptance in accordance with
         Section 2.5(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received, without recourse or warranty, an undivided interest and participation in the credit support or enhancement provided through the Agent to such issuer or accepting bank in connection with the issuance of such Letter of Credit or creation of such Acceptance, equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or Acceptance (including, without limitation, all obligations of the Borrowers with respect thereto, and any security therefor or guaranty pertaining thereto).

                 (2) Sharing of Reimbursement Obligation Payments. Whenever the Agent receives a payment from a Borrower on account of reimbursement obligations in respect of a Letter of Credit or Acceptance as to which the Agent has previously received payment from a Lender for the account of the issuer or accepting bank, the Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from such Borrower in Dollars. Each such payment shall be made by the Agent on the Business Day on which the Agent receives immediately available funds paid to such Person pursuant to the immediately preceding sentence, if received prior to 10:00 a.m. (Chicago, Illinois time) on such Business Day and otherwise on the next succeeding Business Day.

                 (3) Documentation. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, reimbursement agreement executed in connection therewith, application for any Letter of Credit, acceptance agreement and credit support or enhancement provided through the Agent in connection with the issuance of any Letter of

         Credit or creation of any Acceptance, and such other documentation as may reasonably be requested by such Lender.

                 (4) Obligations Irrevocable. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or Acceptance or with respect to any credit support or enhancement provided through the Agent with respect to a Letter of Credit or Acceptance, and the obligations of the Borrowers to make payments to the Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement (assuming, in the case of the obligations of the Lenders to make such payments, that the Agent has caused such Letter of Credit to be issued or Acceptance to be created in accordance with the terms of Section 2.5(d)), including, without limitation, any of the following circumstances:

                          (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                          (B) the existence of any claim, set-off, defense or other right which any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit or Acceptance, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between any Borrower or any other Person and the beneficiary named in any Letter of Credit);

                          (C) any draft, certificate or any other document presented under a Letter of Credit or in connection with an Acceptance proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                          (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

                          (E) the occurrence of any Default or Event of Default.

                 (g) Recovery or Avoidance of Payments. In the event any payment by or on behalf of any Borrower received by the Agent with respect to credit support or enhancement provided for any Letter of Credit or Acceptance (or any guaranty by any Borrower or reimbursement obligation of any Borrower relating thereto) and distributed by the Agent to the Lenders on account of their respective participations therein, is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

                 (h)  Compensation for Letters of Credit and Acceptances.

                 (1) Letter of Credit Fee and Acceptance Fee. The Borrowers agree to pay to the Agent for the credit support or enhancement provided with respect to each Letter of Credit, for the account of the Lenders, the Letter of Credit Fee specified in, and in accordance with the terms of, Section 3.5. The Borrowers agree to pay to the Agent for the credit support or enhancement provided with respect to each Acceptance, for the account of the Lenders, the Acceptance Fee specified in, and in accordance with the terms of, Section 3.6.

                 (2) Issuer and Accepting Bank Fees and Charges. The Borrowers shall pay to the issuer of any Letter of Credit, or to the Agent, for the account of any such issuer, solely for the account of such issuer, such fees and other charges as are charged by such issuer for letters of credit issued by it, including, without limitation, its standard fees for issuing, administering, amending, renewing, paying and cancelling letters of credit and all other fees associated with issuing or servicing letters of credit, as and when assessed. The Borrowers shall pay to the accepting bank on any Acceptance, or to the Agent, for the account of any such accepting bank, solely for the account of such accepting bank, such fees and other charges as are charged by such accepting bank for acceptances created by it, including, without limitation, its standard fees for creating banker's acceptances, as and when assessed.

                 (i)  Indemnification; Exoneration.

                 (1) Indemnification. In addition to amounts payable as elsewhere provided in this Section 2.5, each Borrower hereby agrees to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Agent may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the creation of any Acceptance or the provision of any credit support or enhancement in connection therewith.

                 (2) Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders and the Agent, each Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the applications for the issuance of Letters of Credit, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit;
         (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Public Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this Section 2.5(i).

                 (3) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Agent or any Lender under or in connection with any of the Letters of Credit or Acceptances or any related certificates, if taken or omitted in good faith, shall not put the Agent or any Lender under any resulting liability to any Borrower or relieve any Borrower of any of its obligations hereunder to any such Person.

                 (j)  Supporting Letter of Credit; Cash Collateral.

                 (1) If, notwithstanding the provisions of Section 2.5(b) any Letter of Credit or Acceptance is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Agent, for the ratable benefit of the Secured Creditors, with respect to each Letter of Credit and Acceptance then outstanding, as the Agent shall specify, either (A) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit may be drawn, and the face amount of each such Acceptance, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent and the Lenders under such Letter of Credit, in connection with such Acceptance, or under any credit support or enhancement provided through the Agent with respect to any such Letter of Credit or Acceptance, or (B) cash in amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent or the Lenders under such Letter of Credit, in connection with such Acceptance, or under any credit support or enhancement provided through the Agent with respect to any such Letter of Credit or Acceptance. Such Supporting Letter of Credit or deposit of cash shall be held by the Agent, for the ratable benefit of the Secured Creditors, as security for, and to provide for the payment of, the aggregate undrawn face amount of such Letters of Credit and the face amount of such Acceptance remaining outstanding.

                 (2) The Borrowers shall, upon the request of the Agent, which may be made at any time that (i) an Event of Default has occurred and is continuing, deliver to the Agent cash collateral for any Letter of Credit or Acceptance outstanding, or (ii) Availability or Individual Availability is less than zero, deliver to the Agent cash collateral for any Letter of Credit or Acceptance in the amount by which Availability or Individual Availability is less than zero.

                 2.6      Interest Rate and Currency Hedging Contract Reserves.
(a) The Agent and the Lenders acknowledge that RMC may be entering into Interest Rate Contracts from time to time during the term of this Agreement, and RMC acknowledges that neither the Agent nor any Lender has any obligation to obtain or to cause to be entered into any such Interest Rate Contracts. In the event that such Interest Rate Contracts shall be entered into, a reserve (the "Interest Rate Contract Reserve") shall be established against the Maximum Revolver Amount and Individual Maximum Revolver Amount with respect to RMC in the aggregate amount of Interest Rate Contract Exposure from time to time with respect to all Interest Rate Contracts. At no time shall RMC permit the aggregate amount of Interest Rate Contract Exposure to exceed $10,000,000.

                 (b) The Agent and the Lenders acknowledge that RMC and RML may be entering into Currency Hedging Contracts from time to time during the term of this Agreement, and RMC and RML acknowledge that neither the Agent nor any Lender has any obligation to obtain or to cause to be entered into any such Currency Hedging Contracts. In the event that such Currency Hedging Contracts shall be entered into, a reserve (the "Currency Hedging Contract Reserve") shall be established against the Maximum Revolver Amount and Individual Maximum Revolver Amount with respect to RMC or RML, as applicable, in the aggregate amount of Currency Hedging Contract Exposure from time to time with respect to all Currency Hedging Contracts of RMC or RML, as applicable. At no time shall the aggregate amount of Currency Hedging Contract Exposure with respect to (A) RML exceed $2,000,000, or (B) RMC and RML, on a combined basis, exceed $10,000,000.

              2.7 Disbursements. The parties hereto agree that the Agent may deliver the proceeds of Loans to be made to RML either directly to RML, or indirectly to RML by first funding proceeds to RMC, as RML's borrowing agent, and having RMC provide such funds to RML.


                                   ARTICLE 3

                               INTEREST AND FEES

                 3.1  Interest.

                 (a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid amount thereof (including, to the extent permitted by law, on interest on such Loans not paid when due) from the date made until paid in full in cash. All Obligations shall bear interest at a rate determined by reference to the Reference Rate or the LIBO Rate and Sections 3.1(a)(1), (2), or (3), as applicable, but not to exceed the Maximum Rate. Subject to the provisions of Section 3.2 and the other terms and provisions of this Agreement, any of the Loans may be converted into, or continued as, Reference Rate Loans or LIBOR Loans in the manner provided in Section 3.2. If at any time Loans are outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Reference Rate Loans and shall bear interest at a rate determined by reference to the Reference Rate until notice to the contrary has been given to the Agent and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

                 (1) For all Revolving Loans (other than Seasonal Revolving Loans) during any period for which they are Reference Rate Loans, at a per annum rate equal to three-quarters of one percent (0.75%) plus the Reference Rate, and during any period for which they are LIBOR Loans, at a per annum rate equal to two and three quarters percent (2.75%) plus the LIBO Rate determined for the applicable Interest Period;

                 (2) For all Seasonal Revolving Loans, at a per annum rate equal to one and one-quarter percent (1.25%) plus the Reference Rate; and

                 (3) For all Capital Expenditure Loans, at a per annum rate equal to one percent (1.00%) plus the Reference Rate.

Except as otherwise provided herein, all outstanding Obligations other than Loans shall bear interest at the rate applicable from time to time to Revolving Loans which are Reference Rate Loans. Each change in the Reference Rate shall be reflected in each interest rate based upon the Reference Rate as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed. Except as otherwise provided herein, (A) interest accrued on each LIBOR Loan shall be payable in arrears on each LIBOR Interest Payment Date applicable to such LIBOR Loan and upon payment thereof in full, and (B) interest accrued on the Reference Rate Loans will be payable in arrears on the first day of each month hereafter.

                 (b) Default Rate. If any Default or Event of Default occurs and the Majority Lenders in their discretion so elect, then, while any such Default or Event of Default is outstanding, all of the Obligations shall bear interest at the Default Rate applicable thereto.

                 (c)  Canadian Matters.

                 (1) Each payment of interest or other fees or charges payable hereunder to the Agent or any Lender shall be made without deduction or withholding on account of any tax imposed, levied, collected, withheld or assessed by Canada, any province or any municipality thereof, or any department, agency, subdivision or instrumentality of any of them, pursuant to the ITA or the Canada-U.S. Income Tax Convention (1980) ("Canadian Taxes").

                 (2) In the event that RML shall be obligated under applicable law to make any deduction for or withholding on account of Canadian Taxes from any payment of interest or other fees or charges payable hereunder to the Agent or any Lender, RML shall deduct or withhold from such payment such amounts, not exceeding the minimum amounts, as may be required by applicable law and RML shall promptly pay such amounts to the appropriate taxation authorities and obtain official receipts or other satisfactory evidence of the payment of such amounts to the appropriate taxation authorities and shall promptly provide the same to the Agent and such Lender.

                 (3) In the event that RML makes any deduction or withholding as provided in Section 3.l(c)(2), concurrently with the payment to the Agent or any Lender of each amount to which such deduction or withholding is applicable, RML shall pay to the Agent or such Lender such additional amounts ("Gross-Up Payments") as may be necessary to insure that after withholding all applicable amounts on account of Canadian Taxes from any payments made hereunder, including any Gross-Up Payments, the Agent or such Lender receives an amount in Dollars equal to the full amount which it would have received if no withholding had been required in respect of Canadian Taxes.

                 (4) The provisions of this Section 3.1(c) and the obligations of the Borrowers hereunder shall survive the termination of this Agreement and the repayment of the Obligations hereunder.

                 (5) For purposes of the Interest Act (Canada), the yearly rate of interest or the yearly rate of any fee, or the rate of such interest or fee per annum, equal to the rate of such interest or fee payable hereunder for any period, is the rate of such interest or fee payable hereunder multiplied by a fraction, the numerator of which is the actual number of days in the year in which such period commenced (i.e. 365 or 366, as the case may be) and the denominator of which is 360.

                 3.2 Conversion or Continuation. (a) Subject to the provisions of Section 3.3, any Borrower shall have the option (1) to convert all or any part of its outstanding Revolving Loans (other than Seasonal Revolving Loans), in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount, from Reference Rate Loans to LIBOR Loans;
(2) to convert all or any part of its outstanding Revolving Loans from LIBOR Loans to Reference Rate Loans on the expiration of the Interest Period applicable thereto; and (3) upon the expiration of any Interest Period applicable to any outstanding LIBOR Loan, to continue all or any portion of such LIBOR Loan in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount, as a LIBOR Loan; provided, however, that no outstanding Loans may be converted into, or continued under the foregoing clause (3) as LIBOR Loans when any Default or Event of Default has occurred and is continuing. Any conversion or continuation made with respect to less than the entire outstanding balance of the Revolving Loans must be applied pro rata to the Revolving Loans according to the outstanding principal balance of each Revolving Loan.

                 (b) Whenever any Borrower elects to convert or continue Loans under this Section 3.2, such Borrower shall deliver to the Agent a written notice substantially in the form of that attached hereto as Exhibit E (a "Notice of Conversion/Continuation"), with a copy thereof to be delivered contemporaneously by such Borrower to each Lender, signed by an authorized officer of such Borrower (1) no later than 10:00 a.m. (Chicago, Illinois time) two (2) Business Days in advance of the requested conversion date, in the case of a conversion into Reference Rate Loans, and (2) no later than 11:00 a.m (Chicago, Illinois time) three (3) Business Days in advance of the requested conversion or continuation date, in the case of a conversion into, or continuation of, LIBOR Loans. The Notice of Conversion/Continuation shall specify (A) the conversion or continuation date (which shall be a Business
Day), (B) the amount and type of the Loans to be converted or continued, (C) the nature of the requested conversion or continuation, and (D) in the case of a conversion into, or continuation of, LIBOR Loans, the requested Interest Period. In the event that the applicable Borrower should fail to provide a Notice of Conversion/Continuation with respect to any LIBOR Loans as provided above, such Loans shall, on the last day of the Interest Period with respect to such Loans, convert to Reference Rate Loans.

                 (c) Any officer of any Borrower authorized to request Revolving Loans on behalf of such Borrower shall also be authorized to request a conversion or continuation on behalf of such Borrower. The Agent shall be entitled to rely on such officers' authority until the Agent is notified to the contrary in writing pursuant to Section 2.4(b). The Agent shall incur no liability to any Borrower in acting upon any notice referred to in this Section 3.2, which notice the Agent believes to have been given by an officer authorized to make such requests on behalf of such Borrower, or for otherwise acting under this Section 3.2 and, upon such conversion or continuation by the Agent and the Lenders in accordance with this Agreement, the applicable Borrower shall have effected the conversion or continuation of the applicable Loans hereunder.

                 (d) Any Notice of Conversion/Continuation for conversion to, or continuation of, Loans made pursuant to this Section 3.2 shall be irrevocable and the applicable Borrower shall be bound to convert or continue in accordance therewith.

                 3.3  Special Provisions Governing LIBOR Loans.
Notwithstanding any other provisions to the contrary contained in this Agreement, the following provisions shall govern with respect to LIBOR Loans as to the matters covered:

                 (a) Amount of LIBOR Loans. Each election of, continuation of or conversion to a LIBOR Loan, shall be in a minimum amount of $5,000,000 and in integral multiples of $1,000,000 in excess of that amount.

                 (b) Determination of Interest Period. By giving notice as set forth in Section 3.2(b), the applicable Borrower shall have the option, subject to the other provisions of this Section 3.3, to specify whether the Interest Period for such LIBOR Loan shall be a one, two, three or six month period. The determination of Interest Periods shall be subject to the following provisions:

                 (1) In the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires.

                 (2) If any Interest Period would otherwise expire on a day which is not a Business Day, the Interest Period shall be extended to expire on the next succeeding Business Day; provided, however, that if the next succeeding Business Day occurs in the following calendar month, then such Interest Period shall expire on the immediately preceding Business Day.

                 (3) No Borrower may select an Interest Period for any LIBOR Loan, which Interest Period expires later than the Stated Termination Date.

                 (4) There shall be no more than six (6) Interest Periods in effect at any one time.

                 (c) Determination of Interest Rate. As soon as practicable after 10:00 a.m. (Chicago, Illinois time) on the LIBOR Interest Rate Determination Date, the Agent shall determine (which determination shall, absent manifest error, be presumptively correct) the Interest Rate for the LIBOR Loans for which an Interest Rate is then being determined and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the applicable Borrower and to the Lenders. In the event that on any LIBOR Interest Rate Determination Date the Agent shall have determined (which determination shall be presumptively correct and binding upon all parties) that:

                 (1) adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the LIBO Rate then being determined is to be fixed; or

                 (2) the LIBO Rate for any Interest Period for such Loans will not adequately reflect the cost to any Lender of making, funding or maintaining its LIBOR Loan for such Interest Period, the Agent shall forthwith so notify the applicable Borrower and the Lenders, whereupon:

                 (A) each LIBOR Loan will automatically, on the last day of the then existing Interest Period therefor, convert into a Reference Rate Loan; and

                 (B) the obligation of the Lenders to make, or to convert Loans into, LIBOR Loans shall be suspended until the Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

                 (d) Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Public Authority asserts that it is unlawful, for any Lender to perform its obligations hereunder to make LIBOR Loans or to fund or maintain LIBOR Loans hereunder, (1) the obligation of the Lenders to make, or to convert Loans into or to continue Loans as, LIBOR Loans shall be suspended until the Agent shall notify the applicable Borrower and the Lenders that the circumstances causing such suspension no longer exist and (2) such Borrower shall on the termination of the Interest Period then applicable thereto, or on such earlier date required by law, prepay in full all LIBOR Loans then outstanding together with accrued interest thereon, or convert all such LIBOR Loans into Reference Rate Loans in accordance with Section 3.2.

                 (e) Increased Costs. If, due to either (1) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the LIBOR Reserve Percentage) in or in the interpretation of any law or regulation or (2) the compliance with any guideline or request from any central bank or other Public Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining LIBOR Loans, then the Borrowers agree that they shall, from time to time, upon demand by such Lender, pay to such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrowers by such Lender, shall be rebuttably presumptive evidence of the correctness of such amount.

                 (f) Compensation. In addition to such amounts as are required to be paid by the Borrowers pursuant to the other

Sections of this Article 3, each Borrower agrees to compensate any Lender for all losses, expenses and liabilities, including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's LIBOR Loans to the Borrowers, which such Lender may sustain (1) if for any reason a funding of any LIBOR Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation, or a successive Interest Period does not commence after notice therefor is given pursuant to
Section 3.2, (2) if any voluntary or mandatory prepayment of any LIBOR Loans occurs for any reason on a date which is not the last scheduled day of an Interest Period, (3) as a consequence of any required conversion of LIBOR Loans to Reference Rate Loans as a result of any of the events indicated in Section 3.3(d), or (4) as a consequence of any other failure by any Borrower to repay LIBOR Loans when required by the terms of this Agreement.

                 (g) Booking of LIBOR Loans. Each Lender may make, carry or transfer LIBOR Loans at, to, or for the account of, any of its branch offices or the office of any of its affiliates.

                 (h) LIBOR Loans After Event of Default. After the occurrence of and during the continuance of any Event of Default, no Borrower may borrow Loans as LIBOR Loans or elect to have any Loans continued as, or converted to, LIBOR Loans after the expiration of any Interest Period then in effect for such Loans.

                 3.4 Maximum Interest Rate. In no event shall any interest rate hereunder exceed the maximum rate permissible for corporate borrowers under applicable law (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations under this Agreement, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.4, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the difference between (a) the lesser of (1) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (2) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect and (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrowers such excess.

                 3.5 Letter of Credit Fee. The Borrowers shall pay the Agent, for the account of the Lenders, for each Letter of Credit, a fee ("Letter of Credit Fee") equal to one and one-quarter percent (1.25%) per annum of the undrawn face amount of each such Letter of Credit issued for a Borrower's account at such Borrower's request. The Letter of Credit Fee shall be payable in advance (a) upon the issuance of each Letter of Credit for the number of days remaining in the month during which such Letter of Credit was issued, and
(b) thereafter, monthly, on the first day of each month during which each such Letter of Credit remains outstanding. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. The Borrowers shall also pay the costs, fees, or expenses of the Person issuing the Letter(s) of Credit, all in accordance with Section 2.5 and any Letter of Credit reimbursement agreement.

                 3.6 Acceptance Fee. The Borrowers shall pay the Agent, for the account of the Lenders, for each Acceptance, a fee ("Acceptance Fee") equal to one and one-quarter percent (1.25%) per annum of the face amount of each such Acceptance created for a Borrower's account at such Borrower's request. The Acceptance Fee shall be payable in advance (a) upon the creation of each Acceptance for the number of days remaining in the month during which such Acceptance was created, and (b) thereafter, monthly, on the first day of each month during which each such Acceptance remains outstanding. The Acceptance Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. The Borrowers shall also pay the costs, fees, or expenses of the bank creating each Acceptance, all in accordance with Section 2.5 and any acceptance agreement.

                 3.7 Closing Fee. The Borrowers will pay the Agent, for the account of the Lenders, on the Restatement Closing Date, a closing fee (the "Closing Fee") in the amount of $725,000. The Borrowers, the Lenders and the Agent agree that the Closing Fee shall be financed by the Lenders as Revolving Loans and shall be fully earned by the Lenders on the Restatement Closing Date.

                 3.8 Unused Line Fee. The Borrowers shall pay to the Agent, for the account of the Lenders, in arrears on the first day of each month and on the date of the termination of the Revolver Facility, an unused line fee on the amount (the "Unused Amount") by which the Revolver Facility exceeded the sum of (a) the average daily outstanding amount of Revolving Loans (with such amount calculated for this purpose by giving immediate application to all amounts received by the Agent or any Lender), (b) the average daily undrawn face amount of all outstanding Letters of Credit, and (c) the average daily face amount of all outstanding Acceptances, in each case during the immediately preceding month, in an amount equal to one-quarter of one percent (0.25%) per annum of the Unused Amount. The unused line fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                 3.9 Audit Fee. The Borrowers shall pay to the Agent, solely for its own account, all costs and expenses reasonably incurred by the Agent's internal auditors in connection with audits of the Borrowers performed by the Agent during the term of this Agreement. The Agent's internal auditors shall be billed at the rate of $300 per day per auditor plus reasonably incurred out-of-pocket costs.

                 3.10 Collateral Management Fee. The Borrowers will pay the Agent, solely for its own account, a collateral management fee equal to $125,000 per annum, payable quarterly in arrears on the first day of each calendar quarter, commencing January 1, 1996.

                 3.11 Early Termination Fee. If the Revolver Facility is terminated by the Borrowers pursuant to Section 4.3 (a) on or before the second Anniversary Date, the Borrowers shall pay to the Agent, for the ratable benefit of the Lenders, an early termination fee equal to $6,000,000, or (b) after the second Anniversary Date but before the third Anniversary Date, the Borrowers shall pay to the Agent, for the ratable benefit of the Lenders, an early termination fee equal to $3,000,000. Notwithstanding the immediately preceding sentence, in the event that the Revolver Facility is terminated by the Borrowers pursuant to a refinancing of the Obligations pursuant to an asset securitization transaction with respect to the all or substantially all of the Accounts, pursuant to which (a) each Lender or its affiliate shall have been offered the opportunity to be a lender in an amount (1) at least equal to such Lenders's Commitment, or (2) which would result in such Lender's percentage share of such financing being at least equal to such Lender's Pro Rata Share, and (b) the Agent or Bank of America or another affiliate of Bank of America shall act as sole agent for the lenders, such early termination fee shall not be required to be paid.

                 3.12 Currency Conversion. All obligations payable under this Agreement or secured hereby, including principal, interest, costs, expenses, charges, premiums, fees, rates and other amounts, shall be due and payable in Dollars. In any proceeding in which the amount of any obligation payable hereunder must be converted into Canadian currency, the amount of such obligation shall be converted into an amount in Canadian currency sufficient to purchase the amount of the obligation in Dollars at a chartered bank in Ontario, Canada at the close of business on the first day on which such bank quotes a Canadian dollar rate for purchase of such amount of Dollars before the day on which payment of the obligation is received by the Agent, for the account of the Lenders, but the Lenders shall have a separate cause of action against the Borrowers for the amount, if any, by which the amount paid to the Agent, for the account of the Lenders, in respect of the obligation in any currency other than Dollars, when promptly converted to Dollars under normal banking procedures and in an appropriate market of the Agent's choice, fails to yield (net after any cost of conversion) the full amount of the obligation in Dollars.


                                   ARTICLE 4

                            PAYMENTS AND PREPAYMENTS

                 4.1 Revolving Loans. The Borrowers shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, upon the termination of this Agreement for any reason. The Borrowers may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement; provided, however, that with respect to any LIBOR Loans prepaid by any Borrower prior to the expiration date of the Interest Period applicable thereto, such Borrower agrees to pay to the Lenders the amounts described in Section 3.3(f). In addition, and without limiting the generality of the foregoing, the Borrowers shall pay to the Agent, for the account of the Lenders, on demand, (a) the amount by which the Aggregate Revolver Outstandings to or for the accounts of all Borrowers exceed the Maximum Revolver Amount, and (b) the amount by which the Aggregate Revolver Outstandings to or for the account of a Borrower exceed the Individual Maximum Revolver Amount with respect to such Borrower.

                 4.2 Capital Expenditure Loans. The Borrowers shall repay the principal amount of each Capital Expenditure Loan in consecutive monthly installments commencing on the first day of the calendar month immediately succeeding the calendar month in which such Capital Expenditure Loan was made, and continuing on the first day of each calendar month thereafter, until the earlier of payment in full of such Capital Expenditure Loan or the Termination Date, with all outstanding principal and accrued interest on such Capital Expenditure Loan due on the Termination Date. Each monthly installment for each Capital Expenditure Loan (other than a final installment in the amount of the then outstanding principal balance thereof, together with accrued interest thereon, due on the Termination Date), shall be in a principal amount equal to (a) the original principal amount of such Capital Expenditure Loan divided by (b) the lesser of (1) thirty-six (36) or
(2) the number of calendar months remaining prior to the Stated Termination Date at the time such Capital Expenditure Loan is made. The Borrowers may prepay Capital Expenditure Loans at any time. In the event that any of the Capital Expenditure Loan Equipment that served as the basis, in whole or in part, on which any Capital Expenditure Loan was made, shall be sold or otherwise disposed of by the applicable Borrower (which sale or other disposition shall be made in accordance with the terms of Section 5.11), such Borrower shall prepay such Capital Expenditure Loan in an amount equal to the portion of the outstanding principal amount of such Capital Expenditure Loan allocable to the Capital Expenditure Loan Equipment to be sold or otherwise disposed of. In the event that any such sale or other disposition shall be made of Capital Expenditure Loan Equipment with respect to a Capital Expenditure Loan (A) that had been paid in full prior to such sale or other disposition, or (B) with respect to which the outstanding principal balance is less than the proceeds of such sale or other disposition, the prepayment described in the immediately preceding sentence (or the excess amount following prepayment in full of a Capital Expenditure Loan with respect to which the outstanding principal balance is less than the proceeds of the applicable sale or other disposition) shall be applied to the Capital Expenditure Loan made most recently prior to the date of such sale or other disposition. Any prepayment of any Capital Expenditure Loan shall be applied to the principal installments due under such Capital Expenditure Loan in the inverse order of their maturity, and shall be accompanied by the payment of all accrued but unpaid interest thereon. The Capital Expenditure Loans owing by RMC, NWR, Hutch, Willow and RML to each Lender will be evidenced by a promissory note and attached grid (each, a "Capital Expenditure Loan Note") in the form attached hereto as Exhibit F, with appropriate insertions.

                 4.3 Termination of the Revolver Facility. The Borrowers may terminate the Revolver Facility in whole, but not in part, upon (a) at least five (5) Business Days' notice to the Agent and the Lenders, (b) the payment in full of all outstanding Revolving Loans and Capital Expenditure Loans, together with accrued interest thereon, and the cancellation of all outstanding Letters of Credit, Interest Rate Contracts and Currency Hedging Contracts, (c) the provision of a Supporting Letter of Credit or cash collateral in the amount of any outstanding Acceptance, in the manner set forth in Section 2.5(j)(1), (d) the payment of the early termination fee set forth in Section 3.11, if applicable,

(e) with respect to any LIBOR Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in Section 3.3(f), and (f) the payment in full in cash of all other Obligations, together with accrued interest thereon; provided, that the Borrowers shall not be required to cancel all Interest Rate Contracts and Currency Hedging Contracts pursuant to the foregoing clause (b) in the event that (1) the Revolver Facility shall be terminated pursuant to a refinancing of the Obligations by the Lenders or by Bank of America, or (2) all obligations of any Borrower under such Interest Rate Contracts and Currency Hedging Contracts shall be secured in a manner and pursuant to documentation in form and substance satisfactory to the Agent and Bank of America.

                 4.4 Place and Form of Payments; Extension of Time. All payments of principal, interest, premium, and other sums due to the Agent or the Lenders shall be made at the Agent's address set forth in or specified pursuant to Section 14.7. Except for proceeds received directly by the Agent, all such payments shall be made in immediately available funds. Except as may otherwise be provided pursuant to the terms of Section 3.3(b)(2), if any payment of principal, interest, premium, or other sum to be made hereunder becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Interest Rate during such extension.

                 4.5 Payments as Revolving Loans. All payments of principal, interest, reimbursement obligations in connection with Letters of Credit, Acceptances, fees, premiums and other sums payable hereunder, including all reimbursement for expenses pursuant to Section 14.6, may, at the option of the Agent, in its sole discretion, subject only to the terms of this Section 4.5, be paid from the proceeds of Revolving Loans made hereunder, whether made following a request by a Borrower pursuant to Section 2.4 or a deemed request as provided in this Section 4.5. Each Borrower hereby irrevocably authorizes the Lenders to make Revolving Loans (including BABC Loans by BABC or Agent Advances by the Agent), upon notice from the Agent as described in the next succeeding sentence, for the purpose of paying principal, interest, reimbursement obligations in connection with Letters of Credit or Acceptances, fees, premiums and other sums payable hereunder, including reimbursing expenses pursuant to Section 14.6, and agrees that all such Revolving Loans so made shall be deemed to have been requested by it pursuant to Section 2.4, as of the date of the aforementioned notice. The Agent may request Revolving Loans on behalf of a Borrower as described in the immediately preceding sentence, but notwithstanding anything to the contrary contained herein, any notice required to be given to any Lender by the Agent in connection with any BABC Loans made pursuant to this Section 4.5 may be made contemporaneously with the Settlement relating thereto.

                 4.6 Apportionment, Application and Reversal of Payments. Aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders. All payments received with respect to a Borrower shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, expense reimbursements or indemnities then due to the Agent and the Lenders from such Borrower under or in connection with this Agreement or any other Loan Document; second, to pay interest due in respect of the BABC Loans and Agent Advances to such Borrower; third, to pay or prepay principal of the BABC Loans and Agent Advances to such Borrower; fourth, to pay interest due in respect of all Loans (other than the BABC Loans and Agent Advances) to such Borrower and unpaid reimbursement obligations in respect of Letters of Credit issued or Acceptances created for the account of such Borrower; fifth, to pay or prepay principal of the Revolving Loans (other than the BABC Loans and Agent Advances) to such Borrower and to pay any unpaid reimbursement obligations in respect of Letters of Credit or Acceptances, as applicable; sixth, to pay or prepay principal of the Capital Expenditure Loans (other than BABC Loans) to such Borrower; seventh, to provide cash collateral for any outstanding Letters of Credit or Acceptances; and eighth, to the payment of any other Obligation due to any Secured Creditor by such Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the applicable Borrower, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Loan, or
(b) in the event, and only to the extent, that there are no outstanding Reference Rate Loans. The Agent shall distribute to each Lender promptly, and in any event no later than the then next succeeding Settlement Date, pursuant to the applicable wire transfer instructions set forth in Section 13.11, or pursuant to such other instructions as such Lender may deliver to the Agent in writing, such funds as it may be entitled to receive. If any such amount is not so made available to any Lender, such Lender shall be entitled to recover such amount on demand from the Agent together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the date payable and thereafter at the Interest Rate then applicable to the Revolving Loans.
The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

                 4.7 Indemnity for Returned Payments. If after receipt of any payment of, or proceeds applied to the payment of, all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person, because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible set-off, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender, and the Borrowers shall be liable to pay to the Agent, and hereby do indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for, the amount of such payment or proceeds surrendered. The provisions of this Section 4.7 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.7 shall survive the termination of this Agreement.

                 4.8 Increased Capital. (a) If any Lender determines that compliance by such Lender with any guideline or request from any central bank or other Public Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender, or any corporation controlling such Lender, and such Lender reasonably determines that the amount of such capital is increased by or based upon its Commitment or its making or maintaining Loans hereunder, or its commitment to participate (as provided for in Section 2.5(f)) in any credit support or enhancement provided through the Agent in connection with the issuance of any Letter of Credit or creation of any Acceptance, or to otherwise extend credit to the Borrowers hereunder, and other commitments of this type, then, upon demand by such Lender, the Borrowers agree to immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to such Lender's Commitment or its commitment to participate (as provided for in Section 2.5(f)) in any credit support or enhancement provided through the Agent in connection with Letters of Credit or Acceptances. A certificate as to the amount of such increased cost, submitted to the Borrowers and the

Agent by the applicable Lender shall, absent manifest error, be conclusive and binding on the Borrowers for all purposes.

                 (b) In the event that the sum of the amounts paid by the Borrowers to any Lender pursuant to Section 4.8(a) shall exceed $1,000,000, such Lender shall, at the request of the Borrowers, assign its Commitment, the Loans owing to it and its rights and obligations with respect to Letters of Credit and Acceptances, in accordance with the terms of Section 12.3, to a commercial bank or other financial institution identified by the Borrowers and acceptable to the Agent. No Lender shall be required to make any assignment pursuant to the immediately preceding sentence unless (1) such assignment shall become effective within one hundred twenty (120) days following the date on which the sum of the amounts paid by the Borrowers to such Lender pursuant to
Section 4.8(a) shall have exceeded $1,000,000, and (2) the Borrowers shall have given the Agent and the Lenders written notification of such proposed assignment at least ninety (90) days prior thereto.

                 4.9 Register; Agent's and Lenders' Books and Records; Monthly Statements. Each Borrower agrees that the Register and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Sections 4.6 and 4.7 and corrections of errors discovered by the Agent), unless the Borrowers notify the Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrowers, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.


                                   ARTICLE 5

                                   COLLATERAL

                 5.1 Grant of Security Interest. (a) Collateral. As security for all Obligations, each Borrower hereby reaffirms its grant to the Agent, pursuant to the Original Agreement, for the ratable benefit of the Secured Creditors, of a continuing security interest in, lien on, assignment of, and right of set-off against all of the following property of such Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located:

                 (1) all Accounts, contract rights, letters of credit, Assigned Contracts, chattel paper, instruments, notes, documents, and documents of title;

                 (2)  General Intangibles;

                 (3)  Inventory;

                 (4)  Equipment;

                 (5) all moneys, Securities, and other property of any kind of such Borrower in the possession or under the control of the Agent or any Lender, any assignee of or participant in the Obligations, or a bailee of any such party or such party's affiliates;

                 (6) all of such Borrower's deposit accounts, credits, and balances with and other claims against the Agent or any Lender or any of its affiliates or any other financial institution with which such Borrower maintains deposits;

                 (7) all books, records and other property relating to or referring to any of the foregoing, including, without limitation, all books, records, ledger cards, data processing records, computer software (subject to any restrictions contained in any licensing agreement with respect thereto) and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

                 (8) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, together with any other property of any Borrower, including the Real Estate, in which the Agent shall at any time be granted a Lien, is hereinafter collectively referred to as the "Collateral." Notwithstanding anything contained in this Agreement to the contrary, the Agent's Liens on Equipment (and related property described in the foregoing clauses (7) and (8)), shall secure Obligations only to the extent that such Liens would constitute "Permitted Liens" under the Senior Subordinated Note Indenture.

                 (b) Real Estate. Each Borrower has executed and delivered, or shall, on the Restatement Closing Date execute and deliver, to the Agent such Mortgages and such other agreements which purport to grant to the Agent, for the ratable benefit of the Secured Creditors, continuing and perfected mortgage liens on such Borrower's Real Estate. Prior to the Triggering Date, such Mortgages and other agreements shall be held by the Agent, shall not be recorded and shall not be effective to grant a Lien on any Real Estate described therein or otherwise be of any force or effect. From and after the Triggering Date, such Mortgages and other agreements shall be effective and may be recorded by the Agent. In addition, promptly after the Triggering Date, the Borrowers shall provide to the Agent title insurance with respect to the Real Estate covered by such Mortgages in form, substance and amount satisfactory to the Agent.

                 (c) General Provisions Regarding Collateral. All of the Obligations shall be secured by all of the Collateral. The Agent may, subject to the provisions of Article 12 and 13, in its sole discretion, as limited by the terms of this Agreement, (1) exchange, waive, or release any of the Collateral, (2) following the occurrence of any Event of Default, apply Collateral and direct the order or manner of sale thereof as the Agent may determine, and (3) settle, compromise, collect, or otherwise liquidate any Collateral in any manner, all without affecting the Obligations or the Agent's or any Lender's right to take any other action with respect to any other Collateral.

                 5.2 Perfection and Protection of Security Interest. Each Borrower shall, at its expense, subject to the terms of Section 5.1, perform all steps requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent's Liens, including, without limitation: (a) executing and recording of the Mortgages, the Patent Agreements, and the Trademark Agreements and executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Agent; (b) delivering to the Agent the original certificates of title for motor vehicles with the Agent's security interest properly endorsed thereon; (c) delivering to the Agent the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Agent determines it should have physical possession in order to perfect and protect the Agent's security interest therein, duly endorsed or assigned to the Agent without restriction; (d) delivering to the Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued; (e) following the occurrence of any Event of Default, transferring Inventory to warehouses designated by the Agent; (f) placing notations on such Borrower's books of account to disclose the Agent's security interest; (g) delivering to the Agent all letters of credit on which such Borrower is named beneficiary; and (h) taking such other steps as are deemed necessary or desirable by the Agent to maintain and protect the Agent's Liens. To the extent permitted by applicable law, the Agent may file, without the applicable Borrower's signature, one or more financing statements disclosing the Agent's Liens. Each Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

                 If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of a Borrower's agents or processors, then such Borrower shall notify the Agent thereof and shall notify such Person of the Agent's security interest in such Collateral and, upon the Agent's request, instruct such Person to hold all such Collateral for the Agent's account subject to the Agent's instructions. If at any time any Collateral (other than (a) Collateral in transit at such time, or (b) additional Collateral not in excess of $100,000 in aggregate value at such time) is located on any premises that are not owned by a Borrower, then the Borrowers shall obtain written waivers, in form and substance satisfactory to the Agent, of all present and future Liens to which the owner or lessor or any mortgagee of such premises may be entitled to assert against the Collateral.

                 From time to time, each Borrower shall, upon the Agent's request, execute and deliver confirmatory written instruments pledging to the Agent, for the ratable benefit of the Secured Creditors, the Collateral, but any Borrower's failure to do so shall not affect or limit the Agent's security interest or the Agent's other rights in and to the Collateral. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Agent's Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Maximum Revolver Amount or any Individual Maximum Revolver Amount, or as the basis for any advance, loan, extension of credit, or other financial accommodation).

                 5.3 Location of Collateral. Each Borrower represents and warrants to the Agent and the Lenders that: (a) Schedule 5.3 contains a correct and complete list of each such Borrower's chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business; and (b) Schedule 5.3 correctly identifies any of such facilities and locations that are not owned by such Borrower and sets forth the names of the owners and lessors or sublessors of, and, to the best of such Borrower's knowledge, the holders of any mortgages on, such facilities and locations. Each Borrower covenants and agrees that it will not
(1) maintain any Collateral at any location other than those listed on Schedule
5.3 with respect to such Borrower, (2) otherwise change or add to any of such locations, or (3) change the location of its chief executive office from the location identified in

Schedule 5.3, unless it gives the Agent at least thirty (30) days' prior written notice thereof and executes any and all financing statements and other documents that the Agent requests in connection therewith.

                 5.4 Title to, Liens on, and Sale and Use of Collateral. Each Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that: (a) all of such Borrower's Collateral and Real Estate is and will continue to be owned by such Borrower free and clear of all Liens whatsoever, except for Permitted Liens; (b) the Agent's Liens in the Collateral will not be subject to any prior Lien except for those Permitted Liens, if any, specifically identified on Schedule 7.2; (c) such Borrower will use, store, and maintain the Collateral with all reasonable care and will use the Collateral for lawful purposes only; and (d) such Borrower will not, without the Agent's prior written approval, sell, or dispose of or permit the sale or disposition of any Collateral, except for (1) Accounts of RMC, Hutch, NWR and Willow transferred to RRC pursuant to the terms of the Receivables Purchase Agreement, (2) sales of Inventory in the ordinary course of business, and (3) dispositions of Equipment permitted by Section 5.11. The inclusion of proceeds in the Collateral shall not be deemed to constitute the Agent's or any Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

                 5.5 Appraisals. The Borrowers shall provide the Agent, no later than December 31, 1995, with appraisals of all of the Equipment from an appraiser, and prepared on a basis, satisfactory to the Agent. Whenever a Default or Event of Default exists, and at such other times not more frequently than once a year as the Agent requests, the Borrowers shall, at their expense and upon the Agent's request, provide the Agent with additional appraisals or updates thereof of any or all of the Collateral from an appraiser, and prepared on a basis, satisfactory to the Agent.

                 5.6 Access and Examination; Confidentiality. (a) The Agent, accompanied by any Lender which so elects, may at all reasonable times (and at any time when a Default or Event of Default exists) have access to, examine, audit, make extracts from or copies of and inspect any or all of each Borrower's records, files, and books of account and the Collateral, and discuss each Borrower's affairs with such Borrower's officers and management. Prior to the Triggering Date such audits shall be limited to four during each twelve-month period. Each Borrower will deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for such Borrower. The Agent may, and at the direction of the Majority Lenders shall, at any time when a Default or Event of Default exists, and at the Borrowers' expense, make copies of all of each Borrower's books and records, or require the Borrowers to deliver such copies to the Agent. The Agent may, without expense to the Agent, use such of the Borrowers' respective personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Agent's Liens.

                 (b) The Agent and each Lender agree to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by any Borrower and provided to the Agent or such Lender by or on behalf of such Borrower, under this Agreement or any other Loan Document, and neither the Agent, nor such Lender nor any of their respective affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents, except to the extent that such information (1) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (2) was or becomes available on a nonconfidential basis from a source other than such Borrower, provided that such source is not bound by a confidentiality agreement with such Borrower known to the Agent or such Lender; provided, however, that the Agent and any Lender may disclose such information (A) at the request or pursuant to any requirement of any Public Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Public Authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable requirement of law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Lender or their respective affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors;
(G) to any affiliate of the Agent or such Lender, or to any Participating Lender or assignee under any Assignment and Acceptance, actual or potential, provided that such affiliate, Participating Lender or assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; and (H) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which such Borrower is party or is deemed party with the Agent or such Lender; provided, further, that in the case of disclosures pursuant to the foregoing clauses (A) through (D), the Agent or such Lender shall notify the applicable Borrower of the disclosure as promptly as is reasonably practicable and cooperate with such Borrower in protecting the confidential nature of the information which must be so disclosed.

                 5.7 Collateral Reporting. In the event that the Triggering Date has not yet occurred, the Borrowers will provide the Agent, on a weekly basis, with a schedule of Accounts created since the last such schedule, together with, if requested, copies of invoices therefor, in form and substance satisfactory to the Agent; provided, that in the event that the Triggering Date shall have occurred, such schedule and, if requested by the Agent, copies, shall be provided to the Agent on a daily basis. In addition, the Borrowers will provide the Agent with the following documents at the following times in form satisfactory to the Agent: (a) upon request, copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips; (b) upon request, copies of shipping and delivery documents; (c) monthly Inventory reports by location and category; (d) monthly perpetual Inventory reports; (e) monthly agings of accounts receivable and accounts payable; (f) upon request, copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by any Borrower; (g) such other reports as to the Collateral as the Agent or any Lender shall request from time to time; and (h) with the delivery of each of the foregoing, a certificate of an officer of each Borrower certifying as to the accuracy and completeness of the foregoing. If any of any Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, each Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent and the Lenders. Any amounts contained in reports provided by or with respect to RML pursuant to this
Section 5.7 may be expressed in Canadian dollars (provided they are so identified in such reports); provided, that all amounts contained in any Borrowing Base Certificate shall be expressed in Dollars.

                 5.8 Accounts. (a) Each Borrower hereby represents and warrants to the Agent and the Lenders that: (1) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by such Borrower (or, in the case of Accounts of RRC, RMC, Hutch, NWR or Willow, as applicable), or rendition of services by such Borrower (or, in the case of Accounts of RRC, RMC, Hutch, NWR or Willow, as applicable), in the ordinary course of such Borrower's business; (2) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Agent, without any offset, deduction, defense, or counterclaim known to such Borrower and not disclosed to the Agent and the Lenders pursuant to this Agreement; (3) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to the Agent and the Lenders in accordance with this Agreement; (4) each copy of an invoice delivered to the Agent by a Borrower will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (5) all goods described in each invoice will have been delivered to the Account Debtor and all services of the applicable Borrower described in each invoice will have been performed.

                 (b) No Borrower shall re-date any invoice or sale or make sales on extended dating beyond that customary in such Borrower's business or extend or modify any Account. If any Borrower becomes aware of any matter which may materially affect the collectability of any Account, including information regarding the Account Debtor's creditworthiness, such Borrower will promptly so advise the Agent.

                 (c) No Borrower shall accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account without the Agent's written consent. If the Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Account and not payment thereof and the applicable Borrower will promptly deliver such instrument to the Agent appropriately endorsed, regardless of the form of presentment, demand, notice of dishonor, protest, and notice of protest with respect thereto.

                 (d) Each Borrower shall notify the Agent promptly of all disputes and claims with Account Debtors and settle or adjust them at no expense to the Agent or any Lender, but no discount, credit or allowance shall be granted to any Account Debtor without the Agent's consent, except for discounts, credits and allowances made or given with respect to Accounts in the ordinary course of the applicable Borrower's business when no Event of Default exists hereunder. Each Borrower shall send the Agent a copy of each credit memorandum in excess of (1) $100,000 in the case of RMC, and $50,000 in the case of each other Borrower, as soon as issued. The Agent may, and at the direction of the Majority Lenders shall, at all times when an Event of Default exists hereunder, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Agent or the Majority Lenders, as applicable, shall consider advisable and, in all cases, the Agent will credit the applicable Borrower's loan account with only the net amounts received by the Agent in payment of any Accounts.

                 (e) If an Account Debtor returns any Inventory to any Borrower when no Event of Default exists, then such Borrower shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. Each Borrower shall immediately report to the Agent any return involving an amount in excess of (1) $100,000 in the case of RMC, and (2) $50,000 in the case of each other Borrower. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to any Borrower when an Event of Default exists, such Borrower shall:
(1) hold the returned Inventory in trust for the Agent;

(2) segregate all returned Inventory from all of its other property; (3) dispose of the returned Inventory solely according to the Agent's written instructions; and (4) not issue any credits or allowances with respect thereto without the Agent's prior written consent. All returned Inventory shall be subject to the Agent's Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the return and the Maximum Revolver Amount and the applicable Individual Maximum Revolver Amount shall be adjusted accordingly.

                 5.9 Collection of Accounts; Payments. (a) Except with respect to sales generated pursuant to the Borrowers' telemarketing program and repaid by consumer credit cards ("Telemarketing Sales"), the proceeds of which shall be collected, processed and remitted to the Agent on a basis satisfactory to the Agent, each Borrower shall establish a lock-box service for collections of its Accounts at a bank or banks mutually acceptable to the Agent and such Borrower and pursuant to documentation satisfactory to the Agent. Each Borrower shall instruct all of its Account Debtors to make all payments directly to the address or addresses established for such service, other than those relating to Telemarketing Sales. If, notwithstanding such instructions, any Borrower receives any proceeds of Accounts, it shall receive such payments as the Agent's and the Lenders' trustee, and shall immediately deliver such payments to the Agent in their original form (other than in the case of payments received in the form of foreign currency, which shall be exchanged by the applicable Borrower and immediately remitted to the Agent in Dollars) duly endorsed in blank or deposit them into a Payment Account, as the Agent may direct. Notwithstanding the foregoing, so long as no Default or Event of Default shall have occurred and be continuing, RML shall be entitled to retain all proceeds of its Accounts received in its lock-box or received directly by it, to fund its immediate working capital needs, and shall remit to the Agent all proceeds of its Accounts in excess of such immediate working capital needs no less frequently than once every two weeks. All collections received in any such lock-box or Payment Account or directly by a Borrower, the Agent or any Lender, and all funds in any Payment Account or other account to which such collections are deposited, shall be the sole property of the Agent and the Lenders and subject to the Agent's and the Lenders' sole control. The Agent or the Agent's designee may (1) at any time upon the occurrence and during the continuance of an Event of Default, notify obligors that the Accounts have been assigned to the Agent and of the Agent's security interest therein, and (2) collect Accounts directly and charge the collection costs and expenses to the applicable Borrower's loan account as a Revolving Loan as described in Section
4.5. At the Agent's request, each Borrower shall execute and deliver to the Agent such documents as the Agent shall require to grant the Agent access to any post office box in which collections of Accounts are received. No Borrower shall open, establish or maintain any depository account without first having delivered to the Agent a duly executed and delivered restricted account agreement satisfactory to the Agent.

                 (b) If sales of Inventory are made for cash, the applicable Borrower shall within two (2) Business Days, deliver to the Agent or deposit into a Payment Account the identical checks, cash, or other forms of payment which such Borrower receives, other than minor cash proceeds from sales of Inventory which are deposited in RMC's petty cash account in accordance with past practices.

                 (c) All payments received by the Agent on account of Accounts or as proceeds of other Collateral will be the Agent's sole property and will be credited to the applicable Borrower's loan account (conditional upon final collection) after allowing one (1) Business Day for collection; provided, that for purposes of determining Availability or Individual Availability and for purposes of calculating the unused line fee pursuant to Section 3.8, all such payments shall be credited to the applicable Borrower's loan account immediately upon receipt.

                 5.10 Inventory. Each Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Inventory, other than supplies and scrap, is and will be, following the completion of necessary finishing and processing functions with respect to raw materials and work in process, held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of such Borrower's business, and is and will be fit for such purposes. Each Borrower will keep such Inventory in good and marketable condition, at its own expense. No Borrower will, without prior written notice to the Agent, acquire or accept any Inventory on consignment or approval; provided, that the Borrowers may acquire or accept Inventory on consignment having an aggregate value not in excess of $4,000,000 at any time with respect to all of the Borrowers; and provided, further, that all Inventory accepted by a Borrower on consignment shall be clearly identified as such and segregated from Inventory which is not on consignment. Each Borrower agrees that all Inventory will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. Each Borrower will maintain a perpetual inventory reporting system at all times, and will conduct cycle counts in accordance with the requirements of its independent certified public accountants. After the occurrence and during the continuance of any Event of Default, and in any event from and after the Triggering Date, each Borrower will conduct a physical count of its Inventory at such times as the Agent requests, and shall promptly supply the Lenders with a copy of such count accompanied by a report of the value of such inventory

(determined on a first-in-first-out basis and valued at the lower of cost or market value). No Borrower will, without the Agent's written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis, except for Telemarketing Sales made by RMC on a repurchase or return basis, provided, that the sum of the outstanding face amounts of the Accounts generated pursuant to such Telemarketing Sales shall not exceed $1,000,000 at any time.

                 5.11 Equipment. Each Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that all of the Equipment is and will be used or held for use in such Borrower's business, and is and will be fit for such purposes. Each Borrower shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof. Each Borrower shall promptly inform the Agent of any material additions to or deletions from its Equipment. No Borrower shall permit any Equipment to become a fixture to real property or an accession to other personal property, unless the Agent has a valid, perfected, and first priority Lien in such real or personal property. No Borrower will, without the Agent's prior written consent, alter or remove any identifying symbol or number on its Equipment. No Borrower shall, without the Agent's prior written consent, sell, lease as a lessor, or otherwise dispose of any of the Equipment; provided, however, that the Borrowers may dispose of obsolete or unusable Equipment having an orderly liquidation value no greater $150,000 in the aggregate in any Fiscal Year, without the Agent's consent, subject to the conditions set forth below. In the event that any Capital Expenditure Loan Equipment is sold, transferred or otherwise disposed of, the applicable Borrower shall deliver all of the cash proceeds of any such sale, transfer or disposition to the Agent, in prepayment of the relevant Capital Expenditure Loan in accordance with Section 4.2; provided, that the amount of such prepayment so required to be made shall not be limited to the amount of such proceeds. In the event any of the other Equipment is sold, transferred or otherwise disposed of, (1) if such sale, transfer or disposition is effected without replacement of such Equipment, or such Equipment is replaced by Equipment leased by the applicable Borrower or by Equipment purchased by such Borrower subject to a Lien, then the applicable Borrower shall deliver all of the cash proceeds of any such sale, transfer or disposition to the Agent, which proceeds shall be applied to the repayment of the Obligations and without premium or penalty or (2) if such sale, transfer or disposition is made in connection with the purchase by the applicable Borrower of replacement Equipment (other than Equipment subject to a Lien), then such Borrower shall use the proceeds of such sale, transfer or disposition to finance the purchase by such Borrower of such replacement Equipment and shall deliver to the Agent written evidence of the use of the proceeds for such purchase. All replacement Equipment purchased by a Borrower shall be free and clear of all Liens, except for Permitted Liens (other than such Liens upon Equipment granted in connection with the acquisition of such Equipment by the applicable Borrower).

                 5.12 Assigned Contracts. Each Borrower shall fully perform all of its obligations under each of its Assigned Contracts, and shall enforce all of its rights and remedies thereunder as it deems appropriate in its business judgment; provided, however, that no Borrower shall take any action or fail to take any action with respect to the Assigned Contracts which would result in a waiver or other loss of any material right or remedy of such Borrower thereunder. Without limiting the generality of the foregoing, each Borrower shall take all action necessary or appropriate to permit, and shall not take any action which would have any adverse effect upon, the full enforcement of all indemnification rights under its Assigned Contracts. No Borrower shall, without the prior written consent of the Majority Lenders, modify, amend, supplement, compromise, satisfy, release, or discharge any of the Assigned Contracts, any collateral securing the same, any Person liable directly or indirectly with respect thereto, or any agreement relating to any of the Assigned Contracts or the collateral therefor. Each Borrower shall notify the Agent in writing, promptly after such Borrower becomes aware thereof, of any event or fact which could give rise to any claim by it in excess of $150,000 for indemnification under any of its Assigned Contracts, and shall diligently pursue such right and report to the Agent on all further developments with respect thereto. Each Borrower shall remit directly to the Agent for application to the Obligations in such order as the Majority Lenders shall determine and without premium or penalty, all amounts received by such Borrower as indemnification or otherwise pursuant to the Assigned Contracts.
If any Borrower shall fail after the Agent's demand to pursue diligently any right under the Assigned Contracts, or if an Event of Default exists, then the Agent may, and at the direction of the Majority Lenders shall, directly enforce such right in its own or such Borrower's name and may enter into such settlements or other agreements with respect thereto as the Agent or the Majority Lenders, as applicable, shall determine and without premium or penalty. In any suit, proceeding or action brought by the Agent under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, the Borrowers shall indemnify and hold the Agent harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaims, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by the applicable Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from such Borrower to or in favor of such obligor or its successors. All such obligations of the applicable Borrower shall be and remain enforceable only against such Borrower and shall not be enforceable against the Agent. Notwithstanding any provision hereof to the contrary, each Borrower shall at all times remain liable to observe and perform all of its duties and obligations under its Assigned Contracts, and the Agent's or any Lender's exercise of any of their respective rights with respect to the Collateral shall not release such Borrower from any of such duties and obligations. Neither the Agent nor any Lender shall be obligated to perform or fulfill any of any Borrower's duties or obligations under the Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

                 5.13 Documents, Instruments, and Chattel Paper. Each Borrower represents and warrants to the Agent and the Lenders and agrees with the Agent and the Lenders that (a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by such Borrower free and clear of all Liens other than Permitted Liens; provided, however, that such representation and warranty contained in the foregoing clause (a) with respect to any document or instrument received in connection with an Account is made to the best of such Borrower's knowledge.

                 5.14 Right to Cure. The Agent may, in its discretion and at any time, and shall, at the direction of the Majority Lenders, for the Borrowers' account and at the Borrowers' expense, pay any amount or do any act required of any Borrower hereunder or requested by the Agent to preserve, protect, maintain or enforce the Obligations, the Collateral or the Agent's Liens therein, and which such Borrower fails to pay or do, including, without limitation, payment of any judgment against any Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other Lien upon or with respect to the Collateral. All payments that the Agent makes under this Section 5.14 and all out-of-pocket costs and expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the applicable Borrower's loan account as a Revolving Loan as described in Section 4.5. Any payment made or other action taken by the Agent under this Section 5.14 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

                 5.15 Power of Attorney. Each Borrower hereby appoints the Agent and the Agent's designees as such Borrower's attorney, with power: (a) to endorse such Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's or any Lender's possession; (b) to sign such Borrower's name on any invoice, bill of lading, warehouse receipt or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records, on verifications of Accounts and on notices to Account Debtors; (c) to notify the post office authorities, when an Event of Default exists, to change the address for delivery of such Borrower's mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to such Borrower; (d) to send requests for verification of accounts to customers or account debtors; (e) to clear Inventory, the purchase of which was financed with Letters of Credit or Acceptances, through customs in such Borrower's name, the Agent's name or the name of the Agent's designee, and to sign and deliver to customs officials powers of attorney in such Borrower's name for such purpose; and (f) to do all things necessary to carry out this Agreement. Each Borrower ratifies and approves all acts of the Agent and the Agent's designee as such attorney. None of the Lenders or the Agent nor the attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

                 5.16 The Agent's and Lenders' Rights, Duties and Liabilities. Each Borrower assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. Neither the Agent, nor any Lender, nor any of their respective officers, directors, employees or agents shall be liable or responsible in any way for the safekeeping of any of the Collateral, or for any act or failure to act with respect to the Collateral, or for any loss or damage thereto, or for any diminution in the value thereof, or for any act of default of any warehouseman, carrier, forwarding agency or other Person whomsoever, all of which shall be at the Borrowers' sole risk; provided, however, that the Agent shall be responsible for the safekeeping of Collateral consisting of certificates representing shares of capital stock pledged and delivered to the Agent by any Borrower. The Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Borrower from any of the Obligations. The Agent may, and at the direction of the Majority Lenders shall, without notice to or consent from any Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of any Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and any Borrower.


                                   ARTICLE 6

               BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

                 6.1 Books and Records. Each Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 6.2(a). Each Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. Each Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejections, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

                 6.2 Financial Information. The Borrowers shall promptly furnish or cause to be furnished, to the Agent and the Lenders, all such financial information as the Agent or any Lender shall reasonably request, and notify its auditors and accountants that the Agent, on behalf of the Lenders, is authorized to obtain such information directly from them. Without limiting the foregoing, the Borrowers will furnish or cause to be furnished to the Agent and the Lenders, in such detail as the Agent or the Lenders shall request, the following:

                 (a) Consolidated audited balance sheets, statements of income and expense, cash flows and stockholders equity, as soon as available, but in any event not later than (1) 120 days after the close of each Fiscal Year, for such Fiscal Year, for the Parent and its consolidated Subsidiaries, and for RMC and its consolidated Subsidiaries (together, in each case, with consolidating schedules supporting the computations contained therein in a form reasonably satisfactory to the Agent), and (2) June 30 of each Fiscal Year, for the then immediately preceding Fiscal Year, for Hutch, NWR, Willow and RRC and their respective consolidated Subsidiaries; in any such case together with the accompanying notes thereto, setting forth in such case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Parent and its Subsidiaries or Borrowers and their consolidated Subsidiaries, as applicable, as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. All such statements described in this Section 6.2(a) shall be examined in accordance with generally accepted auditing standards by and accompanied by a report thereon unqualified as to scope of independent certified public accountants selected by the Parent and the Borrowers and reasonably satisfactory to the Agent. The Parent and the Borrowers, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Agent and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants' services and having audited financial statements prepared by them is for use by the Agent and the Lenders.

                 (b) As soon as available, but in any event not later than the end of the next succeeding calendar month, consolidated unaudited balance sheets and statements of income and expense, as at the end of each fiscal month, for the Parent and its consolidated Subsidiaries (together, in each case, with consolidating schedules supporting the computations contained therein in a form reasonably satisfactory to the Agent), and individual statements of cash flow for the Borrowers for such fiscal month (with statements of cash flow for the Borrowers to be delivered on a combined basis for each fiscal quarter), and, in each case, for the period from the beginning of the Fiscal Year to the end of such fiscal month, setting forth in each case in comparative form figures for the corresponding periods in the previous Fiscal Year and figures from the current management budget, together with an analysis of sales of each Borrower by product line and customer for such fiscal month and for the period from the beginning of the Fiscal Year to the end of such fiscal month, all in reasonable detail, reflecting all "push-down" accounting entries, consistent with the Borrowers' past practices, fairly presenting the financial position and results of operation of the Parent and its consolidated Subsidiaries or the

         Borrowers, as applicable, as at the date thereof and for such periods, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required pursuant to Section 6.2(a).
         Such statements provided under this Section 6.2(b) shall be certified to be correct by the chief financial officers or treasurers of the Parent and the Borrowers, subject to normal year-end adjustments. In addition to the Financial Statements required to be delivered pursuant to the foregoing provisions of this Section 6.2(b), in the event that GAAP in effect for the period with respect to which such Financial Statements shall have been prepared shall be different from GAAP in effect on the Restatement Closing Date, the Borrowers shall furnish to the Agent additional such Financial Statements prepared on the basis of GAAP in effect on the Restatement Closing Date.

                 (c) With each of the audited Financial Statements delivered pursuant to Section 6.2(a), a certificate of the independent certified public accountants that examined such statements to the effect that they have reviewed and are familiar with the Loan Documents and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default as a result of a breach of any of the covenants set forth in Sections 8.9, 8.10(a), 8.13, 8.15, 8.16, 8.20 and 8.22 through 8.27 and in Section 16 of the Parent Guaranty, except for those, if any, described in reasonable detail in such certificate; provided, that such accountants will not opine with respect to the covenants contained in Section 8.15(a) and (b), and the second sentence of
         Section 8.16, to the extent such covenants refer to the occurrence of certain events, or the taking of certain actions, while a Default or Event of Default is outstanding.

                 (d) With each of the audited and unaudited Financial Statements delivered pursuant to Sections 6.2(a) and (b), a certificate of the treasurer of RMC, chief financial officer of each other Borrower and chief financial officer of the Parent, (1) setting forth in reasonable detail the calculations required to establish that the Borrowers were in compliance with the covenants set forth in Sections 8.23 through 8.27 during the period covered in such Financial Statements, the Parent was in compliance with the covenants set forth in Section 16 of the Parent Guaranty, and the Borrowers were in compliance with the financial test described in Section 2.3 as a condition to the borrowing of Capital Expenditure Loans, as applicable; (2) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations, warranties and covenants of the Borrowers contained in this Agreement and the other Loan Documents, or Parent contained in the Parent Guaranty, as applicable, are correct as at the date of such certificate and (B) no Event of Default then exists or existed during the period covered by such Financial Statements; and (3) describing and analyzing in reasonable detail all material trends, changes and developments in each and all Financial Statements, and such other matters as are described on Exhibit B-3 attached hereto, such description and analysis to be in form and substance satisfactory to the Agent and the Lenders. If such certificate discloses that a representation or warranty is not correct, or that a covenant has not been complied with, or that an Event of Default existed or exists, such certificate shall set forth what action the applicable Borrower or the Parent, as applicable, has taken or proposes to take with respect thereto.

                 (e) No sooner than 90 days and no fewer than 30 days prior to the beginning of each Fiscal Year, consolidated and consolidating projected balance sheets, statements of income and expense, and statements of cash flow for the Parent and its Subsidiaries as at the end of and for each fiscal month of such Fiscal Year; provided, that in the event that at any time during such Fiscal Year the actual amounts of (1) sales, (2) operating income, or (3) net income, in each case for the Parent and its Subsidiaries, shall be in excess of twenty-five percent (25.0%) below the applicable projected amounts contained in such balance sheets, statements of income and expense, or statements of cash flow, the Borrowers shall furnish to the Agent and the Lenders revised projected financial statements reflecting such performance.

                 (f) Promptly upon their becoming available, copies of each proxy statement, financial statement, and reports which any Borrower sends to its stockholders.

                 (g) Upon the Agent's request, promptly after filing with the PBGC and the IRS a copy of each annual report or other filing filed with respect to each Plan of any Borrower or any Affiliate.

                 (h) Promptly upon their becoming available (and in the case of reports on (1) Form 10-K, no later than 90 days following the end of each Fiscal Year, and (2) Form 10-Q, no later than 45 days following the end of each fiscal quarter or, in either such case if later, the end of any relevant extension period granted by the Securities and Exchange Commission, a copy of the waiver with respect to which shall have been furnished to the Agent), copies of all proxy statements, annual reports, reports on Forms 10-K, 10-Q and 8-K, financial statements and other reports which the Parent sends to its stockholders or the Securities and Exchange Commission.

                 (i) A Borrowing Base Certificate (1) prior to the Triggering Date, on each Wednesday, setting forth information as of the end of the then immediately preceding Friday, and (2) from and after the Triggering Date, on each Business Day.

                 (j) Such additional information as the Agent or any Lender may from time to time reasonably request regarding the financial and business affairs of the Borrowers.

Any amounts contained in Financial Statements or other reports provided pursuant to this Section 6.2 by or with respect to RML or RLTD shall be expressed in Dollars.

                 6.3 Notices to the Lenders. The Borrowers shall notify the Lenders, in writing, of the following matters at the following times:

                 (a) Promptly and in any event within two (2) Business Days after becoming aware thereof, any Default or Event of Default.

                 (b) Within two (2) Business Days after becoming aware thereof, the assertion by the holder of any preferred capital stock of any Borrower or of any Debt in an outstanding principal amount equal to or exceeding $50,000, that a default exists with respect thereto or that any Borrower is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or noncompliance.

                 (c) Within two (2) Business Days after becoming aware thereof, any material adverse change in any Borrower's property, business, operations, financial condition or prospects.

                 (d) Within two (2) Business Days after becoming aware thereof, any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Public Authority, which may materially and adversely affect the Collateral, the repayment of the Obligations, the Agent's or any Lender's rights under the Loan Documents, or any Borrower's property, business, operations, financial condition or prospects.

                 (e) Within two (2) Business Days after becoming aware thereof, any pending or threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute affecting any Borrower.

                 (f) Within two (2) Business Days after becoming aware thereof, any violation of any law, statute, regulation, or ordinance of any Public Authority applicable to any Borrower or its properties, which may materially and adversely affect the Collateral, the repayment of the Obligations, the Agent's or any Lender's rights under the Loan Documents, or such Borrower's property, business, operations, financial condition or prospects.

                 (g) Within two (2) Business Days after becoming aware thereof, any violation by any Borrower of any Environmental Law or any notice that any Borrower receives asserting that such Borrower is not in compliance with any Environmental Law or that its compliance is being investigated by a Public Authority.

                 (h) Within two (2) Business Days upon receipt thereof, any notice that any Borrower is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that such Borrower is subject to investigation by any Public Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant.

                 (i) Within two (2) Business Days after becoming aware thereof, the imposition of any Environmental Lien against any property of any Borrower.

                 (j) Any change in any Borrower's name, jurisdiction of incorporation, or form of organization, trade names or trade styles under which such Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, at least thirty (30) days prior thereto.

                 (k) Within two (2) Business Days after any Borrower or any ERISA Affiliate of any Borrower knows or has reason to know, that a Termination Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto.

                 (l) Within five (5) Business Days after the filing thereof with the IRS, the DOL or the PBGC, as applicable, copies of the following: (1) each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan and (2) a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by any Borrower or its ERISA Affiliate from the IRS, the DOL or the PBGC with respect to such request.

                 (m) Within five (5) Business Days after receipt thereof by any Borrower or its ERISA Affiliate, copies of the following: (1) each actuarial report for any Benefit Plan or Multiemployer Plan and annual report for any Multiemployer Plan; (2) any notices of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer such Benefit Plan; (3) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (4) any notice from a Multiemployer Plan regarding the imposition of withdrawal liability.

                 (n) Within three (3) Business Days upon the occurrence thereof: (1) any increases in the benefits of any existing Benefit Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Borrower or its ERISA Affiliate was not previously contributing; or (2) any failure by any Borrower or its ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment.

                 (o) Within three (3) Business Days after any Borrower or its ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (1) a Multiemployer Plan has been or will be terminated; (2) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan; or (3) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

For purposes of subsections (k) through (o) above, each Borrower and any ERISA Affiliate of each Borrower shall be deemed to know all facts known by the Administrator of any Plan of which such Borrower or ERISA Affiliate is the plan sponsor.

Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the applicable Borrower or ERISA Affiliate has taken or proposes to take with respect thereto.

                                   ARTICLE 7

                     GENERAL WARRANTIES AND REPRESENTATIONS

                 Each Borrower warrants and represents to the Agent and the Lenders, that:

                 7.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. Each Borrower has the corporate power and authority to execute, deliver and perform this Agreement and other Loan Documents and Mortgages to which it is a party, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral.
Each Borrower has taken all necessary corporate action (including, without limitation, obtaining approval of its stockholders) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents and Mortgages to which it is a party. No consent, approval, or authorization of, or declaration or filing with, any Public Authority, and no consent of any other Person, is required in connection with any Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents and Mortgages to which it is a party, except for those already duly obtained or made. Each of this Agreement and the other Loan Documents and Mortgages to which it is a party has been duly executed and delivered by each Borrower, and constitute the legal, valid and binding obligation of such Borrower, enforceable against it in accordance with its terms (except as such enforcement may be limited by general principles of equity, and bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally) and without defense, setoff, or counterclaim of which such Borrower has knowledge. Each Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents and Mortgages to which it is a party do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the property of such Borrower by reason of the terms of (a) any contract, mortgage, Lien, lease, agreement, indenture, or instrument to which such Borrower is a party or which is binding upon it, (b) any judgment, law, statute, rule or governmental regulation applicable to such Borrower, or (c) the Certificate or Articles of Incorporation or By-laws of such Borrower.

                 7.2 Validity and Priority of Security Interest. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Secured Creditors. Such Liens (1) in Collateral in existence on the Restatement Closing Date constitute, and (2) in Collateral arising after the Restatement Closing Date shall constitute (assuming the filing of all appropriate continuation statements), and in the Real Estate shall constitute (assuming the filing of the Mortgages), perfected and continuing Liens, having priority over all other Liens on the Collateral except those Permitted Liens specifically identified on Schedule 7.2, securing all the Obligations, and enforceable against each Borrower and all third parties.

                 7.3 Organization and Qualification. Each Borrower (a) is duly incorporated and organized and validly existing in good standing under the laws of the jurisdiction of its incorporation; (b) is qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth on Schedule 7.3, which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business; and (c) has all requisite power and authority to conduct its business and to own its property.

                 7.4 Corporate Name; Prior Transactions. No Borrower has, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business, except for the Mergers, the transactions contemplated pursuant to the American Playworld Purchase Agreement and the MZH Option Agreement and MZH Asset Purchase Agreement, the Exchanges, the DP Asset Transfer, the Receivables Purchase Agreement and as set forth on Schedule 7.4.

                 7.5 Subsidiaries and Affiliates. Schedule 7.5 is a correct and complete list of the name and relationship to each Borrower of each and all of such Borrower's Affiliates. The Parent has no direct Subsidiaries other than RMC, DP, Willow, Hutch, NWR, International, RLTD, and Roadmaster Service Corporation. RMC has no Subsidiaries other than Diversified Trucking, RRC, and Roadmaster Funding Corporation, a Delaware corporation which shall not engage in any business or own any assets, other than the ownership of AA Funding Corp., a Delaware corporation which shall not engage in any business or own any assets. Each of Diversified Trucking, RRC, DP, Willow, Hutch, Actava World Trade, RML, RLTD and Roadmaster Service Corporation has no Subsidiaries. NWR has no Subsidiaries other than Actava World Trade. International has no Subsidiaries other than RML.

                 7.6 Financial Statements and Projections. (a) The Borrowers have delivered to the Lenders the audited balance sheet and related statements of income, retained earnings, statement of cash flows, and changes in stockholders equity for the Fiscal Year ended December 31, 1994, accompanied by the report thereon of Arthur Andersen & Co. The Borrowers have also delivered to the Lenders the unaudited balance sheet and related statements of income and expense and cash flows for the first eight (8) fiscal months of the 1995 Fiscal Year and the first and second fiscal quarters of Fiscal Year 1995. Such financial statements are attached hereto as Exhibit B-1. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly the financial position of the Borrowers as at the dates thereof and its results of operations for the periods then ended.

                 (b) The Latest Projections, attached hereto as Exhibit B-2, represent each Borrower's best estimate of such Borrower's future financial performance for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which each Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions.

                 7.7 Capitalization. (a) RMC's authorized capital stock consists of 1000 shares of common stock, par value $.01 per share, of which 1000 shares are validly issued and outstanding, fully paid and non-assessable, and are owned beneficially and of record by the Parent.

                 (b) RML's authorized capital stock consists of 40,000 shares of common stock, of which 12,100 shares are validly issued and outstanding, fully paid and non-assessable, and are owned beneficially and of record by International.

                 (c) International's authorized capital stock consists of (1) 10,000,000 shares of common stock, of which 1000 shares are validly issued and outstanding, fully paid and non-assessable, and are owned beneficially and of record by the Parent, and (2) 5,000,000 shares of preferred stock, of which no shares are issued and outstanding.

                 (d) Willow's authorized capital stock consists of 100,000 shares of common stock, par value $1.00 per share, of which 46,000 shares are validly issued and outstanding, fully paid and non-assessable, and are owned beneficially and of record by the Parent.

                 (e) Hutch's authorized capital stock consists of 1000 shares of common stock, par value $1.00 per share, of which 1000 shares are validly issued and outstanding, fully paid and non-assessable, and are owned beneficially and of record by the Parent.

                 (f) NWR's authorized capital stock consists of 1000 shares of common stock, par value $1.00 per share, of which 1000 shares are validly issued and outstanding, fully paid and non-assessable, and are owned beneficially and of record by the Parent.

                 (g) RRC's authorized capital stock consists of 1000 shares of common stock, no par value per share, of which 100 shares are validly issued and outstanding, fully paid and non-assessable, and are owned beneficially and of record by RMC.

                 7.8 Solvency. Each Borrower is Solvent prior to and after giving effect to the making of the Loans to be made on the Restatement Closing Date.

                 7.9 Debt. After giving effect to the making of the Loans to be made on the Restatement Closing Date, no Borrower has any Debt, except (a) the Obligations, (b) Debt set forth on Schedule 7.9, and (c) trade payables and other contractual obligations arising in the ordinary course of business since December 31, 1994.

                 7.10 Distributions. On and after the Restatement Closing Date, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other Securities of any Borrower except as expressly permitted hereby.

                 7.11 Title to Property. Each Borrower has good, indefeasible, and merchantable title to all of its property other than property leased by it (including, without limitation, the assets reflected on the December 31, 1994 Financial Statements delivered to the Agent and the Lenders, except as disposed of in the ordinary course of business since the date thereof or as otherwise expressly permitted hereby), free of all Liens except Permitted Liens.

                 7.12 Real Estate; Leases. Schedule 7.12 sets forth a correct and complete list of all Real Estate owned by any Borrower, all leases and subleases of real or personal property by any Borrower as lessee or sublessee, and all leases and subleases of real or personal property by any Borrower as lessor, lessee, sublessor or sublessee. Except as set forth on Schedule 7.12, each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect and, to the best of each Borrower's knowledge, no default by any party to any such lease or sublease exists.

                 7.13 Proprietary Rights. Schedule 7.13 sets forth a correct and complete list of all of the Proprietary Rights which are filed with the United States Patent and Trademark Office, and any other material Proprietary Rights. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 7.13. To the best of each Borrower's knowledge, none of the Proprietary Rights, other than Proprietary Rights subject to a licensing agreement or similar arrangement set forth on Schedule 7.13, infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights.

The Proprietary Rights described on Schedule 7.13 constitute all of the property of such type necessary to the current and anticipated future conduct of each Borrower's business.

                 7.14 Trade Names. All trade names or styles under which any Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 7.4.

                 7.15 Litigation. Except as set forth on Schedule 7.15, and except for suits, proceedings or counterclaims against a Borrower seeking relief of $50,000 or less, there is no pending or (to the best of each Borrower's knowledge) threatened, action, suit, proceeding, or counterclaim by any Person, or investigation by any Public Authority, or any basis for any of the foregoing, which may materially and adversely affect the Collateral, the repayment of the Obligations, the Agent's or any Lender's rights under the Loan Documents, or any Borrower's property, business, operations, financial condition or prospects.

                 7.16 Restrictive Agreements. No Borrower is a party to any contract or agreement, or subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents or Mortgages or repay the Obligations, or which materially and adversely affects or, insofar as such Borrower can reasonably foresee, could materially and adversely affect, such Borrower's property, business, operations, financial condition or prospects, or would in any respect materially and adversely affect the Collateral, the repayment of the Obligations, the Agent's or any Lender's rights under the Loan Documents or Mortgages, or such Borrower's property, business, operations, financial condition or prospects.

                 7.17  Labor Disputes.  Except as set forth on Schedule 7.17,
(a) there is no collective bargaining agreement or other labor contract covering employees of any Borrower, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, and (c) no union or other labor organization is known by any Borrower to be seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Borrower or for any similar purpose, and
(d) there is no pending or (to the best of any Borrower's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting any Borrower or its employees.

                 7.18  Environmental Matters.  Except as otherwise disclosed on
Schedule 7.18:

                 (a) Each Borrower and its Subsidiaries, and, to the best of its knowledge, each of their respective predecessors in interest, has complied in all material respects with all

         Environmental Laws and health and safety laws applicable to its property and business, and no Borrower or Subsidiary of such Borrower, nor any of their respective present property or operations, nor any predecessor's past property or operations, is subject to any order from or agreement with any Public Authority or private Person respecting (1) compliance with any Environmental Law or health or safety requirements of law, or (2) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

                 (b) Each Borrower, and each of its Subsidiaries, has obtained all environmental, health and safety permits necessary for its operation, and all such permits are in good standing, and such Borrower and Subsidiaries are in compliance with all terms and conditions of such permits.

                 (c) Except as necessary in the ordinary course of business, and in all cases in compliance with Environmental Laws, no Borrower, and no Subsidiaries of any Borrower, nor, to the best of each Borrower's knowledge, any predecessor of any Borrower, has generated, handled, used, stored or disposed of any hazardous or toxic waste or substance, as defined pursuant to 40 CFR Part 261 or any equivalent Environmental Law, on or off its property (whether or not owned by it), nor has any Borrower filed any notice with any Public Authority indicating such generation, handling, use, storage or disposal.

                 (d) No Borrower has any material contingent liability with respect to noncompliance with any Environmental Laws or any Release or threatened Release of a Contaminant or the generation, handling, use, storage, or disposal of hazardous or toxic wastes or substances.

                 (e) No Borrower, and no Subsidiary of any Borrower, nor to the best of each Borrower's knowledge, any of any Borrower's predecessors in interest, has received any summons, complaint, order or similar notice that it is not in compliance with, or that any Public Authority is investigating its compliance with, any Environmental Laws or health and safety laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

                 (f) None of the operations of any Borrower or its Subsidiaries is the subject of any investigation by any Public Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

                 (g) Except as necessary in the ordinary course of business, and in all cases in compliance with Environmental Laws, there is not now, nor has there ever been on or in the Premises:

                 (1) any generation, treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 CFR
                 Part 261 or any equivalent Environmental Law,

                 (2) any underground storage tanks or surface impoundments,

                 (3) any asbestos containing material, or

                 (4) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment.

                 (h) No Borrower, and no Subsidiary of any Borrower, has filed any notice under any applicable Environmental Law reporting a Release of a Contaminant into the environment.

                 (i) None of the products manufactured, distributed or sold by any Borrower or any of its Subsidiaries contains asbestos containing material.

                 (j) No Environmental Lien has attached to any property of any Borrower or any of its Subsidiaries.

                 (k) No Environmental Property Transfer Acts are applicable to the transactions contemplated by this Agreement, and each Borrower has provided all notices and obtained all necessary environmental permit transfers and consents, if any, required in order to consummate the transactions contemplated by this Agreement, to perfect the Agent's Liens and to operate such Borrower's business as presently or proposed to be operated.

                 7.19 No Violation of Law. No Borrower is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation would in any respect materially and adversely affect the Collateral, the repayment of the Obligations, the Agent's or any Lender's rights under the Loan Documents or Mortgages, or such Borrower's property, business, operations, financial condition or prospects.

                 7.20 No Default. No Borrower is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which such Borrower is a party or by which it is bound, which default would materially and adversely affect the Collateral, the repayment of the Obligations, the

Agent's or any Lender's rights under the Loan Documents or Mortgages, or such Borrower's property, business, operations, financial condition or prospects.

                 7.21 ERISA. (a) No Borrower, and no ERISA Affiliate, maintains or contributes to any Plan other than those listed on Schedule 7.21.

                 (b) No Plan has been terminated or partially terminated or is insolvent or in reorganization, nor have any proceedings been instituted to terminate or reorganize any Plan.

                 (c) No Borrower, and no ERISA Affiliate, has any withdrawal liability, including contingent withdrawal liability, to any Benefit Plan pursuant to Title IV of ERISA.

                 (d) No Borrower, and no ERISA Affiliate, has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid.

                 (e) No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Code), whether or not waived.

                 (f) No Borrower, and no ERISA Affiliate, has breached any of the responsibilities, obligations or duties imposed on it by ERISA or regulations promulgated thereunder with respect to any Plan. Each Plan is in substantial compliance with ERISA, and no Borrower, and no ERISA Affiliate, has received any notice asserting that a Plan is not in compliance with ERISA.

                 (g) Each Plan which is intended to be a qualified Plan has been determined by the IRS to be qualified under Section 401(a) of the Code as currently in effect and each trust related to such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Code.

                 (h) Except as provided on Schedule 7.21, no Borrower, and no ERISA Affiliate, maintains or contributes to any employer welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA.

                 (i) Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the Lenders is complete and accurate. Since the date of each such Schedule B, there has been no adverse change in funding status or financial condition of the Benefit Plan relating to such Schedule B.

                 (j) No Borrower, and no ERISA Affiliate, has failed to make a required installment under subsection (m) of Section 412 of the Code or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment.

                 (k) No Borrower, and no ERISA Affiliate, is required to provide security to a Plan under Section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the plan year.

                 (l) No Borrower, and no ERISA Affiliate or fiduciary of any Plan which is not a Multiemployer Plan (1) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Code or (2) has taken or failed to take any action which would constitute or result in a Termination Event.

                 (m) No Borrower, and no ERISA Affiliate, has failed to make a required contribution or payment to a Multiemployer Plan nor has any Borrower or any ERISA Affiliate made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan.

                 (n) Each Borrower has given to the Agent and the Lenders copies of all of the following: each Benefit Plan and related trust agreement (including all amendments to such Plan and trust) in existence or committed to as of the date hereof and the most recent summary plan description, actuarial report, determination letter issued by the IRS and Form 5500 filed in respect of each such Benefit Plan in existence; a listing of all of the Multiemployer Plans with the aggregate amount of the most recent annual contributions required to be made by such Borrower and all of its ERISA Affiliates to each such Multiemployer Plan, any information which has been provided to such Borrower or its ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan and the collective bargaining agreement pursuant to which such contribution is required to be made; each employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA, the most recent summary plan description for such plan and the aggregate amount of the most recent annual payments made to terminated employees under each such Plan.

                 (o) No Borrower, and no ERISA Affiliate of any Borrower has, or would reasonably be expected to have, any liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA.

                 7.22 Taxes. Each Borrower has filed all tax returns and other reports which it was required by law to file on or prior to the date hereof and has paid all taxes, assessments, fees, and other governmental charges, and penalties and interest, if any, against it or its property, income, or franchise, that are due and payable.

                 7.23 Investment Act. No Borrower is an "investment company" nor an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. Section 80(a)(1), et seq.), nor is any Borrower subject to any other state or federal regulation limiting its ability to incur Debt. The making of the Loans and other financial accommodations hereunder by the Agent and the Lenders, the application of the proceeds and repayment thereof by the Borrowers and the consummation of the other transactions contemplated by this Agreement and the other Loan Documents do not violate any provisions of such laws or any rule, regulation or order issued by the Securities and Exchange Commission or other Public Authority thereunder.

                 7.24 Margin Securities. No Borrower owns any "margin security," as that term is defined in Regulations G and U of the Federal Reserve Board, and the proceeds of the Loans and the other financial accommodations made pursuant to this Agreement will be used only for the purposes contemplated hereunder. None of the transactions contemplated by this Agreement will violate Regulations G, T, U or X of the Federal Reserve Board. None of the Loans or other financial accommodations hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any Debt or other Person's indebtedness which was originally incurred to purchase or carry any margin security, or for any other purpose which might cause any such loan or other financial accommodation to be considered a "purpose credit" within the meaning of Regulation G, U or X of the Federal Reserve Board. No Borrower will either take or permit any agent acting on its behalf to take any action which might cause any transaction, obligation or right created by this Agreement, or any document or instrument delivered pursuant hereto, to violate any regulation of the Federal Reserve Board.

                 7.25 Consummation of Exchanges and DP Asset Transfer. (a) The Borrowers have delivered to the Agent and the Lenders correct and complete executed copies of the Agreement and Plan of Reorganization, all amendments, schedules and exhibits thereto, and all other agreements, documents, and certificates which have been executed and delivered in connection with the transactions contemplated thereby. The Agreement and Plan of Reorganization has been duly authorized and executed and is the valid and binding obligation of each of Actava, DP, Hutch, NWR, Willow and the Parent, enforceable in accordance with its terms. Each of the parties thereto has performed all obligations, covenants and conditions required of it prior to or as a condition to the consummation of the transactions contemplated by the Agreement and Plan of Reorganization, and no such obligation, covenant or condition has been waived by any party. Neither the Parent, nor DP, Hutch, NWR or Willow is in default in any material respect, and to the best of each Borrower's knowledge, Actava is not in default in any material respect, of any of its obligations under the Agreement and Plan of Reorganization, and all representations and warranties in the Agreement and Plan of Reorganization of any Borrower and the other parties thereto were complete and correct in all material respects as of December 6, 1994 as if made at and as of such time. On or prior to December 6, 1994, (1) any consent, approval, or authorization of, or declaration or filing with, any Public Authority, and any consent of any other Person, required in connection with the Exchanges, was obtained or made, and (2) the Exchanges were consummated in accordance with all applicable state and federal laws.

                 (b) RMC has delivered to the Agent and the Lenders correct and complete executed copies of the agreements, documents, and certificates executed and delivered in connection with the DP Asset Transfer. Such agreements, documents and certificates have been duly authorized and executed and are the valid and binding obligation of RMC and DP, enforceable in accordance with their terms. Each of the parties thereto has performed all obligations, covenants and conditions required of it prior to or as a condition to the consummation of the DP Asset Transfer, and no such obligation, covenant or condition has been waived by any party. Neither DP nor RMC is in default in any material respect of any of its obligations under such agreements, documents and certificates, and all representations and warranties therein of any party thereto are complete and correct in all material respects as of December 6, 1994 as if made at and as of such time. On or prior to December 6, 1994, (1) any consent, approval, or authorization of, or declaration or filing with, any Public Authority, and any consent of any other Person, required in connection with the DP Asset Transfer, was obtained or made, and (2) the DP Asset Transfer was consummated in accordance with all applicable state and federal laws.

                 7.26 Broker's Fees. No broker or finder is entitled to receive compensation for services rendered with respect to the transactions described in this Agreement, other than as set forth on Schedule 7.26.

                 7.27 No Material Adverse Change. No material adverse change has occurred in the property, business, operations, financial condition or prospects of any Borrower since December 31, 1994.

                 7.28 Disclosure. Neither this Agreement nor any document or statement furnished to the Agent or any Lender by or on behalf of any Borrower hereunder contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

                 7.29 Bank Accounts. Schedule 7.29 contains a complete and accurate list of all bank accounts maintained by any Borrower with any bank or other financial institution.

                 7.30 Eligibility of Collateral. Each Account or item of Inventory which any Borrower shall, expressly or by implication, request the Agent to classify as an Eligible Account or as Eligible Inventory, respectively, will, to the best of such Borrower's knowledge, as of the time when such request is made, conform in all respects to the requirements of such classification set forth in the respective definitions of "Eligible Accounts" and "Eligible Inventory" set forth herein.

                 7.31 Public Utility Holding Company. No Borrower is a "holding company" or a "subsidiary company" of a "holding company" or an Affiliate of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.


                                   ARTICLE 8

                       AFFIRMATIVE AND NEGATIVE COVENANTS

                 Each Borrower covenants to the Agent and each Lender that, so long as any of the Obligations remain outstanding or this Agreement is in effect:

                 8.1 Taxes and Other Obligations. Each Borrower shall (a) file when due all tax returns and other reports which it is required to file,
(b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing and (c) pay when due all claims of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however, that the Borrowers need not pay any tax, fee, assessment, governmental charge, or Debt, or discharge any other obligation, that any of them is contesting in good faith by appropriate proceedings diligently pursued, and for which adequate reserves are maintained, so long as no Lien, other than a Permitted Lien, results from such non-payment.

                 8.2 Corporate Existence and Good Standing. Each Borrower shall maintain its corporate existence and its qualification and good standing in all jurisdictions necessary to conduct its business and own its property, and shall obtain and maintain all licenses, permits, franchises and governmental authorizations necessary to conduct its business and own its property.

                 8.3 Compliance with Law and Agreements. Each Borrower shall comply with the material terms and provisions of each judgment, law, statute, rule, and governmental regulation applicable to it and each material contract, mortgage, lien, lease, indenture, order, instrument, agreement, or document to which it is a party or by which it is bound.

                 8.4 Maintenance of Property. Each Borrower shall maintain all of its property necessary and useful in its business in good operating condition and repair, ordinary wear and tear excepted.

                 8.5 Insurance. Each Borrower shall maintain, with financially sound and reputable insurers, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; and such other hazards or of such other types as is customary for Persons of established reputation engaged in the same or similar business, as the Agent in its discretion shall specify, in amounts, and under policies acceptable to the Agent; provided, however, that with respect to such insurance for business interruption and public liability, such policies shall be acceptable to the Majority Lenders, and provided, further, that such policies shall be deemed acceptable to the Majority Lenders in the event that the Lenders shall have received written summaries or copies thereof and shall not have promptly objected thereto. Without limiting the foregoing, each Borrower shall also maintain flood insurance, in the event of a designation of the area in which any Real Estate is located as "flood prone" or a "flood risk area," as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by the Agent, and shall comply with the additional requirements of the National Flood Insurance Program as set forth in said Act.

                 Each Borrower shall cause the Agent, for the ratable benefit of the Secured Creditors, to be named in each such policy as secured party or mortgagee and loss payee or additional insured, in a manner acceptable to the Agent. Each policy of insurance shall contain a standard lender's loss payable clause or endorsement, which shall include a requirement that the insurer give not less than thirty (30) days' prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a statement that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the applicable Borrower or the owner of any premises for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the applicable Borrower when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies shall be delivered to the Agent, in each case for distribution by the Agent to each of the Lenders. If any Borrower fails to procure such insurance or to pay the premiums therefor when due, the Agent may do so from the proceeds of Revolving Loans as described in
Section 4.5.

                 Each Borrower shall promptly notify the Agent and the Lenders of any material loss, damage, or destruction to the Collateral or arising from its use, whether or not covered by insurance. The Agent is hereby authorized to collect all insurance proceeds directly. After deducting from such proceeds the expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent may apply such proceeds to the reduction of the Obligations, without premium or penalty, in such order as the Majority Lenders shall determine, or at the option of the Majority Lenders, may permit or require the applicable Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction. Without limiting the foregoing, in case of any loss, damage or destruction with respect to any of the Equipment or Real Estate, including any improvements, the Agent is authorized to collect all insurance proceeds payable in connection therewith and apply them at the option of the Majority Lenders, to the reduction of the Revolving Loans without premium or penalty or to any of the other Obligations then due hereunder. The Agent may permit or require the applicable Borrower to use any such insurance proceeds, or any part thereof, to replace, or to repair, restore or rebuild, the lost, damaged or destroyed property; provided, that (a) if the amount of any loss, damage or destruction is less than $250,000, or (b) if the loss, damage or destruction is to Real Estate prior to the Triggering Date, the Agent shall permit the applicable Borrower so to replace, restore, repair or rebuild the property so long as no Default or Event of Default shall have occurred and be continuing at the time of any requested release of funds. If the lost, damaged or destroyed property is to be replaced, repaired, restored or rebuilt, such replacement, repair, restoration or rebuilding shall be done with materials and workmanship of substantially as good a quality as existed before such loss, damage or destruction. The applicable Borrower shall commence the work of replacement, repair, restoration or rebuilding as soon as practicable and proceed diligently with it until completion. Plans and specifications for any such repair or restoration shall be reasonably satisfactory to the Agent and shall be submitted to the Agent and the Lenders, prior to commencement of the work and shall be subject to the reasonable approval of the Agent.

                 8.6 Condemnation. Each Borrower shall, immediately upon learning of the institution of any proceeding for the condemnation or other taking of any of its property, notify the Agent and the Lenders of the pendency of such proceeding, and agrees that the Agent may participate in any such proceeding, and such Borrower from time to time will deliver to the Agent all instruments reasonably requested by the Agent to permit such participation.
The Agent is authorized to collect the proceeds of any condemnation claim or award and apply them, at the direction of the Majority Lenders, to the reduction of the Loans without premium or penalty or to any of the other Obligations then due; provided, that (a) if the amount of any condemnation is less than $250,000, or (b) if the condemnation is of Real Estate prior to the Triggering Date, the Agent shall permit the applicable Borrower so to replace, restore, repair or rebuild the property so long as no Default or Event of Default shall have occurred and be continuing at the time of any requested release of funds. If the condemned property is to be replaced, repaired, restored or rebuilt, such replacement, repair, restoration or rebuilding shall be done with materials and workmanship of substantially as good a quality as existed before such loss, damage or destruction. The applicable Borrower shall commence the work of replacement, repair, restoration or rebuilding as soon as practicable and proceed diligently with it until completion. Plans and specifications for any such repair or restoration shall be reasonably satisfactory to the Agent and shall be submitted to the Agent and the Lenders, prior to commencement of the work and shall be subject to the reasonable approval of the Agent.

                 8.7 Environmental Laws. Each Borrower shall conduct its business in full compliance with all Environmental Laws applicable to it, including, without limitation, those relating to the generation, handling, use, storage, and disposal of hazardous and toxic wastes and substances. Each Borrower shall take prompt and appropriate action to respond to any noncompliance with Environmental Laws and shall regularly report to the Agent and the Lenders on such response. Without limiting the generality of the foregoing, whenever a Borrower gives notice to the Agent pursuant to Section 6.3(g), such Borrower shall, at the request of the Agent and the Borrowers' expense (a) cause an independent environmental engineer acceptable to the Agent to conduct such tests of the site where the noncompliance or alleged noncompliance with Environmental Laws has occurred and prepare and deliver to the Agent and the Lenders a report setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (b) provide to the Agent and the Lenders a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall change.

                 8.8 ERISA. (a) Each Borrower shall, and shall cause each of its ERISA Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code, all regulations and interpretations promulgated thereunder, and all other applicable laws and regulations.

                 (b) No Borrower shall, and no Borrower shall permit any ERISA Affiliate, to:

                 (1) Engage in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the DOL;

                 (2) Permit to exist any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) whether or not waived;

                 (3) Fail to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                 (4) Terminate any Benefit Plan which would result in any liability of such Borrower or an ERISA Affiliate under Title IV of ERISA;

                 (5) Fail to make any contribution or payment to any Multiemployer Plan which such Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

                 (6)  Fail to pay any required installment under section (m) of
         Section 412 of the Code or any other payment required under Section 412 of the Code on or before the due date for such installment or other payment; or

                 (7) Amend a Plan resulting in an increase in current liability for the plan year such that such Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Code.

                 8.9 Mergers, Consolidations or Sales. No Borrower shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any material part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except (a) for sales of Inventory in the ordinary course of its business, or (b) as otherwise expressly permitted hereby.

                 8.10 Distributions; Capital Change. No Borrower shall (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to such Borrower by a Subsidiary wholly owned by such Borrower or by one or more other Subsidiaries that are wholly owned by such Borrower, or (b) make any change in its capital structure which could adversely affect the repayment of the Obligations. Notwithstanding the foregoing, Distributions may be made to the Parent by RMC, Hutch, Willow and NWR (provided that at the time of any such Distribution and after giving effect thereto no Default or Event of Default shall exist and be continuing and that such Distributions shall be made in accordance with all applicable laws) in accordance with the following:

                 (1) RMC may make such Distributions to enable the Parent to pay its normal cash operating expenses, in an aggregate amount not to exceed (A) $1,187,500 during any fiscal quarter of Fiscal Year 1995, (B) $1,312,500 during any fiscal quarter of Fiscal Year 1996, or
         (C) $1,380,000 during any fiscal quarter of Fiscal Years 1997 and 1998.

                 (2) Hutch may make such Distributions (A) to enable the Parent to pay its normal cash operating expenses, in an aggregate amount not to exceed (i) $125,000 during any fiscal quarter of Fiscal Years 1995 and 1996, or (ii) $135,000 during any fiscal quarter of Fiscal Years 1997 and 1998, and (B) to enable the Parent to make simultaneous capital contributions to RMC in the amount of such Distributions, commencing with the third fiscal quarter of Fiscal Year 1995, in an aggregate amount not to exceed (i) $100,000 during each of the third and fourth fiscal quarters of Fiscal Year 1995, and the first, second and third fiscal quarters of Fiscal Year 1996, (ii) $125,000 during the fourth fiscal quarter of Fiscal Year 1996, or
         (iii) $135,000 during any fiscal quarter of Fiscal Years 1997 and 1998.

                 (3) Willow may make such Distributions to enable the Parent to pay its normal cash operating expenses, in an aggregate amount not to exceed (A) $125,000 during any fiscal quarter of Fiscal Years 1995 and 1996, or (B) $135,000 during any fiscal quarter of Fiscal Years 1997 and 1998.

                 (4) NWR may make such Distributions to enable the Parent to pay its normal cash operating expenses, in an aggregate amount not to exceed (A) $187,500 during any fiscal quarter of Fiscal Year 1995, (B) $212,500 during any fiscal quarter of Fiscal Year 1996, or (C) $225,000 during any fiscal quarter of Fiscal Years 1997 and 1998.

                 8.11 Transactions Affecting Collateral or Obligations. No Borrower shall enter into any transaction which materially and adversely affects the Collateral or such Borrower's ability to repay the Obligations.

                 8.12 Guaranties. No Borrower shall make, issue, or become liable on any Guaranty, except (a) Guaranties in favor of the Agent, and (b) unsecured Guaranties entered into by such Borrower pursuant to Section 6.7 of the Agreement and Plan of Reorganization, to the extent required in order to release Actava from certain of its guaranty obligations, which guaranty obligations are set forth on Schedule 8.12.

                 8.13 Debt. No Borrower shall incur or maintain any Debt, other than: (a) the Obligations; (b) trade payables and contractual obligations to suppliers of goods or services and customers incurred in the ordinary course of business; (c) obligations to fund any of such Borrower's pension or employee benefit plans in the ordinary course of business; (d) liability for employees' salaries incurred in the ordinary course of business; (e) tax liability incurred in the ordinary course of business; (f) Debt incurred to finance the purchase of fixed assets constituting Capital Expenditures permitted by Section 8.23, so long as the principal amount of Debt incurred for any such purchase of Equipment does not exceed 100% of the purchase price of such Equipment (net of transportation, installation and other incidental costs); (g) other Debt existing on the Restatement Closing Date and reflected on Schedule 7.9, or refinancings thereof upon terms fully disclosed to the Agent and the Lenders and which are no less favorable to the applicable Borrower than those with respect to the Debt being refinanced; (h) Permitted Rentals; (i) the Opelika Debt; and (j) the Olney Trust Bank Debt.

                 8.14 Prepayment. No Borrower shall voluntarily prepay any Debt, except (a) the Obligations in accordance with their terms; (b) trade payables in the ordinary course of business; (c) the Wisconsin Department of Development Debt; and (d) the UDAG Debt provided that no such prepayment of any UDAG Debt may be made unless there shall have been contributed to the capital of RMC, following the Restatement Closing Date, an amount at least equal to the amount of such prepayment (whether by the conversion of Debt to equity or otherwise).

                 8.15 Payment of Debt to Affiliates. Except (a) as otherwise permitted pursuant to Section 8.16, (b) for the payment of a Borrower's obligations to fund any of such Borrower's pension or employee benefit plans in the ordinary course of its business, and (c) for payments with respect to a Borrower's Debt owed to any Affiliate in an amount not to exceed $25,000 for any such payment or $150,000 in the aggregate for all such payments made by all of the Borrowers during any Fiscal Year, no Borrower shall make any payment with respect to Debt owed to any Affiliate, except that RMC may, subject to the terms of the Parent Subordination Agreement or DP Subordination Agreement, as applicable:

                 (1) (A) pay interest on the Subordinated Debt in the original principal amount of $1,000,000 evidenced by that certain promissory note dated August 31, 1988 executed by RMC in favor of the Parent at a rate not in excess of twelve percent (12%) per annum; and (B) pay interest on the Subordinated Debt in the original principal amount of $1,150,000 evidenced by that certain promissory note dated August 10, 1987 executed by RMC in favor of the Parent at a rate not in excess of ten percent (10%) per annum; provided, that (i) any such interest is paid only on a fiscal quarterly basis, (ii) the Borrowers shall have delivered, prior to the date any such interest is paid, the Financial Statements required pursuant to Sections 6.2(b) for the fiscal months contained in the applicable fiscal quarter and for such fiscal quarter, and (iii) at the time of any such payment and after giving effect thereto, no Default or Event of Default shall exist and be continuing;

                  (2) (A) pay interest on the Subordinated Debt in the original principal amount of $33,000,000 evidenced by that certain Third Subordinated Term Note dated September 30, 1993 executed by RMC in favor of the Parent in amounts not to exceed $1,035,000 per calendar quarter to enable the Parent to pay interest which is then due and payable on the Subordinated Debentures; (B) pay interest at a rate not in excess of eight percent (8%) per annum, on that certain Debt in the original principal amount of $6,000,000 evidenced by that certain Fourth Subordinated Term Note dated November 30, 1993 executed by RMC in favor of the Parent, to enable the Parent to pay interest which is then due and payable on the Subordinated Debentures; and (C) pay interest on the Debt outstanding under the Subordinated Revolver in amounts not to exceed $5,875,000 semiannually to enable the Parent to pay interest which is then due and payable on the Senior Subordinated Notes; provided, however, that the payments described in this clause (2) may not be made in the event with respect to RMC that after giving effect thereto (i) Individual Availability with respect to RMC would be less than (x) $1,000,000 during the period commencing on the Restatement Closing Date and ending on March 31, 1996, (y) $2,000,000 during the period commencing on April 1, 1996 and ending on September 30, 1996, or (z) $3,000,000 on or after October 1, 1996,
         (ii) Availability would be less than $6,000,000, or (iii) there would have occurred any Default or Event of Default; and provided, further, that the amount of interest on the Debt outstanding under the Subordinated Revolver permitted to be paid pursuant to the foregoing clause (C) shall be reduced by the product of (a) the excess, if any, of $50,000,000 over the principal of the Debt outstanding from time to time under the Subordinated Revolver times (b) the interest rate of 11 3/4% per annum applicable thereto (provided, that nothing herein shall be deemed to permit any payment of principal of the Debt outstanding under the Subordinated Revolver); and

                  (3) pay principal on the DP Note to the extent required to enable DP to pay its obligations and liabilities, as and when DP shall be required to do so; provided, however, that the payments described in this clause (3) may not be made in the event that after giving effect thereto, (i) Availability would be less than $5,000,000, (ii) there would have occurred any Default or Event of Default, or (iii) the sum of such payments made upon or after the Restatement Closing Date would exceed $5,000,000.

                 8.16 Transactions with Affiliates. Except as set forth below or otherwise permitted by this Agreement, no Borrower shall sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), except actual expenses incurred and approved in advance in writing by the Majority Lenders, to any Affiliate or employee thereof, or lend or advance money or property to any Affiliate or employee thereof, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate or employee thereof, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate or employee thereof. Notwithstanding the foregoing, any Borrower may (a) pay compensation to employees of such Borrower who are Affiliates, (b) if no Event of Default has occurred and is continuing, engage in transactions with Affiliates in the normal course of business, in amounts and upon terms fully disclosed to the Agent and the Lenders and which are no less favorable to the applicable Borrower than would be obtained in a comparable arm's length transaction with a Person not an Affiliate, and (c) sell Inventory to RLTD.

                 8.17 Investment Banking and Finder's Fees. No Borrower shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement, other than as set forth on Schedule 7.26. Each Borrower shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person for any such fees, and all costs and expenses (including without limitation, attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

                 8.18 Business Conducted. No Borrower shall engage, directly or indirectly, in any line of business other than the businesses in which such Borrower is engaged on the Restatement Closing Date. RRC shall not engage in any business other than the ownership and collection of Accounts transferred by RMC, Hutch, NWR and Willow to RRC pursuant to the Receivables Purchase Agreement.

                 8.19 Liens. No Borrower shall create, incur, assume, or permit to exist any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens.

                 8.20 Sale and Leaseback Transactions. No Borrower shall, directly or indirectly, enter into any arrangement with any Person providing for such Borrower to lease or rent property that such Borrower has sold or otherwise transferred, or will sell or otherwise transfer to such Person; provided, that prior to the Triggering Date the Borrowers other than RRC may enter in such arrangements with respect to property owned by a Borrower on the Restatement Closing Date, provided that the aggregate sale proceeds with respect to all such transactions shall not exceed $250,000.

                 8.21 New Subsidiaries. No Borrower shall, directly or indirectly, organize or acquire any Subsidiary.

                 8.22 Restricted Investments. No Borrower shall make any Restricted Investment.

                 8.23 Capital Expenditures. (a) (i) RMC shall not make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by RMC would exceed (1) $10,000,000 during the period consisting of the third and fourth fiscal quarters of Fiscal Year 1995, (2) $20,000,000 during Fiscal Year 1996, (3) $20,000,000 during Fiscal
Year 1997, or (4) $5,000,000 during each fiscal quarter thereafter.

                 (ii) In addition, RMC shall not make or incur any Capital Expenditure not financed by Capital Expenditure Loans or other Debt for borrowed money ("Unfinanced Capital Expenditures") if, after giving effect thereto, the aggregate amount of all such Unfinanced Capital Expenditures would exceed the following amounts during the fiscal quarters indicated: (1) $4,750,000 during the third fiscal quarter of Fiscal Year 1995, (2) $2,850,000 during the fourth fiscal quarter of Fiscal Year 1995, (3) $2,850,000 during the first fiscal quarter of Fiscal Year 1996, (4) $3,250,000 during the second fiscal quarter of Fiscal

Year 1996, (5) $3,500,000 during the third fiscal quarter of Fiscal Year 1996,
(6) $3,647,000 during the fourth fiscal quarter of Fiscal Year 1996, (7) $3,250,000 during the first fiscal quarter of Fiscal Year 1997, (8) $3,500,000 during the second fiscal quarter of Fiscal Year 1997, (9) $3,750,000 during the third fiscal quarter of Fiscal Year 1997, or (10) $4,000,000 during each fiscal quarter thereafter.

                 (b) RML shall not make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by RML would exceed (1) $35,000 during the period consisting of the third and fourth fiscal quarters of Fiscal Year 1995, (2) $75,000 during Fiscal Year 1996, (3) $85,000 during Fiscal Year 1997, or (3) $25,000 during each fiscal quarter thereafter.

                 (c) Willow shall not make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by Willow would exceed (1) $30,000 during the period consisting of the third and fourth fiscal quarters of Fiscal Year 1995, (2) $60,000 during Fiscal Year 1996, (3) $60,000 during Fiscal Year 1997, or (4) $20,000 during each fiscal quarter thereafter.

                 (d) Hutch shall not make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by Hutch would exceed (1) $70,000 during the period consisting of the third and fourth fiscal quarters of Fiscal Year 1995, (2) $385,000 during Fiscal Year 1996, (3) $385,000 during Fiscal Year 1997, or (4) $100,000 during each fiscal quarter thereafter. For purposes of this Section 8.23(d), Capital Expenditures shall be deemed to exclude expenditures made by Hutch in connection with setting up the production facility for Forster products at Hutch's plant located in Monticello, Kentucky; provided that such expenditures shall not exceed $800,000, of which $270,000 shall be financed by Kentucky Regional Economic Development Authority (KREDA) on terms reasonably satisfactory to the Agent.

                 (e) NWR shall not make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by NWR would exceed (1) $200,000 during the period consisting of the third and fourth fiscal quarters of Fiscal Year 1995, (2) $880,000 during Fiscal Year 1996, (3) $880,000 during Fiscal Year 1997, or (4) $220,000 during each fiscal quarter thereafter.

                 (f)  RRC shall not make or incur any Capital Expenditures.

                 (g) No Borrower shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by all Borrowers would exceed (1) $10,650,000 during the period consisting of the third and fourth quarters of Fiscal Year 1995, (2) $21,300,000 during Fiscal Year 1996, (3) $21,300,000 during Fiscal
Year 1997, or (4) $5,325,000 during each fiscal quarter thereafter.

Each amount set forth in clauses (a) through (e) of this Section 8.23 for any fiscal period shall hereinafter be referred to as a "Base Amount." In the event that a Borrower shall, during any applicable fiscal period, make or incur Capital Expenditures (or Unfinanced Capital Expenditure in the case of clause
(a)(ii)) in an aggregate amount less than the Base Amount for such fiscal period, an amount (a "Carry-Over Amount") equal to the lesser of (1) one-half of such Base Amount, and (2) such Base Amount minus the aggregate amount of such Capital Expenditures actually made or incurred, shall be added to the Base Amount for the then next succeeding fiscal period. No Carry-Over Amount shall be added to any Base Amount other than the Base Amount for the then next succeeding fiscal period. For purposes of making the calculations contemplated by this paragraph, any Capital Expenditures made or incurred during any fiscal period shall be deemed to reduce, first, the Base Amount for such fiscal period, and second, the Carry-Over Amount, if any, added to the Base Amount for such fiscal period.

                 8.24 Operating Lease Obligations. (a) RMC shall not enter into any lease of real or personal property as lessee or sublessee (other than Capital Leases), if, after giving effect thereto and excluding any permitted intercompany lease payments, the aggregate amount of Rentals payable by RMC in any Fiscal Year in respect of such lease and all such other leases would exceed $9,500,000.

                 (b) RML shall not enter into any lease of real or personal property as lessee or sublessee (other than Capital Leases), if, after giving effect thereto and excluding any permitted intercompany lease payments, the aggregate amount of Rentals payable by RML in any Fiscal Year in respect of such lease and all such other leases would exceed $300,000.

                 (c) Willow shall not enter into any lease of real or personal property as lessee or sublessee (other than Capital Leases), if, after giving effect thereto and excluding any permitted intercompany lease payments, the aggregate amount of Rentals payable by Willow in any Fiscal Year in respect of such lease and all such other leases would exceed $300,000.

                 (d) Hutch shall not enter into any lease of real or personal property as lessee or sublessee (other than Capital Leases), if, after giving effect thereto and excluding any permitted intercompany lease payments, the aggregate amount of

Rentals payable by Hutch in any Fiscal Year in respect of such lease and all such other leases would exceed $2,000,000.

                 (e) NWR shall not enter into any lease of real or personal property as lessee or sublessee (other than Capital Leases), if, after giving effect thereto and excluding any permitted intercompany lease payments, the aggregate amount of Rentals payable by NWR in any Fiscal Year in respect of such lease and all such other leases would exceed $2,000,000.

                 (f) RRC shall not enter into any lease of real or personal property as lessee or sublessee.

                 8.25 Interest Coverage. (a) RMC will not permit the ratio of RMC's and its consolidated Subsidiaries' (other than Diversified Trucking's)
(1) Adjusted Net Earnings from Operations plus, to the extent deducted in computing such Adjusted Net Earnings from Operations, (A) cash interest expense, (B) any provision for income taxes, (C) depreciation, and (D) amortization, to (2) cash interest expense, to be less than the applicable ratio set forth below as of the last day of the fiscal quarter of the Fiscal Year indicated, calculated (i) for the third and fourth fiscal quarters of Fiscal Year 1995 and the first fiscal quarter of Fiscal Year 1996, for the period commencing on the first day of the third fiscal quarter of Fiscal Year 1995 and ending on such date, and (ii) for the second fiscal quarter of Fiscal Year 1996 and for each fiscal quarter thereafter, for the four (4) consecutive fiscal quarters ending on such date:

           Ratio                          Fiscal Quarter        Fiscal Year
           -----                          --------------        -----------
         0.7 to 1.0                          Third                  1995
         1.4 to 1.0                          Fourth                 1995
         1.4 to 1.0                          First                  1996
         1.4 to 1.0                          Second                 1996
         1.4 to 1.0                          Third                  1996

                                             and

         1.4 to 1.0                          Each fiscal quarter
                                             thereafter

For purposes of this Section 8.25(a), Adjusted Net Earnings of RMC and its consolidated Subsidiaries, other than Diversified Trucking, for any fiscal quarter shall be deemed to include the principal amount of any Debt of RMC incurred during such fiscal quarter and subordinated to the Obligations on a basis satisfactory in form and substance to the Majority Lenders; provided, no such amounts in excess of $5,000,000 in the aggregate during the term of this Agreement shall be so included in Adjusted Net Earnings of RMC and its consolidated Subsidiaries other than Diversified Trucking.

                 (b) RML will not permit the ratio of RML's (1) Adjusted Net Earnings from Operations plus, to the extent deducted in computing such Adjusted Net Earnings from Operations, (A) cash interest expense, (B) any provision for income taxes, (C) depreciation, and (D) amortization, to (2) cash interest expense, to be less than (i) 1.5 to 1.0 as of the last day of the third and fourth fiscal quarters of Fiscal Year 1995 and the first fiscal quarter of Fiscal Year 1996, for the period commencing on the first day of the third fiscal quarter of Fiscal Year 1995 and ending on such date, and (ii) 1.5 to 1.0 as of the last day of each fiscal quarter thereafter, commencing with the second fiscal quarter of Fiscal Year 1996, calculated for the four (4) consecutive fiscal quarters ending on such date.

                 (c) Willow will not permit the ratio of Willow's (1) Adjusted Net Earnings from Operations plus, to the extent deducted in computing such Adjusted Net Earnings from Operations, (A) cash interest expense, (B) any provision for income taxes, (C) depreciation, and (D) amortization, to (2) cash interest expense, to be less than (i) 4.5 to 1.0 as of the last day of the third and fourth fiscal quarters of Fiscal Year 1995 and the first fiscal quarter of Fiscal Year 1996, for the period commencing on the first day of the third fiscal quarter of Fiscal Year 1995 and ending on such date, and (ii) 4.5 to 1.0 as of the last day of each fiscal quarter thereafter, commencing with the second fiscal quarter of Fiscal Year 1996, calculated for the four (4) consecutive fiscal quarters ending on such date.

                 (d) Hutch will not permit the ratio of Hutch's (1) Adjusted Net Earnings from Operations plus, to the extent deducted in computing such Adjusted Net Earnings from Operations, (A) cash interest expense, (B) any provision for income taxes, (C) depreciation, and (D) amortization, to (2) cash interest expense, to be less than the applicable ratio set forth below as of the last day of the fiscal quarter of the Fiscal Year indicated, calculated (i) for the third and fourth fiscal quarters of Fiscal Year 1995 and the first fiscal quarter of Fiscal Year 1996, for the period commencing on the first day of the third fiscal quarter of Fiscal Year 1995 and ending on such date, and
(ii) for the second fiscal quarter of Fiscal Year 1996 and for each fiscal quarter thereafter, for the four (4) consecutive fiscal quarters ending on such date:

           Ratio                          Fiscal Quarter        Fiscal Year
           -----                          --------------        -----------
         2.7 to 1.0                          Third                  1995
         2.7 to 1.0                          Fourth                 1995
         2.7 to 1.0                          First                  1996
         3.1 to 1.0                          Second                 1996

         3.1 to 1.0                          Third                  1996
         3.6 to 1.0                          Fourth                 1996
         3.6 to 1.0                          First                  1997
         3.7 to 1.0                          Second                 1997

                                             and

         4.0 to 1.0                          Each fiscal quarter
                                             thereafter

                 (e) NWR will not permit the ratio of NWR's (1) Adjusted Net Earnings from Operations plus, to the extent deducted in computing such Adjusted Net Earnings from Operations, (A) cash interest expense, (B) any provision for income taxes, (C) depreciation, and (D) amortization, to (2) cash interest expense, to be less than the applicable ratio set forth below as of the last day of the fiscal quarter of the Fiscal Year indicated, calculated (i) for the third and fourth fiscal quarters of Fiscal Year 1995 and the first fiscal quarter of Fiscal Year 1996, for the period commencing on the first day of the third fiscal quarter of Fiscal Year 1995 and ending on such date, and
(ii) for the second fiscal quarter of Fiscal Year 1996 and for each fiscal quarter thereafter, for the four (4) consecutive fiscal quarters ending on such date:

           Ratio                          Fiscal Quarter        Fiscal Year
           -----                          --------------        -----------
         1.4 to 1.0                          Third                  1995
         1.4 to 1.0                          Fourth                 1995
         1.7 to 1.0                          First                  1996
         2.2 to 1.0                          Second                 1996
         2.4 to 1.0                          Third                  1996
         2.5 to 1.0                          Fourth                 1996
         2.6 to 1.0                          First                  1997
         2.8 to 1.0                          Second                 1997

                                             and

         2.9 to 1.0                          Each fiscal quarter
                                             thereafter

                 8.26 Adjusted Tangible Net Worth. (a) RMC and its consolidated Subsidiaries other than Diversified Trucking will have Adjusted Tangible Net Worth of not less than the applicable amount set forth below as of the last day of the fiscal quarter of the Fiscal Year indicated:

           Amount                         Fiscal Quarter        Fiscal Year
           ------                         --------------        -----------
         $ 73,414,000                        Third                  1995
         $ 79,725,000                        Fourth                 1995
         $ 80,183,000                        First                  1996

         $ 81,027,000                        Second                 1996
         $ 81,568,000                        Third                  1996
         $ 83,918,000                        Fourth                 1996
         $ 84,048,000                        First                  1997
         $ 84,813,000                        Second                 1997
         $ 85,276,000                        Third                  1997
         $ 88,978,000                        Fourth                 1997

                                             and

         $ 88,500,000                        Each fiscal quarter
                                             thereafter

                 (b) RML will have Adjusted Tangible Net Worth of not less than the applicable amount set forth below as of the last day of the fiscal quarter of the Fiscal Year indicated:

           Amount                         Fiscal Quarter        Fiscal Year
           ------                         --------------        -----------
         $ 4,102,000                         Fourth                 1995
         $ 4,102,000                         First                  1996
         $ 4,102,000                         Second                 1996
         $ 4,102,000                         Third                  1996
         $ 4,985,000                         Fourth                 1996
         $ 4,985,000                         First                  1997
         $ 4,985,000                         Second                 1997
         $ 4,985,000                         Third                  1997
         $ 5,691,000                         Fourth                 1997

                                             and

         $ 5,700,000                         Each fiscal quarter
                                             thereafter

                 (c) Willow will have Adjusted Tangible Net Worth of not less than the applicable amount set forth below as of the last day of the fiscal quarter of the Fiscal Year indicated:

           Amount                         Fiscal Quarter        Fiscal Year
           ------                         --------------        -----------
         $ 2,283,000                         Third                  1995
         $ 2,392,000                         Fourth                 1995
         $ 2,390,000                         First                  1996
         $ 2,718,000                         Second                 1996
         $ 2,986,000                         Third                  1996
         $ 3,129,000                         Fourth                 1996
         $ 2,949,000                         First                  1997
         $ 3,380,000                         Second                 1997
         $ 3,713,000                         Third                  1997
         $ 3,882,000                         Fourth                 1997

                                             and

         $ 3,850,000                    Each fiscal quarter
                                             thereafter

                 (d) Hutch will have Adjusted Tangible Net Worth of not less than the applicable amount set forth below as of the last day of the fiscal quarter of the Fiscal Year indicated:

           Amount                         Fiscal Quarter        Fiscal Year
           ------                         --------------        -----------
         $ 5,298,000                         Third                  1995
         $ 5,482,000                         Fourth                 1995
         $ 6,073,000                         First                  1996
         $ 6,012,000                         Second                 1996
         $ 7,050,000                         Third                  1996
         $ 7,698,000                         Fourth                 1996
         $ 7,636,000                         First                  1997
         $ 7,509,000                         Second                 1997
         $ 8,775,000                         Third                  1997
         $ 9,296,000                         Fourth                 1997

                                             and

         $ 9,000,000                         Each fiscal quarter
                                             thereafter

                 (e) NWR will have Adjusted Tangible Net Worth of not less than the applicable amount set forth below as of the last day of the fiscal quarter of the Fiscal Year indicated:

               Amount                   Fiscal Quarter          Fiscal Year
               ------                   --------------          -----------
         $  8,202,000                        Third                  1995
         $  8,249,000                        Fourth                 1995
         $  9,160,000                        First                  1996
         $ 11,369,000                        Second                 1996
         $ 12,742,000                        Third                  1996
         $ 12,799,000                        Fourth                 1996
         $ 13,619,000                        First                  1997
         $ 16,270,000                        Second                 1997
         $ 17,904,000                        Third                  1997
         $ 18,171,000                        Fourth                 1997

                                             and

         $ 21,000,000                        Each fiscal quarter
                                             thereafter

                 8.27 RMC Availability. RMC shall have Individual Availability of not less than the applicable amount set forth below as of the last day of the fiscal quarter of the Fiscal Year indicated:

              Amount                  Fiscal Quarter            Fiscal Year
              ------                  --------------            -----------
           $   500,000                     Third                    1995
           $ 1,000,000                     Fourth                   1995
           $   200,000                     First                    1996
           $ 1,700,000                     Second                   1996
           $ 1,800,000                     Third                    1996
           $ 1,200,000                     Fourth                   1996
           $   500,000                     First                    1997
           $ 2,000,000                     Second                   1997
           $ 2,000,000                     Third                    1997

                                           and

           $ 1,500,000                     Each fiscal quarter
                                           thereafter

                 8.28  Fiscal Year.  No Borrower will change its Fiscal Year from a calendar year.

                 8.29 Further Assurances. Each Borrower shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.


                                   ARTICLE 9

                             CONDITIONS OF LENDING

                 9.1 Conditions Precedent to Making of Loans on the Restatement Closing Date. The obligation of the Lenders to make the initial Loans on the Restatement Closing Date, and the obligation of the Agent to take reasonable steps to cause to be issued any Letter of Credit or created any Acceptance on the Restatement Closing Date and the obligation of the Lenders to participate in any credit support or enhancement provided through the Agent in connection with any such Letter of Credit or Acceptance, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Agent and the Lenders:

                 (a) Each Borrower shall have performed and complied with all covenants, agreements and conditions contained herein which are required to be performed or complied with by such Borrower before or on the Restatement Closing Date.

                 (b) The Agent and the Lenders shall have received certificates dated the Restatement Closing Date and signed by the vice president administration - treasurer of RMC, Hutch, NWR, Willow and RRC, and treasurer and secretary of RML, certifying that the condition specified in Section 9.1(a) has been fulfilled, and setting forth in detail each component of such Borrower's Individual Borrowing Base, Individual Maximum Revolver Amount and Aggregate Revolver Outstandings in order to demonstrate that after making the Revolving Loans on the Restatement Closing Date, Availability would be at least $5,000,000, and Individual Availability for each Borrower shall be at least zero.

                 (c) The Agent and the Lenders shall have received all items on the List of Closing Documents attached hereto as Exhibit G which are not elsewhere identified in this Article 9, such items to be in form and substance satisfactory to the Agent and the Lenders, and to be executed by all parties thereto when the nature of such items so requires.

                 (d) The Borrowers shall have paid to the Agent, for its benefit and/or for the benefit of the Lenders, as applicable, the Closing Fee and all fees, costs, and expenses (including, without limitation, attorneys and paralegals fees and disbursements) incurred by the Agent and the Lenders in connection with the negotiation, preparation, and consummation of this Agreement, the other Loan Agreements and the transactions contemplated thereby.

                 (e) All proceedings taken in connection with the execution of this Agreement, all other Loan Documents and all documents and papers relating thereto shall be satisfactory to the Agent and the Lenders. The Agent shall have received copies of such documents and papers as the Agent and the Lenders may reasonably request in connection therewith, all in form and substance satisfactory to the Agent and the Lenders.

                 (f) (A) RMC will have Adjusted Tangible Net Worth of not less than $72,000,000 on the Restatement Closing Date, and (B) the Parent will have "Adjusted Tangible Net Worth" (as such term is defined in the Parent Guaranty) of not less than $106,500,000 on the Restatement Closing Date.

The acceptance by a Borrower of any Loans made on the Restatement Closing Date shall be deemed to be a representation and warranty made by such Borrower to the effect that all of the conditions to the making of such Loans set forth in this Section 9.1 have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by the president and chief financial officer or treasurer of such Borrower, dated the Restatement Closing Date, to such effect.

                 9.2 Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan, including the initial Loans on the Restatement Closing Date, and the obligation of the Agent to take reasonable steps to cause to be issued any Letter of Credit or created any Acceptance, including any Letter of Credit issued or Acceptance created on the Restatement Closing Date, and the obligation of the Lenders to participate in any credit support or enhancement provided through the Agent in connection with any such Letter of Credit or Acceptance, shall be subject to the further conditions precedent that on the date of any such extension of credit;

                 (a) the following statements shall be true, and the acceptance by a Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (1) and (2), with the same effect as the delivery to the Agent and the Lenders of a certificate signed by the president and chief financial officer or treasurer of such Borrower, dated the date of such extension of credit, stating that:

                          (1) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, except to the extent the Agent and the Lenders have been notified by a Borrower that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty;

                          (2) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

                          (3) Such extension of credit is permitted to be made pursuant to Section 4.11 of the Senior Subordinated Note Indenture;

                 (b) the Agent and the Lenders shall have received such other approvals, opinions or documents as they may reasonably request;

                 (c) no order, judgment or decree of any Public Authority and no law, rule or regulation applicable to the

         Agent or any Lender shall purport by its terms to enjoin, restrain or otherwise prohibit the making of such Loan;

                 (d) since December 31, 1994, no material adverse change shall have occurred with respect to the business, operations, assets, financial condition or prospects of any Borrower; and

                 (e) in the case of a Capital Expenditure Loan, the Agent shall obtain a first priority perfected Lien, for the benefit of the Secured Creditors, on the Equipment that served as the basis for such Capital Expenditure Loan, contemporaneously with the making of such Capital Expenditure Loan;

provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing BABC or the Agent for such Lender's Pro Rata Share of any BABC Loan or Agent Advance as provided in Sections 2.4(g), (h) and (i).


                                   ARTICLE 10

                               DEFAULT; REMEDIES

                 10.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                 (a) any failure to pay the principal of or interest or premium on any of the Obligations when due, whether upon demand or otherwise;

                 (b) any representation or warranty made by any Borrower in this Agreement, any of the other Loan Documents, any Financial Statement, or any certificate furnished by any Borrower at any time to the Agent or any Lender shall prove to be untrue or misleading in any material respect as of the date on which made;

                 (c) any failure by any Borrower to comply with any of the covenants set forth in Article 8;

                 (d) any failure by any Borrower to comply with any of the other covenants and agreements contained in this Agreement, the Mortgages, the other Loan Documents, or any other agreement entered into at any time to which any Borrower and the Agent and/or any Lender are party, for more than (1) twenty (20) days after notice of such failure by the Agent to the applicable Borrower, (2) thirty (30) days after the date that the applicable Borrower discovers, or reasonably should have discovered, such failure, or (3) if such failure shall have existed for more than forty-five (45) days, five (5) days after the earlier of
         (A) written notice thereof from the Agent to the applicable Borrower or (B) the applicable Borrower's discovery of such failure; provided, however, that no such grace period shall apply, and an Event of Default shall exist promptly upon such failure to comply, if such failure to comply may not, in the reasonable determination of the Majority Lenders, be cured by the applicable Borrower during such grace period; or if any such agreement, instrument or document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Majority Lenders) or become void or unenforceable without the written consent of the Majority Lenders;

                 (e) default shall occur with respect to the Subordinated Debentures or the Senior Subordinated Notes, or default shall occur with respect to any Debt for borrowed money (other than the Obligations, the UDAG Debt and the Wisconsin Department of Development
         Debt) in an outstanding principal amount in excess of $200,000 or under any agreement or instrument under or pursuant to which any such Debt or indebtedness may have been issued, created, assumed, or guaranteed by any Borrower, and any such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt or indebtedness to accelerate, the maturity of any such Debt or indebtedness; or any Debt (including the UDAG Debt and the Wisconsin Department of Development Debt) or indebtedness shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

                 (f) the Parent, DP, International, any Borrower, or any Subsidiary of any Borrower, shall (1) file a voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (2) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for it or for all or any part of its property; (3) make an assignment for the benefit of creditors; or (4) be unable generally to pay its debts as they become due;

                 (g) an involuntary petition shall be filed or an action or proceeding otherwise commenced against any Borrower, or any Subsidiary of any Borrower, seeking reorganization, arrangement or readjustment of the debts of such Borrower or Subsidiary or for any other relief under the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, and either (1) such petition, action or proceeding shall remain undismissed or unvacated for a period of sixty (60) days, or (2) an order for relief shall be entered with respect thereto;

                 (h) a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for any Borrower, or any Subsidiary of any Borrower, or for all or any material part of their property shall be appointed; or a warrant of attachment, execution or similar process shall be issued against any material part of the property of any Borrower;

                 (i) any Borrower, or any Subsidiary of any Borrower, shall file a certificate of dissolution under applicable state or provincial law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

                 (j) all or any material part of the property of any Borrower, or any Subsidiary of any Borrower, shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of any Borrower or any Subsidiary of any Borrower shall be assumed by any Public Authority or any court of competent jurisdiction at the instance of any Public Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                 (k) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Liens created in favor of the Agent pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

                 (l) one or more final judgments for the payment of money aggregating in excess of $50,000 (whether or not covered by insurance) shall be rendered against any Borrower, or any Subsidiary of any Borrower, which is not discharged in full or stayed within thirty (30) days from the date of entry thereof;

                 (m) any loss, theft, damage or destruction of any item or items of Collateral occurs which (1) materially and adversely affects the operation of any Borrower's business; or (2) is material in amount and is not adequately covered by insurance;

                 (n) there occurs any material adverse change in any Borrower's property, business, operations, financial condition or prospects;

                 (o) Any Termination Event occurs which the Majority Lenders reasonably believe could subject any Borrower or any ERISA Affiliate of any Borrower to a liability in excess of $25,000;

                 (p) The plan administrator of any Plan applies under Section 412(d) of the Code for a waiver of the minimum funding standards of
         Section 412(a) of the Code and the Majority Lenders reasonably believe that the substantial business hardship upon which the application for such waiver is based could subject any Borrower or any ERISA Affiliate of any Borrower to a liability in excess of $25,000;

                 (q) there is filed against any Borrower, or any Subsidiary of any Borrower, any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of
         1970), which action, suit or proceeding (1) is not dismissed within one hundred eighty (180) days, and (2) could result in the confiscation or forfeiture of any material portion of the Collateral or the other assets of any Borrower or the assets of any Subsidiary of any Borrower;

                 (r) the Parent shall cease to own one hundred percent (100%) of the capital stock of RMC, DP, RLTD, Willow, Hutch, NWR and International, or International shall cease to own one hundred percent (100%) of the capital stock of RML, or RMC shall cease to own one hundred percent (100%) of the capital stock of RRC; or

                 (s) any default shall occur under the Parent Guaranty, the DP Guaranty, the International Guaranty, the Actava World Trade Guaranty or the Diversified Trucking Guaranty or the Parent Guaranty, the DP Guaranty, the International Guaranty, the Actava World Trade Guaranty or the Diversified Trucking Guaranty shall be terminated, revoked or declared void or invalid.

                 10.2 Remedies. (a) If a Default or an Event of Default exists, the Agent may, in its discretion, or, at the direction of the Majority Lenders, shall, without notice to or demand on any Borrower, do one or more of the following at any time or times and in any order: (1) reduce the Maximum Revolver Amount, the Individual Maximum Revolver Amount with respect to any or all Borrowers, or the amount of the Revolver Facility or Capital Expenditure Facility, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Maximum Revolver Amount and Individual Maximum Revolver Amount with respect to any or all Borrowers, or reduce or increase one or more of the other elements used in computing the Maximum Revolver Amount and Individual Maximum Revolver Amount with respect to any or all Borrowers; and
(2) restrict the amount of or refuse to make Revolving Loans or Capital Expenditure Loans and restrict or refuse to arrange for Letters of Credit or Acceptances. If an Event of Default exists, the Agent may, in its discretion, or shall, at the direction of the Majority Lenders, without notice to or demand on any Borrower, except as otherwise provided herein, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order: (A) terminate the Commitments and this Agreement and (B) upon notice to the Borrowers, declare any or all Obligations to be immediately due and payable (provided however that upon the occurrence of any Event of Default described in Sections 10.1(f), 10.1(h), or 10.1(i), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind); and pursue its other rights and remedies under the Loan Documents and applicable law. Notwithstanding anything contained in this Agreement, no Lender shall have any obligation to make Loans hereunder during the existence of any Event of Default; provided, that the foregoing sentence shall not limit the provisions contained in this Agreement with respect to each Lender participating in or reimbursing BABC or the Agent for such Lender's Pro Rata Share of any BABC Loan or Agent Advance as provided in Sections 2.4(g), (h) and
(i).

                 (b) If an Event of Default exists: (1) the Agent shall have, in addition to all other rights, the rights and





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remedies of a secured party under the UCC and the PPSA; (2) the Agent may, at any time, take possession of the Collateral and keep it on the applicable Borrower's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrowers shall, upon the Agent's demand, at the Borrowers' cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (3) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrowers agree that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC, the PPSA or otherwise, shall constitute reasonable notice to the Borrowers if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) days prior to such action (or at least fifteen (15) days prior to such action in the case of any action with respect to Collateral of RML located in the Province of Ontario, Canada) to the Borrowers' address specified in or pursuant to Section 14.7. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to any Borrower. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, each Borrower irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. Each Borrower agrees that the Agent has no obligation to preserve rights to the Collateral or marshall any Collateral for the benefit of any Person. The Agent is hereby granted a license or other right to use, without charge, each Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and each Borrower's rights under all licenses and all franchise agreements shall inure to the Agent's benefit. The proceeds of sale shall be applied first to all expenses of sale, including attorneys' fees, and second, in whatever order the Majority Lenders shall elect, to all Obligations (in accordance with each Lender's Pro Rata Share therein, as applicable). The Agent will return any excess to the applicable Borrower or such other Person

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as shall be legally entitled thereto and the Borrowers shall remain liable for any deficiency.

                 (c) If an Event of Default occurs, except as otherwise specifically provided herein, each Borrower hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

                 (d) If the Agent, in its discretion or at the direction of the Majority Lenders, shall terminate this Agreement upon an Event of Default, the Borrowers shall pay the Agent, for the account of the Lenders, immediately upon termination, an early termination penalty equal to the early termination fee that would have been payable under Section 3.11 if this Agreement had been terminated on that date pursuant to the Borrowers' election.


                                   ARTICLE 11

                              TERM AND TERMINATION

                 11.1 Term and Termination. The term of this Agreement shall end on the Stated Termination Date. The Majority Lenders may terminate this Agreement without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations shall become immediately due and payable. Notwithstanding the termination of this Agreement, until all Obligations are paid and performed in full, the Agent and the Lenders shall retain all their rights and remedies hereunder (including, without limitation, the security interest of the Agent, for the ratable benefit of the Secured Creditors, in and all rights and remedies with respect to all then existing and after-arising Collateral).


                                   ARTICLE 12

          AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

                 12.1 No Implied Waivers. No act, failure or delay by the Agent or the Lenders shall constitute a waiver of any of their rights and remedies. No single or partial waiver by the Agent or the Lenders of any provision of this Agreement or any other Loan Document, or of breach or default hereunder or thereunder, or of any right or remedy which the Agent or the Lenders may have, shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provisions, breach, default, right or remedy on a future occasion. No waiver by the Agent or the Lenders shall affect their rights to require strict performance of this Agreement.

                 12.2 Amendments and Waivers. No amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Majority Lenders and the Borrowers, and no termination or waiver of any provision of this Agreement, or consent to any departure by a Borrower therefrom, shall in any event be effective without the written concurrence of the Majority Lenders, which concurrence the Majority Lenders shall have the right to grant or withhold at their sole discretion. Notwithstanding the immediately preceding sentence, any amendment, modification or waiver (a) of any provision of Articles 2, 3 or 4, which amendment, modification or waiver relates to any increase in the Commitments or in the principal amount of any Capital Expenditure Loan or face amount of any Letter of Credit, extension of the Stated Maturity Date or of the average life or maturity of any installment of any Capital Expenditure Loan or of the expiration date of any Letter of Credit or Acceptance, or reduction of the interest rates applicable to any Loans or the amount of fees payable hereunder, shall be effective if, and only if, evidenced by a writing agreed to and signed by all Lenders, (b) effectuating the discharge of any guarantor or release of any Guaranty of any of the Obligations, the discharge of any Borrower, or the subordination of the Agent's Liens pursuant to this Agreement, or (b) of the definitions of "Majority Lenders," "Pro Rata Share," "Maximum Revolver Amount" or "Individual Maximum Revolver Amount" (or any term affecting the calculation of the Maximum Revolver Amount or Individual Maximum Revolver Amount in any material respect), or the provisions contained in this Section 12.2, or in
Section 13.8(a) with respect to the release of the Agent's Liens, shall be effective if, and only if, evidenced by a writing agreed to and signed by all Lenders. No amendment, modification, termination, or waiver of any provision of Article 13 or any other provision referring to the Agent shall be effective without the written concurrence of the Agent. The Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on a Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this Section 12.2 shall be binding on each Secured Creditor, each future Secured Creditor, and, if signed by the Borrowers, on the Borrowers.

                 12.3  Assignments; Participations.

                 (a) Each Lender shall have the right, with the Agent's consent and after consultation with the Borrowers regarding the prospective assignee, at any time to assign to one or more commercial banks or other financial institutions all or a portion of its Commitment, the Loans owing to it and Capital Expenditure Loan Notes held by it and its rights and obligations with respect to Letters of Credit and Acceptances; provided, however, that the Agent shall not withhold its consent to any such assignment made in compliance with this Section 12.3 to any of the financial institutions set forth on Schedule 12.3; and provided, further, that
(1) each such assignment shall be of a constant, and not a varying percentage of all of the assigning Lender's corresponding rights and obligations under this Agreement and the assignment shall apply the same percentage to such Lender's Commitment and Loans, (2) the aggregate amount of the outstanding Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance entered into with respect to such assignment by the assigning Lender and the assignee, and accepted by the Agent, in substantially the form of Exhibit H ("Assignment and Acceptance")) shall in no event be less than $15,000,000 and integral multiples of $5,000,000 in excess of that amount, except that such limitation shall not apply to an assignment by any Lender of all of its rights and obligations under this Agreement or to an assignment by an original signatory to this Agreement to another such signatory, (3) except in the case of an assignment in whole of a Lender's rights and obligations under this Agreement or an assignment by an original signatory to this Agreement to another such signatory, immediately after giving effect to any assignment the aggregate amount of the outstanding Commitment still held by the assigning Lender in its own name shall in no event be less than $5,000,000, and (4) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together the Capital Expenditure Loan Notes subject to such assignment with a processing and recordation fee of $5,000. Notwithstanding the immediately preceding sentence, no Lender other than BABC shall be permitted to make any assignment of any of its Commitment, Loans or rights and obligations with respect to Letters of Credit and Acceptances to any commercial bank or other financial institution other than BABC, unless BABC shall have declined to purchase such Commitment, Loans and rights and obligations pursuant to an assignment transaction having substantially identical terms. Upon execution, delivery, acceptance and recording of any Assignment and Acceptance, from and after the effective date specified therein, which effective date shall be at least two (2) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, but not limited to, the obligation to participate in credit support or other enhancement for Letters of Credit and Acceptances pursuant to Section 2.5(f)) of a Lender hereunder and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance,

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relinquish its rights and be released from its obligations under this Agreement
(and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                 (b) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (3) such assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (4) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (5) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (6) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                 (c)  The Agent shall maintain at its address set forth in
Section 14.7 a copy of each Assignment and Acceptance delivered to and accepted by it and books and records, including computer records, in which it shall record the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall constitute rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein, and the Borrowers, the Agent and the Lenders may treat each Person the name of which is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                 (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with the Capital Expenditure Loan Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit H,
(1) accept such Assignment and Acceptance, (2) record the information contained therein in the Register, and (3) give prompt notice thereof to the Borrowers. Within five (5) Business Days after the Borrowers' receipt of such notice, the Borrowers, at their own expense, will execute and deliver to the Agent in exchange for the surrendered Capital Expenditure Loan Notes, new Capital Expenditure Loan Notes to the order of (A) such assigning Lender, in amounts corresponding to the interest in the rights and obligations under this Agreement retained by such Lender, and (B) such assignee, in amounts corresponding to the interest in the assigning Lender's rights and obligations under this Agreement acquired by such assignee pursuant to such Assignment and Acceptance. Such new Capital Expenditure Loan Notes shall be in aggregate principal amounts equal to the aggregate principal amounts of such surrendered Capital Expenditure Loan Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit F. Upon delivery of such new Capital Expenditure Loan Notes, the surrendered Capital Expenditure Loan Notes shall be cancelled by the Agent and returned to the applicable Borrower.

                 (e) Each Lender may sell participations in all or any part of its rights and obligations under this Agreement (including, without limitation, all or any part of its Commitment, the Loans or its rights in connection with Letters of Credit and Acceptances, as applicable), in minimum amounts of $10,000,000 and integral multiples of $5,000,000 in excess of that amount, to one or more other Persons; provided, however, that (1) such Lender's obligations under this Agreement shall remain unchanged, (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (3) the Agent, the Borrowers and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. No Participating Lender may be given any rights to require the Lender granting such Participating Lender's participation to vote against any matters, other than (A) the release of all or substantially all of the Collateral, or (B) any amendment, modification or waiver of any provision of Articles 2, 3 or 4 relating to the principal amount of the Loans, Letters of Credit or Acceptances, the maturity dates of the Loans, the interest rates borne by the Loans and the amounts of any fees payable to such Lender under Sections 3.5 through 3.8 and 3.11. No Participating Lender shall be a "Lender" for any purpose under this Agreement; provided, however, that any Participating Lender may be given the rights and obligations of a Lender (including any right to receive payment) under Sections 3.3(e) and (f), 3.5 through 3.8, 3.11, 4.3, 4.8 and 14.8, provided, further, that all requests for any such payments shall be made by any Participating Lender through the Lender granting such participation. The right of each Participating Lender to receive payment pursuant to the immediately preceding sentence shall be limited to the lesser of (i) the amounts actually incurred by such Participating Lender for which payment is provided under such Sections and (ii) the amounts that would have been payable under such Sections to the Lender granting the participation had such participation not been granted. It is expressly agreed that, in connection with prospective offers for the sale and transfer of any participation pursuant to this Section 12.3(e), any Lender may provide to any prospective Participating Lender such information pertaining to the Borrowers as such Lender may deem appropriate.

                 (f) If a Participating Lender shall at any time with the Borrowers' knowledge participate with any Lender in the Loans, each Borrower hereby grants to such Participating Lender, and such Participating Lender shall have and is hereby given, for the its benefit and that of the Agent and the Lenders, a continuing Lien on and security interest in any money, Securities and other property of such Borrower in the custody or possession of such Participating Lender, including the right of set-off, to the extent of the total amount of the Obligations, and such Participating Lender shall be deemed to have the same right of set-off to the extent of the Participating Lender's participation in the Obligations under this Agreement as it would have if it were a direct lender.

                 (g) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement, in favor of any Federal Reserve Bank, in accordance with Regulation A of the Federal Reserve Board or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                 12.4 Binding Effect; Assignment; Disclosure. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors and assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Borrower without the prior written consent of the Agent and the Lenders. With respect to a Borrower, successors and assigns shall include, without limitation, any receiver, trustee or debtor-in-possession of or for such Borrower. The rights and benefits of any Lender hereunder shall, if such Lender so agrees, inure to any party acquiring any interest in the Obligations or any part thereof, subject to the provisions of Section 12.3. Each Borrower agrees that the Agent and any Lender may use such Borrower's name in advertising and promotional materials and in conjunction therewith disclose the general terms of this Agreement.


                                   ARTICLE 13

                                   THE AGENT

                 13.1 Appointment. Each Lender hereby designates and appoints BankAmerica Business Credit, Inc. as its Agent under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this
Article 13. The provisions of this Article 13 are solely for the benefit of the Agent and the Lenders, and no Borrower shall have any rights as a third party beneficiary of any of the provisions hereof (other than as expressly set forth in Section 13.7). In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Borrower. The Agent may perform any of its duties under this Agreement, or under the other Loan Documents, by or through its agents or employees.

                 13.2 Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. Except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including, without limitation, (a) subject to the limitations upon the Agent's discretion described in the definitions of Eligible Accounts and Eligible Inventory, the determination of the applicability of ineligibility criteria with respect to the calculation of the Maximum Revolver Amount and Individual Maximum Revolver Amounts, (b) the making of Agent Advances pursuant to Section 2.4(h), and (c) the exercise of remedies pursuant to Section 10.2, and any action so taken or not taken shall be deemed consented to by the Lenders. The Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the other Loan Documents, express or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrowers in connection with the making and the continuance of the Loans hereunder, and shall make its own appraisal of the creditworthiness of the Borrowers, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the date of this Agreement or at any time or times thereafter, other than written reports provided by the Borrowers to the Agent pursuant to this Agreement. If the Agent seeks the consent or approval of the Majority Lenders to the taking or refraining from taking any action hereunder, the Agent shall send notice thereof to each Lender. The Agent shall promptly notify each Lender (1) any time that the Agent becomes aware that an Event of Default has occurred and is continuing and (2) any time that the Majority Lenders have instructed the Agent to act or refrain from acting pursuant hereto. The Agent may employ agents, co-agents and attorneys-in-fact and shall not be responsible to the Lenders or the Borrowers, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

                 13.3 Rights, Exculpation, Etc. Neither the Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by it or any of them under this Agreement or under any of the other Loan Documents, or in connection herewith or therewith, except that (a) the Agent shall be obligated on the terms set forth herein for performance of its express obligations under this Agreement; (b) the Agent shall not be entitled to exercise any of the powers granted to it under this Agreement or the other Loan Documents in any way inconsistent with its express obligations to the Lenders under this Agreement; and (c) no Person shall be relieved of any liability imposed by law for gross negligence or for willful misconduct or any other intentional tort. The Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 4.6, and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Secured Creditor to whom payment was due but not made shall be to recover from other Secured Creditors any payment in excess of the amount to which it is determined to have been entitled. The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties contained in this Agreement or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents or any of the transactions contemplated thereby, or for the financial condition of any Borrower. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the other Loan Documents or the financial condition of any Borrower, or the existence or possible existence of any Default or Event of Default. The Agent may at any time request instructions from the Lenders or Majority Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Lenders or Majority Lenders, as applicable. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Lenders or Majority Lenders, as applicable.

                 13.4 Reliance. The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

                 13.5 Indemnification of the Agent by the Lenders. To the extent that the Agent is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by the Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, Agent Advances; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from the Agent's recklessness, willful misconduct or gross negligence. The obligations of the Lenders under this
Section 13.5 shall survive the resignation of an Agent pursuant to Section 13.7, the payment in full of the Loans and reimbursement obligations with respect to Letters of Credit, the termination of all outstanding Letters of Credit and Acceptances and the termination of this Agreement.

                 13.6 Agent in Individual Capacity. BABC and its affiliates may make loans to, issue letters of credit for the account of, create Acceptances for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrowers and any of their respective Subsidiaries and Affiliates as though BABC were not the Agent hereunder, and without notice to or the consent of the other Lenders. The Lenders acknowledge that, pursuant to such activities, BABC or its affiliates may receive information regarding the Borrowers or their respective Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of the applicable Borrower or any such Subsidiary or Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them; provided, that in the event that BABC receives any such information which is not subject to such confidentiality obligations, and while BABC is the Agent hereunder, and the Lenders are not otherwise provided with such information, then the Agent shall provide such information to the Lenders. With respect to its Commitment and the Loans made by it and the credit support or other enhancement for Letters of Credit and Acceptances in which it has purchased a participation interest, BABC shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent.

                 13.7  Successor Agent.

                 (a) The Agent may resign from the performance of all of its functions and duties under this Agreement at any time by giving at least sixty
(60) Business Days' prior written notice to the Borrowers and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clause (b) or (c) below.

                 (b) Upon any such notice of resignation, the Majority Lenders shall appoint a successor Agent who shall be reasonably satisfactory to the Borrowers; provided, that any such Agent which shall be a Lender hereunder shall be deemed to be reasonably satisfactory to the Borrowers.

                 (c) If the Majority Lenders agree on a successor Agent within such sixty (60) Business Day period, but the Borrowers unreasonably object to such successor Agent, then such successor shall be appointed as Agent hereunder notwithstanding such objection. If a successor Agent shall not have been so appointed within such sixty (60) Business Day period because the Majority Lenders have not agreed on such successor, or because the Borrowers shall reasonably object to such successor Agent, the retiring Agent shall then appoint a successor Agent who shall serve as Agent until such time, if any, as a successor Agent shall be appointed as provided above.

                 13.8  Collateral Matters.

                 (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any Agent's Lien upon any Collateral (1) upon the termination of the Commitments, payment and satisfaction of all Loans and reimbursement obligations in respect of Letters of Credit and Acceptances, and the termination of all outstanding Letters of Credit and Acceptances (whether or not any of such obligations are due) and all other Obligations which have matured and which the Agent has been notified in writing are then due and payable; (2) constituting property being sold or disposed of if the applicable Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 5.11 or 8.9 (and the Agent may rely conclusively on any such certificate, without further inquiry); (3) constituting property in which the applicable Borrower owned no interest at the time the Lien was granted or at any time thereafter; (4) constituting property leased to the applicable Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or which will expire imminently and which has not been, and is not intended by such Borrower to be, renewed or extended; or (5) valued at less than $5,000,000 during the term of this Agreement (provided, that from and after the occurrence of any Event of Default, such amount shall be deemed to be reduced to $1,000,000). Except as provided above, the Agent will not release any of the Agent's Liens on any portion of the Collateral without the prior written authorization of all of the Lenders. Upon request by the Agent or the Borrowers at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this Section 13.8.

                 (b) So long as no Event of Default has occurred and is then continuing, upon receipt by the Agent of confirmation from the Majority Lenders of its authority to release any Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days' prior written request by the applicable Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; provided, however, that (1) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (2) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Borrower in respect of) all interests retained by any Borrower, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                 (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the applicable Borrower or is cared for, protected or insured or has been encumbered, or, other than a duty to act without willful misconduct or gross negligence, that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to this
Section 13.8 or pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any Secured Creditor as to any of the foregoing.

                 13.9  Restrictions on Actions by Lenders; Sharing of Payments.
(a) Each of the Lenders agrees that it shall not, without the express consent of the Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of the Agent, set-off against the Obligations, any amounts owing by such Lender to any Borrower or any accounts of any Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action, including, without limitation, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral, the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

                 (b) Subject to Section 4.6, if, at any time or times any Lender shall receive (1) by payment, foreclosure, set-off or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of any Borrower to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (2) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (A) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Secured Creditors and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

                 13.10 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC, can be perfected only by possession. Should any Lender (other than BABC at such time as it shall also act as the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

                 13.11 Payments by Agent to Lenders. All payments to be made by the Agent to the Lenders under this Agreement shall be made by bank wire transfer or internal transfer of immediately available funds to:

if to BABC:                              Bank of America, Illinois
                                         BABC-Central Account
                                         Account No. 71-09539
                                         ABA #071000039

if to Deutsche Financial
    Services Corporation:                Chase Manhattan Bank
                                         New York, New York
                                         One Chase Manhattan Plaza
                                         ABA #021000021
                                         Deutsche Financial Services
                                         Account No. 9102734903
                                         Memo with wire: Roadmaster

if to Mellon Bank, N.A.:                 Mellon Bank, N.A.
                                         Philadelphia, Pennsylvania
                                         ABA #031000037
                                         Account No. ________
                                         Memo with wire: Roadmaster
                                         Corporation
if to National Bank of                   National Bank of Canada
    Canada:                              New York, New York
                                         Account No. 000885-001
                                         ABA #026005487
                                         Memo with wire: Roadmaster

if to NationsBank of                     NationsBank of Georgia, N.A.

         Georgia, N.A.                   Account No. 03552171
                                         ABA #061000052
                                         Memo with wire: Roadmaster
                                         Participation

if to Green Tree Financial               First Bank
    Servicing Corporation:               First Bank Place
                                         601 2nd Avenue South
                                         Minneapolis, Minnesota 55402
                                         Beneficiary: Green Tree Financial
                                         Corporation
                                         ABA #091000022
                                         Account No. 160232402265
                                         Memo with wire: Roadmaster CL

or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Loans or otherwise.

                 13.12 Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the ratable benefit of the Secured Creditors. Each Lender agrees that any action taken by the Agent or Majority Lenders in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral, and the exercise by the Agent or the Majority Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be authorized by and binding upon all of the Lenders.

                 13.13 Field Audit Reports; Disclaimers by Lenders. The Agent hereby agrees, solely for the benefit of the Lenders, to schedule and perform a minimum of three (3) audits pursuant to Section 5.6 during any twelve-month period. If the Agent shall not perform a minimum of four (4) audits pursuant to Section 5.6 during any twelve-month period, then the Majority Lenders may perform any such audits not performed by the Agent. By its execution and delivery of this Agreement, each Lender

                 (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit report (each, a "Report" and collectively, "Reports") prepared by the Agent pursuant to Section 5.6;

                 (b) expressly agrees and acknowledges that neither BABC nor the Agent (1) makes any representation or warranty as to the accuracy of any Report, or (2) shall be liable for any information contained in any Report;

                 (c) expressly agrees and acknowledges that the Reports are not comprehensive audits, that the Agent or other party performing any audit will inspect only specific information regarding the Borrowers and will rely significantly upon the Borrowers' books and records, as well as on representations of the Borrowers' personnel;

                 (d) agrees to keep all Reports confidential and strictly for its internal use, and agrees not to distribute or use any Report in any other manner; and

                 (e) without limiting the generality of any other indemnification provisions contained in this Agreement, agrees (1) to hold BABC and the Agent harmless from any action such Lender may take based upon, or the consequences of any conclusion such Lender may reach as a result of, the information contained in any Report, in connection with any Loan or other credit accommodations that such Lender has made or shall make to any Borrower, or in which such Lender may purchase a participation interest, and (2) to pay, protect, indemnify, defend and hold BABC and the Agent harmless from and against, any claims, actions, proceedings, damages, costs, expenses and other amounts (including, without limitation, reasonable attorneys' fees) incurred by BABC and/or the Agent as the direct or indirect result of the actions of any third parties which might obtain all or part of any Report through such Lender.


                                   ARTICLE 14

                                 MISCELLANEOUS

                 14.1 Cumulative Remedies; No Prior Recourse to Collateral. The enumeration herein of the Agent's and each Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Agent and the Lenders may have under the UCC, the PPSA or other applicable law. The Agent and the Lenders shall have the right, in their sole discretion, to determine which rights and remedies are to be exercised and in which order.
The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Agent and the Lenders may, without limitation, proceed directly against any or all Borrowers to collect the Obligations without any prior recourse to the Collateral.

                 14.2 Severability. If any provision of this Agreement shall be prohibited or invalid, under applicable law, it shall be ineffective only to such extent, without invalidating the remainder of this Agreement.

                 14.3 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL WAIVER. (A) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS, PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE) OF THE STATE OF ILLINOIS.

                 (b) SUBJECT ONLY TO THE EXCEPTION IN THE NEXT SENTENCE, THE BORROWERS, THE AGENT AND THE LENDERS HEREBY AGREE TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL COURT OF THE NORTHERN DISTRICT OF ILLINOIS AND THE STATE COURTS OF ILLINOIS LOCATED IN COOK COUNTY, ILLINOIS AND WAIVE ANY OBJECTION BASED ON VENUE OR FORUM NON CONVENIENS WITH RESPECT TO ANY ACTION INSTITUTED THEREIN, AND AGREE THAT ANY DISPUTE CONCERNING THE RELATIONSHIP AMONG THE BORROWERS, THE LENDERS AND THE AGENT OR THE CONDUCT OF ANY PARTY IN CONNECTION WITH THIS AGREEMENT OR OTHERWISE SHALL BE HEARD ONLY IN THE COURTS DESCRIBED ABOVE. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

                 (c) EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO SUCH BORROWER AT ITS ADDRESS SET FORTH IN SECTION 14.7 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS, OR, AT THE AGENT'S AND/OR THE LENDERS' OPTION, BY SERVICE UPON DAVID E. SCHAPER, ROADMASTER CORPORATION, 10275 WEST HIGGINS ROAD, SUITE 540 - LEGAL GROUP, ROSEMONT, ILLINOIS 60018, WHICH EACH BORROWER IRREVOCABLY APPOINTS AS SUCH BORROWER'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS WITHIN THE STATE OF ILLINOIS, OR SUCH SUBSTITUTE AGENT FOR SUCH PURPOSE OF WHICH THE BORROWERS SHALL NOTIFY THE AGENT IN WRITING. IN ADDITION, THE AGENT AND THE LENDERS AGREE TO PROMPTLY FORWARD BY REGISTERED MAIL ANY PROCESS SO SERVED UPON SAID AGENT TO THE APPLICABLE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 14.7. EACH BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS AS AFORESAID.

                 (d) THE BORROWERS, THE AGENT AND THE LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN

CONNECTION HEREWITH OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR EITHER OF THEM IN RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED, IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH OF THE BORROWERS, THE AGENT AND THE LENDERS HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY SUCH PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                 (e) NOTHING IN THIS SECTION 14.3 SHALL AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE AGENT OR THE LENDERS TO BRING ANY ACTION OR PROCEEDING AGAINST ANY BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

                 (f) EACH BORROWER AGREES THAT IT WILL NOT ASSERT AGAINST THE AGENT OR ANY LENDER ANY CLAIM FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                 14.4 Survival of Representations and Warranties. All of the Borrowers' respective representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

                 14.5 Other Security and Guaranties. The Agent may, without notice or demand and without affecting the Borrowers' respective obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

                 14.6 Fees and Expenses. The Borrowers shall pay to the Agent, for its benefit, on demand, all costs and expenses that the Agent pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement and the other Loan Documents, including, without limitation: (a) attorneys' and paralegals' fees (including allocated in-house counsel fees) and disbursements of counsel to the Agent; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents or Mortgages and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens; (e) sums paid or incurred to pay any amount or take any action required of any Borrower under the Loan Documents that such Borrower fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including, without limitation, travel, lodging, and meals for inspections of the Collateral and the Borrowers' respective operations by the Agent's agents, subject to the terms of Sections 3.8 and 5.6; (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts; (h) costs and expenses of preserving and protecting the Collateral; (i) costs and expenses (including attorneys' and paralegals' fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters); and (j) all fees payable to the Agent as set forth in Article 3. In addition, The Borrowers shall pay to the Agent, for the benefit of any Lender, on demand, all attorneys' and paralegals' fees and disbursements of counsel to such Lender incurred in connection with the enforcement of this Agreement and the other Loan Documents at any time after the Agent or such Lender has commenced the exercise of any of its remedies pursuant to Section 10.2. None of the foregoing shall be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by any Borrower. All of the foregoing costs and expenses shall be charged to the applicable Borrower's loan account as Revolving Loans as described in Section 4.5. All references in this Agreement or the other Loan Documents to "attorney's fees" or words of similar import shall be deemed, in connection with fees payable to any Canadian counsel, to refer to solicitor's fees on a "solicitor and his own client" basis.

                 14.7 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, or (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

If to the Agent or to BABC:

BankAmerica Business Credit, Inc.
55 West Monroe Street
Suite 3600
Chicago, Illinois 60603
Attention: Vice President
Telecopy No. (312) 553-7381

with copies to:

Bank of America National Trust
    and Savings Association
231 South LaSalle Street, Suite 14-L
Chicago, Illinois  60697
Attention: Senior Counsel
Telecopy No. (312) 828-2800

and

Sidley & Austin
One First National Plaza
Chicago, Illinois  60603
Attention:  James R. Looman, Esq.
Telecopy No. (312) 853-7036

If to Deutsche Financial Services
    Corporation:

Deutsche Financial Services Corporation
2859 Paces Ferry Road, Suite 1140
Atlanta, Georgia 30339
Attention: Regional Vice President
Telecopy No. (404) 435-3964

with a copy to:

Deutsche Financial Services Corporation
655 Maryville Centre Drive
St. Louis, Missouri 63141
Attention: General Counsel
Telecopy No. (314) 523-3228

If to Mellon Bank, N.A.:

Mellon Bank, N.A.
1735 Market Street, 6th Floor
Philadelphia, Pennsylvania 19103
Attention: Senior Credit Officer
Telecopy No. (215) 553-3519

If to National Bank of Canada:

National Bank of Canada
225 West Washington, Suite 1100
Chicago, Illinois 60606
Attention: Bruce Walderson or Deborah Doll
Telecopy No. (312) 558-8888

If to NationsBank of Georgia, N.A.:

NationsBank Business Credit
c/o NationsBank of Georgia, N.A.
600 Peachtree Street, 13th Floor
Atlanta, Georgia 30308
Attention: Angela Peterson Leake
Telecopy No. (404) 607-6439

If to Green Tree Financial Servicing Corporation:

Green Tree Financial Servicing Corporation
6270 North Point Parkway, Section 300
Alpharetta, Georgia 30202
Attention: Russell Baqir, Division Credit Manager
Telecopy No. (800) 873-1863

with a copy to:

Green Tree Financial Corporation
800 Landmark Tower
345 St. Peters Street
St. Paul, Minnesota 55102
attention: General Counsel
Telecopy No. (612) 293-5818

If to a Borrower:

Roadmaster Corporation,
Roadmaster Leisure Inc.,
Willow Hosiery Company, Inc.,
Hutch Sports USA Inc.,
Nelson/Weather-Rite, Inc. or
Roadmaster Receivables Corporation

Radio Tower Road & East Street
Olney, Illinois 62450
Attention:  Charles E. Sanders
Telecopy No. (618) 393-3433

with copies to:

Ross & Hardies
150 North Michigan Avenue, Suite 2500
Chicago, Illinois 60601-7567
Attention:  C. Frederick LeBaron, Jr.
Telecopy No. (312) 750-8600

and

David E. Schaper
Vice President and General Counsel
Roadmaster Corporation
10275 West Higgins Road
Suite 540 - Legal Group
Rosemont, Illinois 60018
Telecopy No. (708) 635-0487

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                 14.8 Indemnity of the Agent and the Lenders by the Borrowers. Each Borrower agrees to (a) reimburse the Agent and the Lenders for any costs and expenses (including, without limitation, attorneys' and paralegals' fees and expenses, including allocated in-house counsel fees) incurred by the Agent or any Lender in defending any suit brought against it by any Borrower or any other Person in connection with the transactions contemplated by this Agreement, and (b) indemnify and hold the Agent and the Lenders and their respective officers, directors, employees, attorneys and agents (collectively, the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Indemnitees, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by any Person, whether threatened or initiated, asserting any claim for legal or equitable remedy against any Person under any statute or regulation (including, without limitation, any federal or state securities or commercial laws or under any common law or equitable cause or otherwise, including any liability and costs under Environmental Laws or common law principles arising from or in connection with the past, present or future operations of any Borrower or its predecessors in interest, or the past, present or future environmental condition of such Borrower's property, the presence of asbestos-containing materials at or on such property, or the Release or threatened Release of any Contaminant from such property), in any way arising from or in connection with the negotiation, preparation, execution, delivery, enforcement, performance and administration of this Agreement or any other document executed in connection herewith, provided that no Borrower shall have any obligation hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of any Indemnitee seeking such indemnification. To the extent that the indemnity set forth in this Section may be unenforceable because it is violative of any law or public policy, each Borrower shall pay the maximum portion which it is permitted to pay under applicable law. Any Indemnitee will promptly notify the Borrowers of the commencement of any legal proceeding which may give rise to any indemnified liability under the foregoing indemnity and shall permit the Borrowers to participate in the defense of such Indemnitee in any such proceeding. The foregoing indemnity shall survive the resignation of an Agent pursuant to
Section 13.7, the payment of the Obligations and the termination of this Agreement. All of the foregoing fees, costs and expenses shall be part of the Obligations, payable upon demand, and secured by the Collateral.

                 14.9 Waiver of Notices. Unless otherwise expressly provided herein, each Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on a Borrower which the Agent or any Lender may elect to give shall entitle such Borrower to any or further notice or demand in the same, similar or other circumstances.

                 14.10 Final Agreement. This Agreement is intended by the Borrowers, the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement among them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof.

                 14.11 Counterparts. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender and each Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

                 14.12 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

                 14.13 Right of Set-Off. Whenever an Event of Default exists, the Agent and each Lender are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent or such Lender or any affiliate of the Agent or such Lender to or for the credit or the account of any Borrower against any and all of the Obligations, whether or not then due and payable, any such amounts to be applied in accordance with the terms of
Section 4.6. The Agent and each Lender agree promptly to notify the applicable Borrower after any such set-off and application made by the Agent or such Lender, as applicable, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                 14.14  Taxes.

                 (a) Any and all payments by a Borrower hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If a Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (1) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 14.14) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (2) such Borrower shall make such deductions and
(3) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                 (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").

                 (c) Each Borrower will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 14.14) paid by
such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor. Each Lender shall, at the time of any written demand for indemnification under this subsection (c), provide to the applicable Borrower a receipt for, or other evidence of the payment of, the Taxes or Other Taxes for which indemnification is sought.

                 (d) Within 30 days after the date of any payment of Taxes, the applicable Borrower will furnish to the Agent, at its address referred to in Section 14.7, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder with respect to which a claim for indemnity has been made hereunder, the applicable Borrower will furnish to the Agent, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to the Agent, in either case stating that such payment is exempt from or not subject to Taxes.

                 (e) Without prejudice to the survival of any other agreement of any Borrower hereunder, the agreements and obligations of the Borrowers contained in this Section 14.14 shall survive the payment in full of principal and interest hereunder.

                 14.15 Joint and Several Liability. (a) Except as otherwise provided in subsection (b) below, the liability of the Borrowers for all amounts due to the Agent or any Lender under this Agreement shall be joint and several regardless of which Borrower actually receives Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which the Agent or such Lender accounts for such Loans or other extensions of credit on its books and records. Each Borrower's Obligations with respect to Loans made to it, and each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder, with respect to Loans made to any other Borrower hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of each Borrower.

                 (b) Notwithstanding anything to the contrary contained in this Agreement or in any of the Loan Documents, RMC, RML, Hutch, NWR and Willow shall have no liability for amounts due from RRC to the Agent or any Lender under this Agreement or any of the other Loan Documents.

                 (c) Each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to any other

Borrower hereunder shall, to the fullest extent permitted by law, be unconditional irrespective of (1) the validity or enforceability, avoidance or subordination of the Obligations of such other Borrower or of any promissory note or other document evidencing all or any part of the Obligations of such other Borrower, (2) the absence of any attempt to collect the Obligations from such other Borrower, any other guarantor, or any other security therefor, or the absence of any other action to enforce the same, (3) the waiver, consent, extension, forbearance or granting of any indulgence by the Agent or any Lender with respect to any provision of any instrument evidencing the Obligations of such other Borrower, or any part thereof, or any other agreement now or hereafter executed by such other Borrower and delivered to the Agent or any Lender, (4) the failure by the Agent or any Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations of such other Borrower, (5) the Agent's or any Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (6) any borrowing or grant of a security interest by such other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (7) the disallowance of all or any portion of the Agent's or any Lender's claim(s) for the repayment of the Obligations of such other Borrower under Section 502 of the Bankruptcy Code, or (8) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of such other Borrower. With respect to each Borrower's Obligations arising as a result of the joint and several liability of the Borrowers hereunder with respect to Loans or other extensions of credit made to any of the other Borrowers hereunder, such Borrower waives, until the Obligations shall have been paid in full and the Loan Agreement shall have been terminated, any right to enforce any right of subrogation or any remedy which the Agent or any Lender now or may hereafter have against any Borrower, any endorser or any guarantor of all or any part of the Obligations, and any benefit of, and any right to participate in, any security or collateral given to the Agent or any Lender to secure payment of the Obligations or any other liability of the Borrowers to the Agent or any Lender.

                 (d) Upon any Event of Default, the Agent may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Agent shall be under no obligation to marshall any assets in favor of such Borrower or against or in payment of any or all of the Obligations.

                 IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.


                                  ROADMASTER CORPORATION


                                  By:
                                     -------------------------------------------
                                     Title:



                                  ROADMASTER LEISURE INC.


                                  By:
                                     -------------------------------------------
                                     Title:



                                  WILLOW HOSIERY COMPANY, INC.


                                  By:
                                     -------------------------------------------
                                     Title:



                                  HUTCH SPORTS USA INC.


                                  By:
                                     -------------------------------------------
                                     Title:



                                  NELSON/WEATHER-RITE, INC.


                                  By:
                                     -------------------------------------------
                                     Title:



                                  ROADMASTER RECEIVABLES CORPORATION.


                                  By:
                                     -------------------------------------------
                                     Title:

                                  BANKAMERICA BUSINESS CREDIT, INC.,
                                  as the Agent


                                  By:
                                     -------------------------------------------
                                     Vice President



Commitment: $100,000,000          BANKAMERICA BUSINESS CREDIT, INC., as a Lender


                                  By:
                                     -------------------------------------------
                                     Vice President



Commitment: $100,000,000          DEUTSCHE FINANCIAL SERVICES CORPORATION,
                                  as a Lender


                                  By:
                                     -------------------------------------------
                                     Vice President



Commitment: $ 25,000,000          MELLON BANK, N.A., as a Lender


                                  By:
                                     -------------------------------------------
                                     Vice President

Commitment: $ 25,000,000          NATIONSBANK OF GEORGIA, N.A., as a Lender


                                  By:
                                     -------------------------------------------
                                     Vice President



Commitment: $ 25,000,000          GREEN TREE FINANCIAL SERVICING CORPORATION,
                                  as a Lender


                                  By:
                                     -------------------------------------------
                                     Vice President



Commitment: $ 15,000,000          NATIONAL BANK OF CANADA, a Canadian chartered
                                  bank, as a Lender



                                  By:
                                     -------------------------------------------
                                     Vice President



                                  By:
                                     -------------------------------------------

The undersigned hereby designates the "Obligations" (as such term is defined in the foregoing Amended and Restated Loan and Security Agreement dated as of September 29, 1995 among Roadmaster Corporation, Roadmaster Leisure Inc., Willow Hosiery Company, Inc., Hutch Sports USA Inc., Nelson/Weather-Rite, Inc., Roadmaster Receivables Corporation, the "Lenders" (as such term is defined therein) and BankAmerica Business Credit, Inc., as "Agent" for the Lenders) as "Designated Senior Indebtedness" (as such term is defined in that certain Indenture dated as of December 15, 1993 between the undersigned and LaSalle National Bank, as Trustee).

September 29, 1995                ROADMASTER INDUSTRIES, INC.



                                  By:
                                     -------------------------------------------



                                  Title:
                                        ----------------------------------------